UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOLT TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value per share

(2)	Aggregate number of securities to which transaction applies:

8,709,974 shares of Common Stock outstanding as of September 24, 2014, plus 158,600 shares of Common Stock subject to options to purchase shares of Common Stock with exercise prices less than the merger consideration of $22.00 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the proposed maximum aggregate value of the transaction was determined based upon the sum of: (A) $191,619,428, being the product of (i) the sum of 8,709,974 shares of Common Stock outstanding as of September 3, 2014, multiplied by (ii) the merger consideration of $22.00 per share, plus (B) $872,300, being the product of (i) 158,600 shares of Common Stock subject to outstanding stock options with exercise prices less than the merger consideration of $22.00 per share to be cancelled in the merger and (ii) $5.50 (which is the difference between the merger consideration of $22.00 per share and the per share weighted average exercise price of $16.50). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001288 by the sum reflected in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$192,491,728

(5)	Total fee paid:

$24,793.00

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED SEPTEMBER 24, 2014

BOLT TECHNOLOGY CORPORATION

Four Duke Place
Norwalk, Connecticut 06854

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

[          ], 2014

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Bolt Technology Corporation, a Connecticut corporation (“Bolt” or the “Company”), to be held on [      ] [  ], 2014, beginning at [    ], local time, at [    ], [    ], Norwalk, Connecticut 06854.

On September 3, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), and Lightning Merger Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Teledyne (“Merger Sub”), providing for the acquisition of Bolt by Teledyne. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Bolt (the “Merger”), with Bolt continuing as the surviving corporation and becoming a wholly owned subsidiary of Teledyne. If the Merger is completed, you will not own any shares of the surviving corporation.

At the special meeting or any postponement, adjournment or delay thereof, we will ask you to consider and vote upon a proposal to approve and adopt the Merger Agreement, thereby approving the Merger and certain other matters as described in the accompanying proxy statement. The affirmative vote of the holders of two-thirds of the outstanding shares of Bolt’s common stock, no par value per share (the “Common Stock”), entitled to vote at the special meeting is required to approve and adopt the Merger Agreement.

If the Merger is completed, you will be entitled to receive $22.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own.

Our Board of Directors, after considering all factors that our Board of Directors deemed relevant, and after consultation with independent legal and financial advisors, determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of Bolt and its shareholders, and unanimously approved the Merger Agreement.

Bolt’s Board of Directors unanimously recommends that you vote:

•	“FOR” the proposal to approve and adopt the Merger Agreement;
•	“FOR” the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger; and
•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the Merger Agreement, the Merger and related agreements and provides specific information regarding the special meeting. A copy of the Merger Agreement is included as Annex A to the proxy statement. You also can obtain other information about Bolt from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety.

Your vote is very important to us regardless of the number of shares you own. If you fail to vote on the Merger Agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the approval and adoption of the Merger Agreement. If your shares of Common Stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

We greatly appreciate your cooperation in voting your shares. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card. You also may submit a proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. Please do not send share certificates with your proxy card.

If you have any questions about the special meeting or the Merger after reading the proxy statement, you may contact Georgeson Inc., our proxy solicitor, toll free at 1 (888) 565-5190.

On behalf of our Board of Directors, we thank you for your continued support of Bolt and appreciate your consideration of this matter.

Sincerely,

Raymond M. Soto
Chairman and Chief Executive Officer

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated [          ], 2014 and it and the enclosed proxy card are first being mailed to shareholders on or about [          ], 2014.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED SEPTEMBER [-], 2014

BOLT TECHNOLOGY CORPORATION

Four Duke Place
Norwalk, Connecticut 06854

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held On [           ], 2014

To the Shareholders of Bolt Technology Corporation:

Notice is hereby given that a special meeting of the shareholders of Bolt Technology Corporation, a Connecticut corporation (“Bolt” or the “Company”), will be held on [           ], 2014, beginning at [    ], local time, at [    ], [    ], Norwalk, Connecticut 06854, for the following purposes:

1.	Approval and Adoption of the Merger Agreement. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of September 3, 2014 (the “Merger Agreement”), by and among Bolt, Teledyne Technologies Incorporated (“Teledyne”) and Lightning Merger Sub, Inc. (“Merger Sub”), providing for the merger of Merger Sub with and into Bolt (the “Merger”), with Bolt continuing as the surviving corporation, and the conversion of each share of Bolt’s common stock, no par value per share (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than the shares of the Common Stock owned by Bolt (or held in Bolt’s treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes.
2.	Advisory Vote Regarding Merger-Related Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger (the “compensation proposal”).
3.	Adjournment or Postponement of the Special Meeting. To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement (the “adjournment proposal”).

Only holders of record of our Common Stock at the close of business on [           ], 2014, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

Your vote is important, regardless of the number of shares that you own. The approval of the Merger Agreement, by the affirmative vote of our shareholders at the close of business on the record date for the special meeting holding two-thirds of the shares outstanding of the Common Stock is a condition to the consummation of the Merger and the Merger cannot be completed unless such approval is obtained. Assuming a quorum is present, the approval of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. The vote to approve the compensation proposal is advisory only and will not be binding on Bolt or Teledyne and is not a condition to the consummation of the Merger.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Common Stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction card furnished by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

The Board of Directors, after considering all factors that it deemed relevant, and after consultation with independent legal and financial advisors, determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of Bolt and its shareholders, and unanimously approved the Merger Agreement.

Bolt’s Board of Directors unanimously recommends that you vote in favor of each of the proposals to be voted on by shareholders at the special meeting.

Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.

Please note that we intend to limit attendance at the special meeting to shareholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Common Stock as of the record date. All shareholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the Merger and the Merger Agreement. We urge you to read the accompanying proxy statement and the annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Common Stock, please contact Bolt’s proxy solicitor:

GEORGESON INC.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

Shareholders and All Others, Call Toll-Free: 1 (888) 565-5190
Email: BOLTTech@georgeson.com

Your prompt attention to these matters is greatly appreciated.

By Order of the Board of Directors,

William C. Andrews
Secretary

Norwalk, Connecticut
[           ], 2014

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

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SUMMARY

The following summary highlights selected information from this proxy statement. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

Unless we otherwise indicate or unless the context otherwise requires, (1) all references in this proxy statement to “Bolt”, “we”, “our”, and “us” refer to Bolt Technology Corporation and its subsidiaries; (2) all references to the “Board of Directors” or the “Board” refer to the Board of Directors of Bolt; (3) all references to “Teledyne” refer to Teledyne Technologies Incorporated; (4) all references to “Merger Sub” refer to Lightning Merger Sub, Inc.; (5) all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of September 3, 2014, among Teledyne, Merger Sub and Bolt, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; (6) all references to the “Merger” refer to the merger of Merger Sub with and into Bolt; and (7) all references to “Common Stock” refer to the Common Stock, no par value per share, of Bolt.

The Parties Involved in the Merger (Page 18)

Bolt Technology Corporation

Bolt Technology Corporation, which we refer to as Bolt, is a leading worldwide developer and manufacturer of seismic energy sources, seismic energy source controllers and synchronizers and underwater connectors used in offshore seismic exploration for oil and gas. Bolt also is a worldwide leader in the design, manufacture and sale of underwater remotely operated vehicle systems. Its operations are located in the United States. The principal executive offices of Bolt are located at Four Duke Place, Norwalk, Connecticut 06854; its telephone number is (203) 853-0700; and its Internet website address is www.bolt-technology.com. The information provided on or accessible through Bolt’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Bolt is a Connecticut corporation whose common stock is listed on the NASDAQ Global Market under the symbol “BOLT.”

Teledyne Technologies Incorporated

Teledyne Technologies Incorporated, which we refer to as Teledyne, is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Its operations are primarily located in the United States, Canada, the United Kingdom and Mexico. The principal executive offices of Teledyne are located at 1049 Camino Dos Rios, Thousand Oaks, California 91360; its telephone number is (805) 373-4545; and its Internet website address is www.teledyne.com. The information provided on or accessible through Teledyne’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Teledyne is a Delaware corporation whose common stock is listed on the New York Stock Exchange and trades under the symbol “TDY.”

According to Teledyne’s most recent annual report on Form 10-K, in 2013, total sales were $2,338.6 million and its net income was $185.0 million. According to its most recent Form 10-Q, for the second quarter and first six months of 2014, Teledyne’s total sales were $597.1 million and $1,170.6 million, respectively, and net income was $56.1 million and $101.9 million, respectively. Approximately 73% of Teledyne’s total sales in 2013 were to commercial customers and the balance was to the U.S. Government, as a prime contractor or subcontractor. International sales accounted for approximately 44% of total sales in 2013. According to Teledyne’s Schedule 13D filed with respect to Bolt on September 5, 2014, on August 31, 2014, Teledyne had $730.0 million available for borrowing under its $750.0 million credit facility, which could be used for acquisitions.

Through targeted acquisitions and through product development, Teledyne has evolved from a company that was primarily focused on aerospace and defense to one that serves multiple markets that require advanced technology and high reliability. As stated in a joint press release on September 3, 2014, Teledyne believes the acquisition of Bolt will broaden Teledyne’s rich portfolio of marine instrumentation products with a number of highly complementary products. Teledyne also believes that Bolt’s geophysical acoustic source products will fit well with Teledyne’s existing hydrophone array products, which listen for the echoes from these sound sources. Teledyne believes that Bolt will also bring unique connector technology, products and customers to Teledyne’s subsea interconnect businesses and will expand Teledyne’s marine systems business by adding inspection-class remotely operated vehicles (ROVs) to Teledyne’s autonomous underwater vehicles (AUVs), while also providing more platforms to use Teledyne’s extensive line of marine sensors. Upon completion of the Merger, Bolt will be a direct, wholly owned subsidiary of Teledyne.

Lightning Merger Sub, Inc.

Merger Sub is a Connecticut corporation that is a wholly owned subsidiary of Teledyne. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Purposes and Effects of the Merger; Merger Consideration (Page 41)

The principal purpose of the Merger is to enable Teledyne to acquire all of our shares of Common Stock and to provide our shareholders with the opportunity to receive the cash payment for all of their shares of Common Stock provided in the Merger Agreement. If the Merger is completed, you will be entitled to receive $22.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock you hold at the effective time of the Merger (the “effective time”). See also the section captioned “Treatment of Outstanding Equity Awards” beginning on page 53 of this proxy statement.

Following the completion of the Merger, Bolt will become a wholly owned subsidiary of Teledyne and our shares of Common Stock will be delisted from NASDAQ, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Recommendation of Our Board of Directors (Page 29)

Our Board of Directors, after considering all factors that our Board of Directors deemed relevant, determined the Merger Agreement, including the Merger and the other transactions contemplated thereby, to be advisable, fair to and in the best interests of Bolt and its shareholders, and unanimously approved the Merger Agreement. The material factors considered by the Board of Directors in reaching its decision to approve and adopt the Merger Agreement can be found in the section captioned “Approval and Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 29 of this proxy statement.

Our Board of Directors unanimously recommends that Bolt’s shareholders vote in favor of (i) the proposal to approve and adopt the Merger Agreement, (ii) the compensation proposal and (iii) the adjournment proposal.

Opinion of Our Financial Advisor (Page 31 and Annex B)

In connection with the Merger, on September 3, 2014, our financial advisor, Johnson Rice & Company L.L.C. (“Johnson Rice”), rendered its oral opinion to our Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $22.00 in cash per share of Common Stock to be paid to holders of such shares in the Merger was fair, from a financial point of view, to such holders.

The full text of Johnson Rice’s written opinion, dated as of September 3, 2014, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Johnson Rice in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. You should read Johnson Rice’s opinion and the section captioned “Approval and Adoption of the Merger Agreement — Opinion of Our Financial Advisor” carefully and in their entirety. Johnson Rice’s opinion was directed to our Board of Directors for the information and assistance of the Board of Directors in connection with its evaluation of the Merger. Johnson Rice’s opinion was not intended to and does not constitute a recommendation to any holder of Common Stock as to how such holder should vote or act with respect to the Merger or any matter relating thereto.

The Special Meeting (Page 20)

Date, Time and Place

The special meeting will be held on [        ] [  ], 2014, beginning at [    ], local time, at [    ], [    ], Norwalk, Connecticut 06854.

Purpose

The purpose of the special meeting is for our shareholders to consider and vote upon the proposals set forth in the “Notice of Special Meeting of Shareholders” accompanying this proxy statement.

Record Date and Quorum

You are entitled to vote at the special meeting if you owned shares of Common Stock as of the close of business on [        ] [  ], 2014, the record date for the special meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock as of the close of business on the record date for the special meeting is necessary to constitute a quorum for the transaction of any business at the special meeting.

Vote Required

Approval of the Merger Agreement requires the affirmative vote of holders of two-thirds of the outstanding shares of the Common Stock entitled to vote at the special meeting.

Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote at the special meeting.

Voting and Proxies

Any shareholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Common Stock using the instructions provided by your broker, bank or nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

YOU SHOULD NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD. If the Merger is completed, you will be mailed a letter of transmittal with instructions for use in effecting the surrender of your share certificates in exchange for the merger consideration.

Revocability of Proxy

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. Shareholders of record have the right to change or revoke their proxy at any time before the vote is taken at the special meeting in any one of the following ways:

•	if you hold your shares in your name as a shareholder of record, by filing a notice of revocation that is dated a later date than your proxy with our Corporate Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854;
•	by submitting an executed proxy bearing a later date;
•	by voting again at a later time, but before the deadline indicated on the proxy card, by telephone or by the Internet by following the procedures applicable to those methods of voting; or
•	by voting by ballot in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. To revoke your proxy at the special meeting, you must vote by ballot in person at the special meeting. If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation or change of proxies. If your bank, broker or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by timely submitting a new proxy by telephone or through the Internet.

Shareholder Agreements (Page 47 and Annexes C-1 and C-2)

Contemporaneously with the execution of the Merger Agreement, each of Raymond M. Soto, Michael C. Hedger, Joseph Espeso, and William C. Andrews (the “Officers”), and each of Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck, Stephen F. Ryan, Peter J. Siciliano and Gerald A. Smith (the “Non-Employee Directors” and together with the Officers, the “Voting Shareholders”), who collectively own approximately [    ]% of the outstanding shares of Common Stock (excluding stock options and unvested restricted stock awards) as of the record date, entered into a Shareholder Agreement with Teledyne and Merger Sub (collectively, the “Shareholder Agreements”). Pursuant to the Shareholder Agreements, the Voting Shareholders have agreed, among other things, to vote all of the shares of Common Stock that they beneficially own at the Special Meeting and any adjournment thereof:

•	in favor of the Merger, the Merger Agreement and other transactions contemplated thereby;
•	if so directed by Teledyne, against any competing acquisition proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Bolt under the Merger Agreement, or that could reasonably be expected to result in any of Bolt’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the Board of Directors of Bolt (except as contemplated by the Merger Agreement), any change in the present capitalization of Bolt or any amendment to its corporate structure or business, or any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transaction being consummated; and
•	in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting of the shareholders of Bolt or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Teledyne and Merger Sub or their nominee(s) to vote such officer’s or director’s shares directly.

In addition, the Shareholder Agreements signed by each Officer provide that the Officers will not for the three year period following the closing of the Merger, directly or indirectly, (i) compete with the Company, (ii) solicit clients, customers or suppliers of the Company or (iii) solicit employees of the Company.

The Voting Shareholders have agreed not to disclose or publish, or permit any other person to disclose or publish, any Confidential Information (as defined in the Shareholder Agreement), or use any such Confidential Information in a manner detrimental to the interests of Bolt, Teledyne or any of their respective present or future subsidiaries or affiliates, unless (i) such information is or becomes generally known to the public through no fault of the Voting Shareholder, (ii) the Voting Shareholder is advised in writing by counsel that disclosure is required by law or the order of a governmental authority, or (iii) the Voting Shareholder reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against Voting Shareholder.

The Shareholder Agreements terminate upon the termination of the Merger Agreement in accordance with its terms.

What You Will Receive in the Merger (Page 11)

If the Merger is completed, each outstanding share of Common Stock (other than shares owned by Bolt (or held in Bolt’s treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) will be converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes.

Treatment of Outstanding Equity Awards (Page 53)

At the effective time of the Merger, each outstanding and unvested option to acquire shares of our Common Stock granted under the Company Stock-Based Plans (as defined in the Merger Agreement), will become fully vested and each outstanding option will be cancelled, and the holder of the option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $22.00 over the per-share exercise price of the Common Stock subject to such option.

At the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00.

Procedure for Receiving the Merger Consideration (Page 52)

Promptly after the effective time of the Merger, a paying agent designated by Teledyne (and reasonably acceptable to Bolt) will mail a letter of transmittal and instructions to all shareholders of record as of the close of business on the date the Merger is completed. The letter of transmittal and instructions will tell you how to surrender your share certificates in exchange for the merger consideration. YOU SHOULD NOT RETURN ANY SHARE CERTIFICATES THAT YOU HOLD WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

If you hold your shares in book-entry form — that is, without a share certificate — the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares after completion of the Merger so long as you comply with applicable tax certification requirements.

If your shares are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

Interests of Our Directors and Executive Officers in the Merger (Page 42)

When considering the recommendation by our Board of Directors that our shareholders approve and adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our other shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving and adopting the Merger Agreement. These interests relate to, or arise from, among other things:

•	at the effective time of the Merger, each outstanding and unvested option to acquire shares of the Common Stock held by a director or executive officer will become fully vested and each outstanding option will be cancelled, and such director or executive officer will be entitled to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (1) the number of shares of Common Stock subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $22.00 over the per-share exercise price of the Common Stock subject to such option, in the approximate aggregate amount for all executive officers and directors of $190,478;
•	at the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00, in the approximate aggregate amount for all executive officers and directors of $2,074,160;
•	the executive officers are entitled to receive certain payments and benefits under certain arrangements or agreements with Bolt upon the closing of the Merger and/or their termination of employment following the closing of the Merger in the approximate aggregate amount for all executive officers and directors of $8,495,195; and
•	Teledyne’s agreement to provide our directors and officers with certain rights to indemnification and insurance following the Merger.

All of these additional interests are described in this proxy statement, to the extent material, and, except as described in this proxy statement, such persons have, to our knowledge, no material interest in the Merger apart from those of our shareholders generally.

Financing of the Merger (Page 42)

Teledyne has represented in the Merger Agreement that it will have available at the effective time of the Merger the funds necessary to purchase all of the shares of Common Stock pursuant to the Merger Agreement and to pay all fees and expenses payable by Teledyne or Merger Sub in connection with the transactions contemplated by the Merger Agreement. The receipt of financing by Teledyne is not a condition to the obligation of Teledyne or Merger Sub to complete the Merger.

Merger Agreement (Page 51 and Annex A)

A copy of the Merger Agreement is attached to this proxy statement as Annex A and a summary of the Merger Agreement is provided beginning on page 51 of this proxy statement. You are encouraged to read carefully the Merger Agreement as it is the legal document that contains the terms and conditions of the Merger.

No Solicitation of Alternative Transactions; Change in Board Recommendation (Page 58)

Subject to specified exceptions, the Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding a Takeover Proposal (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement — No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 58 of this proxy statement). Notwithstanding these restrictions, under certain limited circumstances, we may respond to and negotiate an unsolicited Takeover Proposal with a third party or terminate the Merger Agreement and enter into an acquisition agreement with a third party providing for the implementation of a Superior Proposal (as defined in the Merger Agreement and described in the section captioned “Terms of the Merger Agreement — No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 58 of this proxy statement), subject to paying Teledyne a termination fee of $7.5 million and expense reimbursement of up to $1.0 million.

The Merger Agreement also contains restrictions on the ability of our Board of Directors to withhold, withdraw, modify or amend its recommendation that our shareholders approve and adopt the Merger Agreement and the ability of our Board of Directors to recommend any other Takeover Proposal. See section captioned “Terms of the Merger Agreement — No Solicitation of Alternative Transactions; Change in Board Recommendation” beginning on page 58 of this proxy statement for a description of such restrictions and exceptions thereto.

Conditions to Closing of the Merger (Page 62)

Conditions to Each Party’s Obligations.  The obligations of the parties to effect the Merger are subject to the fulfillment (or waiver if permitted under applicable law) at or prior to the effective time of the Merger of the following conditions:

•	Shareholder Approval. Bolt’s shareholders must approve and adopt the Merger Agreement in accordance with the Connecticut Business Corporation Act (the “CBCA”) and Bolt’s certificate of incorporation;
•	Legal Restrictions. No statute, rule, regulation, judgment, order or injunction will have been promulgated, entered, enforced, enacted, or issued or be applicable to the Merger by any governmental authority which (i) prohibits, or imposes any material limitations on, Teledyne’s ownership or operation of its or its subsidiaries’ businesses or assets, or Teledyne’s or Merger Sub’s ownership or operation of Bolt and its subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the Merger, or (iii) imposes material limitations on the ability of Teledyne effectively to exercise full rights of ownership of the shares of Merger Sub, and no action or proceeding by any governmental authority will be pending which seeks any of the results described in clauses (i), (ii), or (iii); provided that the parties to the Merger Agreement will use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated thereby will have been obtained and will be in effect at the effective time; and
•	Competition Acts. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and under any similar foreign antitrust or competition laws and regulations applicable to the Merger will have expired, terminated or where applicable, approvals will have been obtained.

Conditions to the Obligations of Teledyne and Merger Sub.  The obligation of Teledyne and Merger Sub to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Bolt that are qualified by materiality must be true and correct as of the closing of the Merger, and the representations and warranties of Bolt that are not so qualified must be true and correct in all material respects as of the closing of the Merger, provided that this condition will be deemed to have been satisfied even if any representations and warranties of Bolt are not true and correct unless the cumulative effect of the failure of such representations and warranties of Bolt, individually or in the aggregate, has resulted in or is reasonably likely to result in a Company Material Adverse Effect (as defined in the Merger Agreement);
•	Performance of Obligations of Bolt. Bolt must have performed or complied in all material respects with all obligations, agreements and covenants required under the Merger Agreement, prior to the closing of the Merger;
•	Stock-Based Plans. Bolt and its Board of Directors will take the necessary actions with respect to Bolt’s stock-based plans to effectuate the conversion provisions of the Merger Agreement;
•	Bolt Benefit Plans. Bolt will have provided evidence reasonably satisfactory to Teledyne that Bolt has taken all necessary and appropriate actions to terminate Bolt’s 401(k) plans and to amend, freeze and/or terminate any benefit plans of Bolt as requested by Teledyne; and
•	FIRPTA Certificate. Bolt will have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3) certifying that the Common Stock is not a U.S. real property interest.

Conditions to the Obligations of Bolt.  Bolt’s obligation to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Teledyne and Merger Sub that are qualified by materiality must be true and correct as of the closing of the Merger, and the representations and warranties of Teledyne and Merger Sub that are not so qualified must be true and correct in all material respects as of the closing of the Merger; provided that this condition will be deemed to have been satisfied even if any representations and warranties of Teledyne and Merger Sub are not true and correct unless the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect on Teledyne; and
•	Performance of Obligations of Teledyne and Merger Sub. Teledyne and Merger Sub must have performed or complied in all material respects with all obligations, agreements and covenants required under the Merger Agreement.

Termination of the Merger Agreement (Page 63)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of Teledyne and Bolt;
•	by Teledyne or Bolt if:
•	the Merger is not consummated on or before January 30, 2015 (the “Outside Date”), provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the Merger Agreement resulted in the failure of the Merger to close on or before the Outside Date, provided that the Outside Date will be extended day by day until April 30, 2015, if any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the Merger;
•	any governmental entity has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement (including each of the Merger and the Shareholders’ Agreement) and such order, decree, ruling or other action has become final and non-appealable, provided that the party seeking to terminate the Merger Agreement used all reasonable efforts to challenge the order, decree, ruling or other action; or
•	Bolt’s shareholders do not approve and adopt the Merger Agreement at the special meeting.
•	by Teledyne if:
•	if the Board or any committee thereof (a) shall have withdrawn, qualified, or modified, or proposed publicly to withdraw, qualify, or modify, in a manner adverse to Teledyne, its adoption, approval or recommendation of the Merger Agreement, the Merger, or any other transactions contemplated in the Merger Agreement, or (b) shall have approved or recommended, or proposed publicly to approve or recommend, or taken a neutral position with respect to, any Takeover Proposal, (c) shall have resolved to take any of the foregoing actions, or (d) shall have failed to affirm its approval or recommendation of the Merger Agreement and the Merger within five (5) days of a request to do so by Teledyne; or
•	the representations and warranties of Bolt set forth in the Merger Agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Bolt, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Bolt, or Bolt will have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it, which failure, inaccuracy or breach cannot be cured or has not been cured prior to the earlier of (x) one business day prior to the Outside Date or (y) within thirty (30) business days after Teledyne gives written notice of such inaccuracy or breach to Bolt, except, in the case of failures of any representations or warranties, for (i) changes specifically permitted by the Merger Agreement, (ii) those representations and warranties that address matters only as of a particular date and are true and correct in all respects (if qualified as to materiality), or in all respects (if not so qualified) as of such date, and (iii) such failures as do not individually or in the aggregate have a Company Material Adverse Effect.
•	by Bolt if:
•	the representations and warranties of Teledyne or Merger Sub set forth in the Merger Agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Teledyne, or either Teledyne or Merger Sub will have breached or failed in any material respect to perform or comply with any material obligation, agreement, or covenant required by the Merger Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured prior to the earlier of (x) one business day prior to the Outside

Date or (y) within thirty (30) business days after Bolt gives written notice of such inaccuracy or breach to Teledyne, except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Merger Agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Material Adverse Effect on Teledyne; or
•	prior to obtaining the required approval from Bolt shareholders, in accordance with, and subject to the terms and conditions of the Merger Agreement, the Board of Directors (a) withdraws or modifies its approval or recommendation of the Merger Agreement, the Merger and the other transactions contemplated thereby or (b) determines the advisability of or recommends a Superior Proposal; provided that prior to or simultaneously with such termination, Bolt has paid the $7.5 million termination fee to Teledyne and expense reimbursement of up to $1.0 million, as described below.

Termination Fee; Reimbursement of Certain Expenses (Page 64)

Generally, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses. The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Bolt may be required to pay to Teledyne a termination fee of $7.5 million. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, Bolt may be required to reimburse Teledyne for all reasonably documented out-of-pocket fees and expenses, up to $1.0 million, incurred by Teledyne or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby. This reimbursement for expenses may be in addition to the $7.5 million termination fee.

Litigation Relating to the Merger (Page 48)

Four putative class action complaints challenging the Merger were filed in the Superior Court of the State of Connecticut, which were captioned: Andrew Post v. Bolt Technology Corporation et. al., C.A. No. FST-CV-14-6023297-S, filed September 10, 2014; Shiva Y. Stein v. Bolt Technology Corporation et al., C.A. No. FST-CV-6023323, filed September 15, 2014; Armin Walker v. Bolt Technology Corporation et al., filed September 15, 2014 and Halstrom v. Bolt Technologies et al., filed September 18, 2014. The complaints in these actions were filed on behalf of the public shareholders of Bolt and named as defendants Bolt, the members of its Board of Directors, Teledyne and Merger Sub. The complaints generally allege that Bolt’s directors breached their fiduciary duties to Bolt’s shareholders by agreeing to sell Bolt for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Teledyne and/or Merger Sub aided and abetted those alleged breaches. The complaints seek, among other things, to enjoin the Merger. The defendants have not yet responded to the complaints, but believe that the claims asserted against them are without merit. However, the outcome of these lawsuits cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Moreover, additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future.

No Appraisal Rights (Page 69)

Appraisal rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the laws of Connecticut, the state of incorporation of Bolt. As a result of these exceptions, the holders of Common Stock are not entitled to appraisal rights in connection with the Merger.

Regulatory and Other Governmental Approvals (Page 49)

The HSR Act provides that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”), and until a 30-day statutory waiting period has expired or been terminated. We and Teledyne filed our respective Notification and Report Forms required by the HSR Act with the FTC and DOJ on September 16, 2014 and we both requested early termination of the waiting period. As of the date of this proxy statement, the parties have not yet been notified as to whether the request for early termination of the waiting period has been granted. Other than the filing under the HSR Act, neither we nor Teledyne are aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. However, we cannot assure you that all regulatory approvals will be obtained.

Material U.S. Federal Income Tax Consequences (Page 49)

The Merger will generally be a taxable transaction to you if you are a “U.S. holder” (as defined under the caption “Approval and Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences”) pursuant to which you generally will recognize gain or loss upon the receipt of cash in exchange for your shares of Common Stock measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Common Stock. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See the section captioned “Approval and Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the section captioned “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See the section captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?
A:	You are receiving this proxy statement and the accompanying proxy card because you owned shares of our Common Stock at the close of business on [ ], 2014, the record date for the special meeting. Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the matters to be considered at the special meeting. For a more complete description of the special meeting, see the section captioned “The Special Meeting.”
Q:	When and where is the special meeting?
A:	The special meeting will be held on [ ], 2014, beginning at [ ], local time, at [ ], [ ], Norwalk, Connecticut 06854.
Q:	What matters will be voted on at the special meeting?
A:	You are being asked to consider and vote upon the following proposals:
•	to approve and adopt the Merger Agreement;
•	to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger; and
•	to approve the adjournment of the special meeting, if necessary or appropriate in view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the Merger Agreement.

This proxy statement contains important information about the Merger and the special meeting and you should read this proxy statement carefully and in its entirety.

Q:	What is the proposed transaction?
A:	The proposed transaction is the acquisition of Bolt by Teledyne pursuant to the Merger Agreement. Under the terms of the Merger Agreement, upon completion of the Merger, Merger Sub will be merged with and into Bolt, with Bolt continuing as the surviving corporation and becoming a wholly owned subsidiary of Teledyne. If the Merger is completed, our shares of Common Stock will cease to be traded on NASDAQ and you will not own any shares of capital stock of the surviving corporation.
Q:	What will I receive in the Merger?
A:	Upon completion of the Merger, you will be entitled to receive $22.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own at the effective time of the Merger.
Q:	What will happen if the Merger is not approved by Bolt’s shareholders or is not completed for any other reason?
A:	If the Merger is not completed for any reason, our shareholders and holders of stock options and unvested restricted stock awards will not receive any payment from Teledyne for their shares of Common Stock, stock options or unvested restricted stock awards. Instead, we will remain a public company and our Common Stock will continue to be listed on NASDAQ. If the Merger is not completed, we expect to continue to conduct our business in a manner similar to how it is presently conducted. In such event, the value of our Common Stock would continue to be subject to various risks and opportunities, including the risk factors described in our past filings with the Securities and Exchange Commission (the “SEC”). If the Merger Agreement is terminated under certain circumstances, we may be obligated to pay Teledyne a termination fee and/or reimburse it for its expenses.
Q:	Who is entitled to vote?
A:	Shareholders as of the close of business on [ ], 2014, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting. Shareholders will be entitled to one vote for each share held by them on the foregoing record date with respect to matters on which shares of that class are eligible to vote.
Q:	What constitutes a quorum?
A:	The presence in person or by proxy of the holders of a majority of our outstanding shares of the Common Stock as of the close of business on the record date for the special meeting is necessary to constitute a quorum for the transaction of any business at the special meeting. When a quorum is present to organize a meeting of Bolt shareholders, it is not broken by the subsequent withdrawal of any Bolt shareholders. Under Connecticut law, abstentions and “broker non-votes” are considered as present for the purpose of determining the presence of a quorum.
Q:	Is it important for me to vote? What is the vote required to approve the Merger Agreement?
A:	Yes. We cannot complete the Merger if we do not have a quorum at the special meeting or if the Merger Agreement is not approved by the affirmative vote of holders of two-thirds of the outstanding shares of the Common Stock entitled to vote at the special meeting. If you fail to vote on the Merger Agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote “AGAINST” the approval and adoption of the Merger Agreement.
Q:	What vote is required for the adjournment proposal?
A:	Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the adjournment proposal.
Q:	What vote is required for the compensation proposal?
A:	Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the special meeting, in person or by proxy, and entitled to vote at the special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the compensation proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the compensation proposal.
Q.	Why am I being asked to cast a non-binding, advisory vote to approve “golden parachute compensation” payable to Bolt’s named executive officers under Bolt’s plans or agreements?
A.	As required by rules promulgated under Section 14A of the Exchange Act, Bolt is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation proposal on the golden parachute compensation that will be payable to Bolt’s named executive officers in connection with the Merger.
Q.	What is “golden parachute compensation”?
A.	“Golden parachute compensation” is any compensation payable to Bolt’s named executive officers that is based on or otherwise related to the Merger. See the section captioned “Approval and Adoption of the Merger Agreement — Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 44 of this proxy statement.

Q.	What will happen if the shareholders do not approve the “golden parachute compensation” in the compensation proposal at the special meeting?
A:	Approval of the “golden parachute compensation” described in the compensation proposal is not a condition to the completion of the Merger. The vote with respect to the “golden parachute compensation” is an advisory vote and will not be binding on Bolt or Teledyne. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, payment of the “golden parachute compensation” is not contingent on shareholder approval on an advisory basis of the compensation proposal.
Q:	How does the Board of Directors recommend that I vote?
A:	Our Board of Directors unanimously recommends that you vote:
•	“FOR” the proposal to approve and adopt the Merger Agreement;
•	“FOR” the proposal to approve, on a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger; and
•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.
Q:	Have any of Bolt’s shareholders committed to vote in favor of the approval of the Merger Agreement?
A:	Yes. Pursuant to the Shareholder Agreements, the Voting Shareholders have agreed, among other things, to vote all of the shares of Common Stock that they beneficially own at the Special Meeting and any adjournment thereof: (i) in favor of the Merger, the Merger Agreement and other transactions contemplated thereby; (ii) if so directed by Teledyne, against any competing acquisition proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Bolt under the Merger Agreement, or that could reasonably be expected to result in any of Bolt’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the Board of Directors of Bolt (except as contemplated by the Merger Agreement), any change in the present capitalization of Bolt or any amendment to its corporate structure or business, or any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transaction being consummated; and (iii) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting of the shareholders of Bolt or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Teledyne and Merger Sub or their nominee(s) to vote such officer’s or director’s shares directly. See the section captioned “Approval and Adoption of the Merger Agreement — Shareholder Agreements.”
Q:	What happens if I return my proxy card but I do not indicate how to vote?
A:	If you properly return your proxy card, but do not include instructions on how to vote, your shares of our Common Stock will be voted “FOR” the proposal to approve and adopt the Merger Agreement thereby voting such shares in favor of approving the Merger, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation proposal, and “FOR” the proposal to approve the adjournment proposal.
Q:	How do I vote without attending the special meeting?
A:	Any shareholder of record entitled to vote at the special meeting may vote by completing, signing and voting each proxy card that you receive and returning it in the enclosed prepaid envelope. You may also vote by using the Internet voting instructions printed on your proxy card or using the telephone number printed on your proxy card.

If you hold your shares in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card that you will receive from your bank, broker or other nominee.

Q:	Can I change my vote?
A:	Yes. Shareholders of record have the right to change or revoke their proxy at any time before the vote is taken at the special meeting in any one of the following ways:
•	by filing a notice of revocation that is dated a later date than their proxy with our Corporate Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854;
•	by submitting an executed proxy bearing a later date;
•	by voting again at a later time, but before the deadline indicated on the proxy card, by telephone or by the Internet by following the applicable procedures applicable to those methods of voting; or
•	by voting by ballot in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy.  To revoke your proxy at the special meeting, you must vote by ballot in person at the special meeting. If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation or change of proxies. If your bank, broker or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a new proxy by telephone or through the Internet.

Q:	If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?
A:	Yes, but only if you provide instructions to your bank, broker or other nominee on how to vote. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. Without those instructions, your shares will not be voted.
Q:	What does it mean if I receive more than one set of proxy materials?
A:	This means that you hold shares of Common Stock in more than one way. For example, you may own some shares directly as a shareholder of record and other shares as a beneficial owner through a broker, or you may own shares as a beneficial owner through more than one broker. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote once for each proxy card or control number you receive.
Q:	What happens if I sell my shares of Common Stock before the special meeting?
A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the meeting, but will have transferred the right to receive the merger consideration to be received by our shareholders in the Merger to the person to whom you transfer your shares (so long as such person owns the shares when the Merger is completed). In such case, your vote is still very important and you are encouraged to vote. In order to receive the merger consideration, you must hold your shares through completion of the Merger.
Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?
A:	No. You are not entitled to appraisal rights under the laws of the State of Connecticut.
Q:	Will the Merger be taxable to me?
A:	The Merger will generally be a taxable transaction to you if you are a “U.S. holder” (as defined under the caption “Approval and Adoption of the Merger Agreement — Material U.S. Federal Income Tax

Consequences”) pursuant to which you generally will recognize gain or loss upon the receipt of cash in exchange for your shares of Common Stock measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Common Stock. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See the section captioned “Approval and Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences.”
Q:	After the Merger is completed, how will I receive the merger consideration for my shares?
A:	Promptly after the effective time of the Merger, a paying agent designated by Teledyne and reasonably acceptable to Bolt, will mail a letter of transmittal and instructions to all shareholders of record. The letter of transmittal and instructions will tell you how to surrender your share certificates in exchange for the merger consideration. You will receive cash for your shares from the paying agent after you comply with these instructions.

If you hold your shares in book-entry form — that is, without a share certificate — the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares after completion of the Merger so long as you comply with applicable tax certification requirements.

If your shares of Common Stock are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

Q:	Should I send in my share certificates now?
A:	No. Assuming the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange your share certificates for the merger consideration. YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT UNLESS THEY ARE ACCOMPANIED BY AN EXECUTED LETTER OF TRANSMITTAL.
Q:	How will Bolt’s stock options be treated in the Merger?
A:	At the effective time of the Merger, all unvested outstanding options to acquire shares of the Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess of $22.00 over the per-share exercise price of the Common Stock subject to such option.
Q:	How will Bolt’s unvested restricted stock awards be treated in the Merger?
A:	At the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00.
Q:	When is the Merger expected to be completed?
A:	If the Merger Agreement is approved by our shareholders, we expect to complete the Merger as soon as reasonably practicable after all of the closing conditions in the Merger Agreement have been satisfied or waived. We currently anticipate that the Merger will be completed in the last calendar quarter of 2014, subject to the satisfaction or waiver of all closing conditions. The exact timing of the completion of the Merger, however, cannot be predicted. See the sections captioned “Terms of the Merger Agreement — Effective Time; Closing” and “— Conditions to Closing of the Merger.”

Q:	How will I know the Merger has occurred?
A:	If the Merger occurs, Bolt and/or Teledyne will promptly make a public announcement of this fact and will file with the Secretary of State of the State of Connecticut the certificate of merger and other appropriate documents as required under the CBCA.
Q:	What effects will the Merger have on Bolt?
A:	Upon consummation of the Merger, we will cease to be a publicly-traded company and will be wholly owned by Teledyne. You will no longer have any interest in our future earnings or growth.

Following consummation of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the Merger, our Common Stock will no longer be listed on NASDAQ.

Q:	Who will count the votes?
A:	The votes will be counted by a representative of Computershare, who will act as the inspector of election appointed for the special meeting.
Q:	Where can I find the voting results of the special meeting?
A:	Bolt intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Bolt files with the SEC are publicly available when filed. See the section captioned “Where You Can Find More Information” beginning on page 72 of this proxy statement.
Q:	Who will bear the cost of this solicitation?
A:	This proxy solicitation is being made and paid for by us on behalf of our Board of Directors. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.

We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of our shares of Common Stock that the banks, brokers and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Will a proxy solicitor be used?
A:	Yes. We have retained Georgeson Inc. (“Georgeson”) to assist us in the solicitation of proxies for the special meeting. We will pay Georgeson a fee of approximately $7,500 for such assistance, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with the solicitation.
Q:	Who can help answer my other questions?
A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, the Merger Agreement or the Merger, including procedures for voting your shares, you should contact Georgeson, our proxy solicitor, at:

GEORGESON INC.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

Shareholders and All Others, Call Toll-Free: 1 (888) 565-5190
Email: BOLTTech@georgeson.com

If your broker, bank or other nominee holds your shares, you should call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements. Forward-looking statements may be typically identified by such words as “may”, “will”, “should”, “expect”, “anticipate”, “plan”, “likely”, “believe”, “estimate”, “project”, “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Bolt or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

•	the risk that the conditions to the closing of the Merger are not satisfied (including a failure of the shareholders of Bolt to approve and adopt, on a timely basis or otherwise, the Merger Agreement and the risk that required regulatory approvals for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);
•	litigation relating to the Merger;
•	uncertainty as to the timing of the consummation of the Merger and the ability of each of Bolt and Teledyne to consummate the Merger;
•	risks that the proposed transaction disrupts the current plans and operations of Bolt;
•	the ability of Bolt to retain and hire key personnel;
•	competitive responses to the proposed Merger;
•	unexpected costs, charges, or expenses resulting from the Merger; and
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Bolt’s most recent Annual Report on Form 10-K for the year ended June 30, 2014. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Bolt or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Bolt, Teledyne or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Bolt can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, Bolt undertakes no obligation to revise or update any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All information contained in this proxy statement exclusively concerning Teledyne, Merger Sub and their affiliates has been supplied by Teledyne and has not been independently verified by us.

THE PARTIES INVOLVED IN THE MERGER

BOLT

Bolt Technology Corporation

Four Duke Place
Norwalk, Connecticut 06854
Telephone: (203) 853-0700

Bolt is a leading worldwide developer and manufacturer of seismic energy sources, seismic energy source controllers and synchronizers and underwater connectors used in offshore seismic exploration for oil and gas. Bolt also is a worldwide leader in the design, manufacture and sale of underwater remotely operated vehicle systems. Its operations are located in the United States. The principal executive offices of Bolt are located at Four Duke Place, Norwalk, Connecticut 06854; its telephone number is (203) 853-0700; and its Internet website address is www.bolt-technology.com. The information provided on or accessible through Bolt’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Bolt is a Connecticut corporation whose common stock is listed on the NASDAQ Global Market under the symbol “BOLT.”

TELEDYNE

Teledyne Technologies Incorporated

1049 Camino Dos Rios
Thousand Oaks, California 91360
Telephone: (805) 373-4545

Teledyne Technologies Incorporated, which we refer to as Teledyne, is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Its operations are primarily located in the United States, Canada, the United Kingdom and Mexico. The principal executive offices of Teledyne are located at 1049 Camino Dos Rios, Thousand Oaks, California 91360; its telephone number is (805) 373-4545; and its Internet website address is www.teledyne.com. The information provided on or accessible through Teledyne’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Teledyne is a Delaware corporation whose common stock is listed on the New York Stock Exchange and trades under the symbol “TDY.”

According to Teledyne’s most recent annual report on Form 10-K, in 2013, total sales were $2,338.6 million and its net income was $185.0 million. According to its most recent Form 10-Q, for the second quarter and first six months of 2014, Teledyne’s total sales were $597.1 million and $1,170.6 million, respectively, and net income was $56.1 million and $101.9 million, respectively. Approximately 73% of Teledyne’s total sales in 2013 were to commercial customers and the balance was to the U.S. Government, as a prime contractor or subcontractor. International sales accounted for approximately 44% of total sales in 2013. According to Teledyne’s Schedule 13D filed with respect to Bolt on September 5, 2014, on August 31, 2014, Teledyne had $730.0 million available for borrowing under its $750.0 million credit facility, which could be used for acquisitions.

Through targeted acquisitions and through product development, Teledyne has evolved from a company that was primarily focused on aerospace and defense to one that serves multiple markets that require advanced technology and high reliability. As stated in a joint press release on September 3, 2014, Teledyne believes the acquisition of Bolt will broaden Teledyne’s rich portfolio of marine instrumentation with a number of highly complementary products. Teledyne also believes that Bolt’s geophysical acoustic sources will fit well with Teledyne’s existing hydrophone arrays, which listen for the echoes from these sound sources. Finally, Teledyne believes that Bolt will also bring unique connector technology, products and customers to Teledyne’s subsea interconnect businesses and will expand Teledyne’s marine systems business by adding inspection-class ROVs to Teledyne’s autonomous underwater vehicles (AUVs), while also providing more platforms to use Teledyne’s extensive line of marine sensors. Upon completion of the Merger, Bolt will be a direct, wholly owned subsidiary of Teledyne.

MERGER SUB

Lightning Merger Sub, Inc.

1049 Camino Dos Rios
Thousand Oaks, California 91360
Telephone: (805) 373-4545

Merger Sub is a Connecticut corporation that was formed by Teledyne solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Teledyne and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and Bolt will continue as the surviving corporation of the Merger.

THE SPECIAL MEETING

Date, Time and Place

The special meeting will be held on [           ], 2014, beginning at [    ], local time, at [    ], [    ], Norwalk, Connecticut 06854, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about [           ], 2014, to all shareholders entitled to vote at the special meeting.

Purpose of the Special Meeting

The purpose of the special meeting is for our shareholders to consider and vote upon the following proposals:

1.	to approve and adopt the Merger Agreement providing for the Merger and the conversion of each share of the Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than the shares of the Common Stock owned by Bolt (or held in Bolt’s treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes;
2.	to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will be payable to Bolt’s named executive officers in connection with the consummation of the Merger (the “compensation proposal”); and
3.	to approve the adjournment or postponement of the special meeting, if necessary or appropriate, in the view of the Board of Directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement (the “adjournment proposal”).

A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Record Date, Quorum and Voting Power

The holders of our shares of Common Stock as of the close of business on [           ], 2014, the record date, are entitled to receive notice of and to vote at the special meeting. As of the record date, there were outstanding [    ] shares of Common Stock.

Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter on which shares of that class are entitled to vote that is submitted to shareholders for approval at the special meeting.

A quorum of the holders of our Common Stock must be present for action to be taken at the special meeting. A quorum is present if there are present in person or by proxy holders of a majority of the outstanding shares of the Common Stock as of the close of business on the record date for the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the meeting. However, if a new record date is set for the adjourned meeting, then a new quorum will need to be established at the reconvened meeting.

Vote Required; Effect of Abstentions and Broker Non-Votes

Pursuant to the CBCA and Bolt’s certificate of incorporation, approval and adoption of the Merger Agreement, including the Merger and the other transactions contemplated thereby, requires the affirmative vote of the holders of two-thirds of the outstanding shares of the Common Stock entitled to vote at the special meeting.

Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

Your failure to vote, an abstention, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote “AGAINST” approval and adoption of the Merger Agreement. Abstentions will have the same effect as a vote “AGAINST” the compensation proposal and the adjournment proposal, while broker non-votes, if any, and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal.

If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Voting by Shareholders

After carefully reading and considering the information contained in this proxy statement, each shareholder of record of our shares of Common Stock (that is, if your shares are registered in your name with our transfer agent, Computershare) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For shareholders of record:

If you are a shareholder of record, you can vote:

•	Via Mail — If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, Rhode Island 02940-5067. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
•	Via the Internet — If you choose to vote via the Internet, go to www.investorvote.com/BOLT and follow the instructions there (24 hours a day, 7 days a week). You will need the 12 digit control number included on your proxy card or voter instruction form to vote.
•	Via Telephone — If you choose to vote via telephone, registered shareholders should dial 1-800-652-VOTE (8683), and follow the instructions. You will need the 12 digit control number included on your proxy card or voter instruction form to vote.
•	At the Special Meeting — Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

Please do not send in share certificates or other documents representing shares of Common Stock at this time. If the Merger is completed, and if you are a holder of Bolt share certificates, you will receive instructions regarding the procedures for exchanging your existing Bolt share certificates for the payment of the merger consideration.

For beneficial owners:

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, this proxy statement has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the shareholder of record.

If you hold your shares in street name through a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your bank, broker or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This is called a “broker non-vote”. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares.

Voting of Proxies

Signed proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the signed proxy will be voted “FOR” the proposal to approve and adopt the Merger Agreement, thereby voting such shares in favor of approving the Merger, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation proposal, and “FOR” the proposal to approve the adjournment proposal.

Revocation of Proxies

Bolt shareholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via the Internet or vote via telephone. Bolt shareholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Corporate Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854, specifying such revocation. Bolt shareholders of record may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

No Appraisal Rights

Appraisal rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the laws of Connecticut, the state of incorporation of Bolt. As a result of these exceptions, the holders of Common Stock are not entitled to appraisal rights in connection with the Merger.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them prior to their use at the special meeting, reconvened following such adjournment or postponement, in the manner described above.

If You Plan to Attend the Special Meeting

Attendance at the special meeting will be limited to shareholders as of the record date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding their shares of Common Stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting share ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. You may contact our Corporate Secretary at (203) 853-0700 for directions to the special meeting.

Expenses of Proxy Solicitation

This proxy solicitation is being made and paid for by us on behalf of our Board of Directors. In addition, we have retained Georgeson to assist in the solicitation. We will pay Georgeson a fee of approximately $7,500 for such assistance and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with the solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of shares of our Common Stock that the banks, brokers and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Share Ownership of Our Directors and Executive Officers

As of [__], 2014, our directors and executive officers held or were deemed to hold, in the aggregate, [____] shares of Common Stock, excluding stock options and unvested restricted stock, representing approximately [__]% of the Common Stock entitled to vote at the special meeting. Each of our directors and executive officers has informed us that he intends to vote all of his shares of Common Stock “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the compensation proposal, and “FOR” the proposal to approve the adjournment proposal. In addition, see the section captioned “Approval and Adoption of the Merger Agreement —  Shareholder Agreements” for additional information about agreements between Teledyne and certain of our shareholders related to the voting of their shares of Common Stock at the special meeting.

Other Matters

We do not expect that any matter other than the Merger, compensation and adjournment proposals will be brought before the meeting. If, however, another matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will vote the shares for which they hold proxies in accordance with their best judgment.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. Bolt and some brokers may be householding Bolt’s proxy materials by delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Bolt that your broker or Bolt will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker if you are a street name shareholder or Bolt if you are a shareholder of record. You can notify Bolt by sending a written request to our Corporate Secretary, Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854, or by calling our Corporate Secretary at (203) 853-0700. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Questions and Additional Information

If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson, our proxy solicitor, as follows:

GEORGESON INC.

480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

Shareholders and All Others, Call Toll-Free: 1 (888) 565-5190
Email: BOLTTech@georgeson.com

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

The following is a description of the material aspects of the Merger and is qualified in its entirety by the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. Although we believe that the following description addresses the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the Merger Agreement, for a more complete understanding of the Merger.

Background of the Merger

As part of its ongoing evaluation of business and strategic planning, Bolt’s Board of Directors has regularly discussed and reviewed strategic goals and alternatives with the goal of maximizing shareholder value. These reviews included preliminary consideration of potential acquisitions by Bolt, as well as Bolt’s standalone business plans and prospects and competitive pressures. These discussions, however, had not included active consideration of a possible transaction involving the sale of the Company or retention of an investment banker for strategic advice regarding a transaction involving the sale of the Company.

On June 12, 2014, William Kikendall, President of Teledyne’s Marine Sensors and Systems Group, contacted Michael Hedger, Bolt’s President and Chief Operating Officer, to schedule a call between the Chief Executive Officers of Teledyne and Bolt. There had been no prior communications between Teledyne and Bolt and there was no indication as to the purpose of the proposed call between the Chief Executive Officers.

On June 13, 2014, Robert Mehrabian, Teledyne’s Chairman, President and Chief Executive Officer, and Raymond Soto, Bolt’s Chairman and Chief Executive Officer, spoke by telephone. Dr. Mehrabian indicated that Teledyne would be interested in exploring an acquisition of Bolt. Mr. Soto responded that Bolt had not been considering the possibility of a sale transaction but would be willing to have a preliminary exploratory confidential discussion. Arrangements were then made for Mr. Soto to meet with Teledyne’s Executive Vice President, Aldo Pichelli, at the European Association of Geoscientists and Engineers (EAGE) conference in Amsterdam on June 17, 2014. Dr. Mehrabian and Mr. Soto did not discuss a price for the shares of Bolt’s Common Stock during the June 13, 2014 conversation.

On June 17, 2014, Mr. Soto and Mr. Pichelli met in Amsterdam. After both signed a mutual non-disclosure agreement on behalf of Bolt and Teledyne, Mr. Pichelli provided Mr. Soto with a presentation with background information on Teledyne. They agreed to meet again the next day.

On June 18, 2014, Mr. Pichelli delivered a letter of intent to Mr. Soto, on behalf of and executed by Teledyne, regarding the potential acquisition of Bolt by Teledyne. The letter of intent, dated June 17, 2014, provided for a purchase price of $22.00 per share to acquire 100% of the outstanding stock. Mr. Pichelli stated that this price was arrived at after careful internal review by Teledyne and represented Teledyne’s highest and best offer for the acquisition of Bolt’s Common Stock. The letter of intent also contained, among other things, a 45 day exclusivity provision. At Mr. Soto’s direction, Mr. Pichelli sent the letter of intent to Bolt’s corporate counsel, Levett Rockwood P.C. (“Levett Rockwood”). Mr. Soto advised the members of Bolt’s Board of Directors of his receipt of the unsolicited bid for $22.00 per share and discussed the letter of intent with Levett Rockwood. Mr. Soto requested that Levett Rockwood contact Teledyne’s in-house counsel regarding the letter of intent and the requested exclusivity. The closing stock price of Bolt’s Common Stock on June 18, 2014 was $16.86 per share.

On June 19-20, 2014, at the direction of Company management, Levett Rockwood and Teledyne’s Senior Vice President, General Counsel and Secretary and Teledyne’s Associate General Counsel and Assistant Secretary discussed the letter of intent, including its exclusivity provisions, due diligence requirements and the potential timing of a transaction. Teledyne indicated that it wanted to announce a deal in conjunction with its scheduled earnings release on July 24, 2014. Levett Rockwood indicated that the proposed timing would not allow Bolt’s Board of Directors a sufficient opportunity to exercise its fiduciary duties, by, among other things, fully informing itself of the offer details, considering whether pursuing a transaction was in the best interest of the Company’s shareholders, and determining, if a transaction were to be pursued, what would be a fair price. Levett Rockwood stated that this would require, among other things, engaging an investment bank to provide investment advisory services and advice. Teledyne stated that if the timing would be extended beyond what was contemplated, it would insist on an exclusivity period. On June 19, 2014, Teledyne sent its due diligence request list to Levett Rockwood.

On June 24, 2014, Teledyne and Levett Rockwood discussed the terms of the proposed exclusivity agreement, and Teledyne sent Levett Rockwood a draft exclusivity agreement on June 25, 2014.

On July 2, 2014, Levett Rockwood informed Teledyne that Bolt had reviewed the exclusivity agreement on a preliminary basis but would be unable to respond until the Board of Directors had an opportunity to meet to consider the matter. A special meeting of the Board of Directors was scheduled for July 10, 2014.

On July 7, 2014 Teledyne provided a first draft of a form of Merger Agreement, and on July 9, 2014, Teledyne provided a first draft of the form of Shareholder Agreement.

From June 19, 2014 to July 9, 2014, Mr. Soto had a series of conversations with Mr. Pichelli, Bolt’s Board members and Levett Rockwood about the Teledyne proposal. Mr. Soto also considered and discussed with Bolt’s Board members and Levett Rockwood possible investment banking firms and law firms to retain to provide necessary services in connection with a transaction, if the Board decided to explore a potential sale of the Company.

On July 10, 2014, Bolt’s Board of Directors held a special meeting to consider Teledyne’s offer. At the meeting Levett Rockwood outlined the Board’s fiduciary duties and the process for a possible transaction, as well as the need to retain an investment banking firm and special transaction counsel. The Board then discussed whether pursuing a potential sale of the Company would be in the best interests of the Company and its shareholders. After discussion, the Board concluded that the interests of the shareholders for the Company would be best served by the Company pursuing a potential sale transaction for the Company. Without making any conclusion as to whether it would ultimately undertake a sale of the Company to Teledyne, the Board agreed to allow Teledyne access to the Company’s employees and information for due diligence purposes. The Board also discussed the need to retain an investment banker to provide financial advice and investment banking services and discussed three alternative investment banking firms. Two of the proposed investment banking firms specialized in the oil and gas industry and had some familiarity with the Company, the third was suggested by a director and had experience in a broad variety of industries, which could be of value with respect to the Company’s SeaBotix subsidiary. After discussion, the Board authorized and directed Mr. Soto to (i) interview the three identified investment banking firms and based on those interviews select an investment banker for the Company to provide financial advice as to price and related investment banking services, (ii) engage Edwards Wildman Palmer LLP (“Edwards Wildman”) as special counsel for a potential transaction, and (iii) continue discussions with Teledyne.

The Board also discussed Teledyne’s request for an exclusivity period, including the fact that Teledyne indicated it would not continue to negotiate with the Company absent an exclusivity arrangement. Levett Rockwood advised that the Company should request that Teledyne execute a standstill agreement before it entered into an exclusivity agreement. Taking these factors into account, the Board authorized the Company to negotiate and enter into a limited exclusivity agreement with standstill provisions, to facilitate continued discussions with Teledyne. Levett Rockwood contacted Teledyne on July 10, 2014 and advised that Bolt would be willing to enter into a 30 day exclusivity arrangement, conditioned upon Teledyne’s execution of a standstill agreement.

On July 11, 2014, Levett Rockwood proposed a revised exclusivity agreement, including a standstill provision as well as a provision permitting Bolt to declare its next quarterly dividend.

On July 16, 2014, after further negotiation, the Company and Teledyne executed a 30 day exclusivity agreement with a standstill provision. During the next several weeks, Teledyne conducted due diligence on the Company.

On July 17, 2014 representatives of Teledyne including Mr. Pichelli and Mr. Kikendall, met with Mr. Soto and other representatives of the Company in Connecticut to conduct due diligence, including a site visit to the Company’s Norwalk facility. On July 18, 2014, Teledyne representatives made a site visit to the Company’s Cypress, Texas facility.

On July 22, 2014, Teledyne management made a presentation regarding Bolt and the proposed acquisition to the Teledyne Board, and Teledyne’s Board of Directors approved a potential acquisition of Bolt.

On July 29-30, a representative of Teledyne visited Bolt’s Norwalk, Connecticut and Cypress, Texas facilities to conduct on site environmental diligence.

On July 31, 2014, representatives of Teledyne and Bolt met in San Diego, California to conduct further due diligence and discuss the timing of the potential transaction and visited Bolt’s SeaBotix facility in San Diego, California.

On August 4, 2014, after interviewing the three different investment bankers discussed at the July 10, 2014 Board meeting and follow up discussions with members of the Board, the Company engaged Johnson Rice & Company L.L.C. as a financial advisor in connection with a possible transaction. The Company and Johnson Rice met on August 6, 2014 to begin the advisory and valuation process. Following the meeting, Johnson Rice said it would immediately begin preparing a valuation analysis. Mr. Soto notified Teledyne that Bolt had engaged a financial advisor and Teledyne requested an extension of the exclusivity period to August 31, 2014. Teledyne sent a letter executed on behalf of Teledyne extending the exclusivity period to Levett Rockwood.

On August 10, 2014, Bolt returned a signed letter extending the exclusivity period to August 31, 2014. A representative of Teledyne and representatives of the Company visited Bolt’s Real Time Systems, Inc. (RTS) facility in Fredericksburg, Texas to conduct due diligence.

On August 13, 2014, the Company announced (i) its fiscal year 2014 earnings, including the decline in net income for the fourth quarter of fiscal year 2014 ($312,000) from the prior fiscal year’s fourth quarter net income ($1,914,000) and (ii) that its Board of Directors approved a quarterly dividend of $0.09 per common share, payable on October 2, 2014 to shareholders of record on September 3, 2014.

On August 20, 2014, the Company had a special Board meeting at which Edwards Wildman and Johnson Rice were present. Edwards Wildman made a formal presentation to the Board regarding its fiduciary duties in the context of a potential sale transaction, and Johnson Rice presented its preliminary analysis as to a reasonable valuation for the Company and an analysis of Teledyne’s offer. Johnson Rice concluded that an all cash offer in the range of $22.00 per share represented fair value for the Company. The Board then discussed the offer and assessed the value of the Company and its future prospects. After considering Johnson Rice’s presentation and discussing the proposed offer of $22.00 per share, the Board directed Mr. Soto to continue negotiations with Teledyne and determine if a higher price could be obtained.

On August 20, 2014, Mr. Soto contacted Mr. Pichelli and requested that Teledyne increase its offer. Mr. Pichelli responded that Teledyne would not be willing to increase the offer, which, as he had stated in his June 17, 2014 meeting with Mr. Soto in Amsterdam, represented Teledyne’s final and best offer. Bolt’s closing stock price on August 20, 2014 was $17.14 per share.

On August 21, 2014, Mr. Pichelli sent Mr. Soto an email affirming Teledyne’s June offer of $22.00 per share, despite certain subsequent events, which included Bolt’s declaration of a dividend, a sequential quarterly and year over year decrease in the Company’s earnings, and reduced financial outlooks by certain major customers of Bolt. Mr. Pichelli also stated that Teledyne’s continued interest in the transaction was based on the parties entering into a definitive agreement no later than August 31, 2014.

On August 24, 2014, Edwards Wildman sent a revised draft of the Merger Agreement to Teledyne’s counsel, McGuireWoods LLP (“McGuireWoods”). Among other things, the revised draft: (i) proposed a post-signing “go-shop” period for the Company, which would permit the Company to actively solicit certain alternative offers; (ii) proposed a reduction to the termination fee and expense reimbursement provisions; (iii) added additional exceptions to the “no-shop”; (iv) revised the “window-shop” period to allow the Company to respond to certain unsolicited offers until the Special Meeting, as opposed to the earlier of the 4 week anniversary of the Merger Agreement or the Special Meeting, as was proposed by Teledyne; (v) included a provision allowing the Board to withdraw or change its recommendation upon the occurrence of an intervening event; (vi) increased the threshold for a Takeover Proposal from 15% to 20% of the Company’s outstanding shares; (vii) deleted the requirement that Bolt pay a termination fee if it terminated or materially breached the Merger Agreement to accept a Takeover Proposal; and (viii) added materiality and knowledge qualifiers to the Company’s representations and warranties and included carve outs for certain changes to the definition of Material Adverse Effect.

On August 25, 2014, representatives from Levett Rockwood, Edwards Wildman, McGuireWoods and Teledyne had a conference call to discuss major points in the Merger Agreement. Teledyne stated that they would not proceed with a transaction that included a “go-shop” in any form and communicated that it had no intention of becoming a stalking horse.

Between August 25 and September 2, 2014, multiple drafts of the Merger Agreement and the Shareholder Agreement were exchanged. The substantially final forms of each agreement were circulated to the Board on September 1, 2014 and a special meeting of the Board was scheduled for September 3, 2014. The key issues of negotiation were: the terms of the “no-shop” provision, including Bolt’s success in negotiating exceptions to such provision; the size of and circumstances under which a termination fee would be paid by Bolt and/or the reimbursement of Teledyne’s transaction expenses for certain events leading to a termination of the Merger Agreement; covenants restricting the actions of Bolt between the signing of the Merger Agreement and the closing of the transaction; the timing of certain filings with government agencies and an outside date whereby the transaction must close or become terminable by either Teledyne or Bolt.

Following these negotiations, the Merger Agreement was revised to provide for, among other things: (i) a reduction in the termination fee from $8.0 million to $7.5 million, representing a termination fee equal to 3.9% of the equity value of the proposed transaction, and a reduction in potential expense reimbursement from $2.0 million to $1.0 million; (ii) a narrowing of the breaches of the Merger Agreement that trigger the payment of a termination fee to Teledyne; (iii) a “window-shop” period that would extend until the Special Meeting as opposed to a fixed earlier date; (iv) the ability of the Board to withdraw or change its recommendation of the Merger in certain circumstances upon the occurrence of an intervening event; (v) the ability of the Board to respond in certain circumstances to a Takeover Proposal that it reasonably expected to lead to a Superior Proposal in addition to a proposal that would meet the definition of a Superior Proposal; and (vi) the elimination of a closing condition based on the percentage of shareholders who exercise appraisal rights. In connection with the negotiation of the termination fee, Bolt consulted with representatives from Johnson Rice, who provided some examples of break-up fees for transactions of similar size. The examples that Johnson Rice provided suggested that a break-up fee of 3.9% of the equity value would be reasonable given the nature of the transaction.

Teledyne continued to conduct due diligence on the Company during this period and indicated that its continued negotiations of the terms of the Merger Agreement were conditioned on the Company agreeing to extend the exclusivity agreement to September 3, 2014. On August 31, 2014, Bolt agreed to this extension.

On September 3, 2014, the Board of Directors held a special meeting to consider and review the terms of the proposed Merger Agreement between Teledyne, Merger Sub and Bolt. Representatives of Johnson Rice, Edwards Wildman, Levett Rockwood and Bolt’s management were also in attendance. At the meeting, representatives of Johnson Rice made a presentation as to their financial analysis regarding Teledyne’s proposed merger consideration of $22.00 per share in cash. Johnson Rice then delivered to the Board of Directors its oral opinion, which was subsequently confirmed in writing, dated September 3, 2014, that as of such date, and based on and subject to the various limitations and assumptions described in the opinion, the $22.00 per share in cash to be paid to the holders of the outstanding shares of the Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (a copy of the written opinion of Johnson Rice is attached to this proxy statement). Edwards Wildman’s representative reviewed the terms of the proposed Merger Agreement with the Board. In addition, Edward Wildman’s representative reviewed with the Board its fiduciary duties in connection with the review and, if applicable, approval of the proposed transaction with Teledyne.

After discussion and careful consideration of the presentations by Johnson Rice and Edwards Wildman, the terms of the transaction and the Merger Agreement and after taking into account the other factors described below under the heading titled “Reasons for the Merger; Recommendation of Our Board of Directors”, the Board of Directors unanimously voted to adopt resolutions approving entering into the Merger Agreement and the transactions contemplated thereby (including the Merger), determined the Merger

Agreement to be advisable, fair to and in the best interests of Bolt and its shareholders and resolved to recommend approval of the Merger Agreement and the Merger by the shareholders of the Company. Thereafter, Bolt, Teledyne and Teledyne Sub executed the Merger Agreement and after the close of trading on NASDAQ on September 3, 2014, Bolt and Teledyne issued a joint press release announcing the transaction. A copy of the press release was furnished as an exhibit to the Form 8-K filed by the Company with the SEC on September 3, 2014. The closing price of the Common Stock on September 2, 2014, the day prior to the date the Board approved the transaction, was $16.41 per share.

Reasons for the Merger; Recommendation of Our Board of Directors

Our Board of Directors, with the advice and assistance of our management and legal and financial advisors, carefully evaluated the proposed Merger, including the terms and conditions of the Merger Agreement. At a meeting held on September 3, 2014, by the unanimous vote of all of the directors, our Board of Directors (i) determined the Merger Agreement to be advisable, fair to and in the best interests of Bolt and its shareholders, (ii) approved the Merger Agreement, including the Merger and the other transactions contemplated thereby, and (iii) recommended that our shareholders approve and adopt the Merger Agreement.

In the course of reaching its determination, our Board of Directors considered a number of substantive factors and potential benefits of the Merger. Our Board of Directors believed that, taken as a whole, the following factors supported its decision to approve and adopt the Merger Agreement:

•	the Board’s familiarity with Bolt’s business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which Bolt operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;
•	the financial condition and prospects of Bolt, as well as the risks involved in achieving those prospects and the risks and uncertainties associated with operating Bolt’s business, including:
•	risks described in Bolt’s filings with the SEC;
•	Bolt’s current business plan, including the risks associated with achieving and executing upon Bolt’s business plan;
•	the Board’s belief that, after consideration of the likelihood of other potential acquirers of Bolt and the risks of continuing to operate Bolt on a standalone basis, the Merger is expected to provide greater benefits to Bolt’s shareholders;
•	the Board’s assessment, after discussions with Bolt’s management and advisors, of the risks of remaining an independent company and the prospects of Bolt going forward as an independent entity, including the considerable challenges, significant investment and inherent risks and uncertainties posed by Bolt pursuing these opportunities on its own;
•	the fact that the $22.00 per share merger consideration contemplated to be received by Bolt’s shareholders in connection with the Merger represents a premium to historic trading prices;
•	the financial analysis presented by Johnson Rice, as well as the oral opinion of Johnson Rice, which was later confirmed in writing, that, as of September 3, 2014, and based upon and subject to the limitations and assumptions set forth therein, the $22.00 per share in cash to be paid to the holders of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders;
•	the fact that the form of consideration to be paid to holders of shares in the Merger is cash, which will provide certainty of value and immediate liquidity to Bolt’s shareholders;
•	the slowdown in the marine seismic exploration industry reflected in the recent announcement by the Company’s largest customer of a reduction in their marine seismic operations, including a reduction in the size of their fleets, as well as the fact that a significant portion of the Company’s sales are attributable to a small number of customers;

•	the Board’s review, with Bolt’s advisors, of the structure of the Merger, and the financial and other terms of the Merger Agreement. In particular, the Board of Directors considered the following specific aspects of the Merger Agreement, among others:
•	the ability of the Board of Directors to withdraw or modify its recommendation of the Merger or recommend a Superior Proposal upon the occurrence of a material development or change that impacts Bolt that was neither known to, nor reasonably foreseeable by, the Board of Directors or management of Bolt or its subsidiaries as of or prior to the date of the Merger Agreement or upon receipt of a Superior Proposal (as such term is defined in the Merger Agreement and described in the section of this proxy statement entitled “Terms of the Merger Agreement — No Solicitation of Alternative Transactions; Change in Board Recommendation”) in each case, if the failure to take such action would be inconsistent with the directors’ fiduciary duties;
•	the circumstances under which the termination fee is payable by Bolt to Teledyne and the size of such termination fee, which the Board of Directors views as reasonable in light of the size and benefits of the Merger and not preclusive of a Superior Proposal, if one were to emerge;
•	Bolt’s ability to engage in negotiations with, and provide information to, a third party that makes an unsolicited Superior Proposal or an unsolicited written Takeover Proposal, if the Board of Directors determines in good faith, after consultation with its outside legal and financial advisors, that such Takeover Proposal constitutes or could reasonably be expected to result in a Superior Proposal;
•	the fact that there are no financing conditions to the obligations of Teledyne and Merger Sub to complete the Merger;
•	the requirement that Bolt obtain shareholder approval as a condition to completion of the Merger; and
•	the size and prominence of Teledyne and the fact that the acquisition of Bolt currently presents a strategic opportunity for Teledyne.

In addition, the Board of Directors was aware of and considered the interests that certain individuals, including our directors and executive officers, may have with respect to the Merger that may differ from, or may be in addition to, their interests as shareholders of Bolt, as described in the section of this proxy statement entitled “— Interests of Our Directors and Executive Officers in the Merger.”

Our Board of Directors also considered potential risks or negative factors relating to the Merger, including but not limited to the following:

•	the risks and contingencies relating to the announcement and pendency of the Merger and the risks and costs to Bolt if the Merger does not close or such closing is not timely, including the effect of an announcement of termination of the transaction on the trading price of our Common Stock, operating results and our relationships with customers, suppliers and employees;
•	our ability to attract and retain key personnel and the risk of diverting management focus and employee resources from operational matters during the pendency of the Merger;
•	the possible disruption to Bolt’s business that may result from the announcement of the Merger;
•	the risks associated with various provisions of the Merger Agreement, including:
•	the fact that the Merger Agreement contains certain limitations (subject to Teledyne’s consent) regarding the operation of Bolt’s business during the period between the signing of the Merger Agreement and completion of the Merger;
•	the requirement that Bolt must pay to Teledyne a termination fee of $7.5 million and reimburse up to $1.0 million of Teledyne’s transaction related expenses if the Merger Agreement is terminated under certain circumstances, which might discourage other parties potentially interested in an acquisition of, or combination with, Bolt from pursuing that opportunity; and

•	the fact that if the Merger is consummated, Bolt will no longer exist as an independent company and Bolt’s shareholders will no longer participate in the Company’s future earnings and growth.

The foregoing discussion summarizes the material factors considered by the Board of Directors in its consideration of the Merger. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board of Directors may have assigned different weights to various factors. Our Board of Directors concluded that the potentially negative factors associated with the Merger Agreement were substantially outweighed by the positive factors associated with the Merger and the opportunity for Bolt’s shareholders to realize a premium for all of their shares of Common Stock. Accordingly, by unanimous vote of all of the directors, our Board of Directors authorized the execution and delivery of the Merger Agreement, determined the Merger Agreement to be advisable, fair to and in the best interests of Bolt and its shareholders and approved the Merger Agreement, including the Merger and the other transactions contemplated thereby. The Board of Directors unanimously recommends that Bolt’s shareholders approve the proposal to adopt the Merger Agreement.

Opinion of Our Financial Advisor

Opinion

The Company retained Johnson Rice to act as the financial advisor to the Company’s Board of Directors in connection with the proposed Merger. Johnson Rice is an internationally recognized investment banking firm that specializes in the energy industry and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, initial public offerings, secondary distributions of listed and unlisted securities and private placements. The Company selected Johnson Rice to act as financial advisor to the Company’s Board of Directors in connection with the Merger on the basis of Johnson Rice’s experience in similar transactions, its reputation in the investment community and its familiarity with the Company’s industry and its business.

At the meeting of the Company’s Board of Directors on September 3, 2014, Johnson Rice delivered its oral opinion, subsequently confirmed in writing, that based on and subject to various assumptions and limitations described in its opinion, as of September 3, 2014, the $22.00 per Company share in cash to be received by the shareholders of the Company as set forth in the Merger Agreement is fair, from a financial point of view, to such shareholders.

The full text of Johnson Rice’s written opinion to the Company’s Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B hereto and is incorporated by reference herein in its entirety. The following summary of Johnson Rice’s opinion is qualified in its entirety by reference to the full text of the opinion. Johnson Rice delivered its opinion to the Company’s Board of Directors for the benefit and use of the Company’s Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the consideration to be received by the shareholders of the Company in the Merger from a financial point of view. Johnson Rice’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder vote or act in connection with the proposed Merger.

In connection with rendering its opinion, Johnson Rice reviewed, among other things:

•	Drafts of the Merger Agreement dated August 29, 2014 and the final version dated September 3, 2014;
•	Annual Reports on Form 10-K for each of the years in the three year period ended June 30, 2014 — 10-K information for the year ended June 30, 2014 was preliminary;
•	Quarterly Reports on Form 10-Q for each of the quarters in the three year period ended March 31, 2014;
•	Current Reports on Form 8-K filed over the preceding two years;

•	Certain other internal information, primarily financial in nature, prepared by the Company, including internal financial forecasts;
•	Publicly available information concerning the trading of, and the trading market for, the Company’s shares;
•	Publicly available information with respect to certain other companies that Johnson Rice believed to be comparable to the Company and the trading markets for certain of such companies’ securities;
•	Publicly available information concerning the estimates of the future operating and financial performance of the Company and the comparable companies prepared by industry experts unaffiliated with the Company;
•	Publicly available information concerning the nature and terms of certain other transactions considered relevant to Johnson Rice’s analysis; and
•	Other information, financial studies, analyses and investigations, and financial, economic and market criteria that Johnson Rice deemed relevant.

Johnson Rice also met with certain officers and employees of the Company to discuss the foregoing and other matters that Johnson Rice believed relevant to its analysis.

In arriving at its opinion, Johnson Rice did not independently verify (and did not assume any responsibility or liability for independently verifying) any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, the Company’s management informed Johnson Rice, and Johnson Rice assumed, that such financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. Johnson Rice also assumed that the execution version of the Merger Agreement would be substantially the same as the draft of the Merger Agreement that Johnson Rice reviewed and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Johnson Rice also assumed that the representations and warranties made by the Company and Teledyne in the Merger Agreement are and will be true and correct in all respects material to its analysis. Johnson Rice also assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger Agreement, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the receipt of the merger consideration by the shareholders of the Company. Johnson Rice is not a legal, tax or regulatory advisor and has relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters. Johnson Rice did not perform any tax analysis, nor was Johnson Rice furnished with any such analysis. Johnson Rice did not conduct, and was not provided with any valuation or appraisal of any assets or liabilities, nor did it evaluate the solvency of the Company or Teledyne under any state or federal laws relating to bankruptcy, insolvency or similar matters.

In conducting its analysis and arriving at its opinion, Johnson Rice considered such financial and other factors as Johnson Rice deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business prospects of the Company; (iii) the historical and current market for the Company shares and for the equity securities of certain other companies believed to be comparable to the Company; and (iv) the nature and terms of certain other acquisition transactions that Johnson Rice believes to be relevant, including premiums paid, if any, in such other acquisition transactions. Johnson Rice also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities’ valuation generally. Johnson Rice’s opinion necessarily is based upon conditions as they existed and could be evaluated on, and on the information made available at, September 3, 2014. Events occurring after such date may affect Johnson Rice’s opinion and the assumptions used in preparing it, and Johnson Rice does not assume any obligation to update, revise or reaffirm its opinion.

Johnson Rice’s opinion is for the information of the Company’s Board of Directors only. Johnson Rice’s opinion does not address the Company’s underlying business decision to pursue the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for the

Company. Johnson Rice’s opinion does not constitute a recommendation as to how any holder of the Company shares should vote on the Merger or any matter relating thereto. In addition, Johnson Rice was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than holders of the shares (other than with respect to shares held by the Company, Teledyne and their respective subsidiaries). Johnson Rice expressed no opinion as to the price at which the Company shares will trade at any time. Johnson Rice did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the consideration to be received by holders of the Company shares. Johnson Rice’s opinion was authorized by the Fairness Committee of Johnson Rice.

The following represents a brief summary of the material financial analyses presented by Johnson Rice to the Company’s Board of Directors in connection with its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Johnson Rice. The order of analyses described does not represent relative importance or weight given to those analyses by Johnson Rice. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Johnson Rice’s financial analyses. Considering the summary data and tables alone without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Johnson Rice. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 3, 2014 and is not necessarily indicative of current market conditions.

Company Financial Analysis.  Johnson Rice reviewed the Company’s historical and projected financial performance including the Company’s historical balance sheets, historical free cash flow results, and the Company’s historical and projected revenue, EBITDA, cash flow per share and diluted earnings per share.

Selected Companies Analysis.  Johnson Rice reviewed and compared certain financial information of the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the seismic equipment and services industry at the time of the analysis:

•	CGG;
•	Dawson Geophysical Company;
•	Geospace Technologies Corporation;
•	ION Geophysical Corporation;
•	Mitcham Industries Inc.;
•	Petroleum Geo-Services ASA; and
•	TGS-NOPEC Geophysical Company ASA.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because, like the Company, they are publicly traded seismic equipment and service companies whose results from operations and outlook are impacted by similar macroeconomic trends.

Johnson Rice reviewed certain financial information provided by the selected companies; publicly available commentary from the management of the selected companies; research reports from external independent research firms that actively follow the selected companies; and other information that Johnson Rice believed to be relevant to analyze macro trends in the Company’s industry. The results of these analyses are summarized as follows:

•	The selected companies’ consensus revenue estimates for 2014 were reduced for six of the seven companies between December 31, 2013 and September 3, 2014 by an average of 10% based on Bloomberg data and 13% based on Capital IQ data.

•	The selected companies’ consensus 2014 EBITDA estimates were reduced for five of the seven companies between December 31, 2013 and September 3, 2014 by an average of 17% based on Bloomberg data, and for six of the seven companies by an average of 27% based on Capital IQ data.
•	The selected companies’ consensus revenue estimates for 2015 revenue and EBITDA were reduced for a majority of the selected companies between December 31, 2013 and September 3, 2014 using both Bloomberg and Capital IQ data.
•	During their most recent quarterly conference call, one of the selected company’s management teams made mention of an industry wide slowdown in exploration spending, especially among the larger Exploration & Production (“E&P”) companies who have traditionally been the primary customers for seismic products and services, and that this downturn is most likely to remain throughout the remainder of 2014 and into 2015.
•	Also during their most recent quarterly conference call, another of the selected company’s management teams stated that lower revenues and net profit compared to last year reflect lower demand for the company’s products across all of its product segments, and that lower revenues from traditional and wireless products are a direct reflection of reduced seismic exploration activities during the first half of calendar year 2014. Further, as seismic acquisition contractors consolidated and stack their units in response to diminished backlog, their needs for equipment will drop, and while some customers forecast improved activity in the second half of 2014, the company expects demand for these products to remain soft through the end of the fiscal year as demands for new equipment often lag such improvements in seismic activity.
•	A third company stated during its conference call that its marine leasing business (streamers, recording systems, guns, etc) was down both year-over-year and sequentially as the industry continued to be impacted by an abundance of equipment due to the industry consolidation and that this would likely continue to put some pressure on its marine leasing revenues in the near future.

Johnson Rice calculated and compared various financial multiples and ratios of the selected companies based on SEC filings by the respective companies and the mean of estimates of securities research analysts obtained from FactSet. The multiples and ratios of the Company were based on information from SEC filings and FactSet data. The multiples and ratios of the Company and of the selected companies were calculated using closing prices on August 31, 2014. Johnson Rice calculated the enterprise value of each company as the sum of the market value of its common equity, the book values of its preferred stock (where applicable), and debt minus cash and cash equivalents. The results of these analyses are summarized as follows:

Ratio of Enterprise Value to:	Low(1)	High(1)	Mean(1)	Median(1)	BOLT at Previous Close	BOLT at Acquisition Price(3)
2014 EBITDA(2)	3.5x	6.2x	4.3x	4.1x	10.2x	13.9x
2015 EBITDA	2.7x	5.5x	3.7x	3.5x	5.5x	7.6x
Ratio of Share Price to:
2014 Cash Flow Per Share	2.1x	9.8x	4.9x	4.5x	18.1x	23.7x
2015 Cash Flow Per Share	1.8x	8.0x	3.9x	3.7x	9.2x	12.1x

(1)	Excluding the Company.
(2)	“EBITDA” is earnings before interest, taxes, depreciation and amortization.
(3)	Reflects calendarized values as opposed to values listed in the projections section.

Johnson Rice also calculated Bolt’s implied stock price if it were to trade at each individual peer companies’ Enterprise Value/2014 & 2015 EBITDA multiple. If Bolt were to trade at the average Enterprise Value to 2014 EBITDA multiple of 4.3x its implied stock price would be $8.45 versus the closing price on August 29, 2014 of $16.81 and the offer price of $22.00 per share. If Bolt were to trade at the average Enterprise Value to 2015 EBITDA multiple of 3.7x its implied stock price would be $12.00 versus the closing price on August 29, 2014 of $16.81 and the offer price of $22.00 per share. The results of this analysis are provided in the following tables:

BOLT Implied Stock Price Using Enterprise Value/2014 Estimated EBITDA Multiples

Metric ($MM)	IO	GEOS	DWSN	MIND	CGG	PGS-NO	TGS-NO	Average	8/29/14 BOLT	Offer BOLT
2014 EBITDA Multiple	4.1x	6.2x	4.4x	3.6x	4.2x	3.5x	3.9x	4.3x	10.2x	13.9x
Bolt 2014:E EBITDA	$12.3	$12.3	$12.3	$12.3	$12.3	$12.3	$12.3	$12.3	$12.3	$12.3
Bolt Implied Enterprise Value	$50.2	$76.1	$54.5	$44.4	$51.3	$42.9	$47.8	$52.5	$125.6	$171.0
Plus: Cash	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2
Less: Debt	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8
Bolt Implied Market Cap.	$71.7	$97.5	$75.9	$65.9	$72.8	$64.4	$69.3	$73.9	$147.1	$192.5
Divided By: Shares Outstanding	9	9	9	9	9	9	9	9	9	9
Bolt Implied Share Price	$8.19	$11.15	$8.68	$7.53	$8.32	$7.36	$7.92	$8.45	$16.81	$22.00

BOLT Implied Stock Price Using Enterprise Value/2015 Estimated EBITDA Multiples

Metric ($MM)	IO	GEOS	DWSN	MIND	CGG	PGS-NO	TGS-NO	Average	8/29/14 BOLT	Offer BOLT
2015 EBITDA Multiple	3.5x	5.5x	2.7x	3.3x	3.8x	3.2x	3.8x	3.7x	5.5x	7.6x
Bolt 2015:E EBITDA	$22.6	$22.6	$22.6	$22.6	$22.6	$22.6	$22.6	$22.6	$22.6	$22.6
Bolt Implied Enterprise Value	$79.9	$125.2	$61.1	$75.5	$85.3	$72.5	$85.2	$83.5	$125.6	$171.0
Plus: Cash	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2	24.2
Less: Debt	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8
Bolt Implied Market Cap.	$101.3	$146.7	$82.6	$96.9	$106.8	$94.0	$106.6	$105.0	$147.1	$192.5
Divided By: Shares Outstanding	9	9	9	9	9	9	9	9	9	9
Bolt Implied Share Price	$11.58	$16.76	$9.44	$11.08	$12.20	$10.74	$12.19	$12.00	$16.81	$22.00

Selected Transactions Analysis.  Johnson Rice analyzed certain information relating to eleven selected asset light (businesses that tend to generate high returns on invested capital given a relatively low level of required capital formation) and seismic energy transactions since 2011. For each of the selected transactions and for the transaction contemplated by the Merger Agreement, Johnson Rice calculated and compared the ratio of the enterprise value to the projected forward annual EBITDA at the time of the transaction. The following table summarizes this analysis:

Selected Transaction Analysis: Asset Light Deals	Ratio of Enterprise Value to: Projected Forward Year EBITDA
High	16.1x
Mean	7.6x
Median	6.4x
Low	2.6x
Proposed Offer – 2014 EBITDA	13.9x
Proposed Offer – 2015 EBITDA	7.6x

Johnson Rice also analyzed certain information relating to 28 selected transactions in the energy service sector since 2001. For each of the selected transactions and for the transaction contemplated by the Merger Agreement, Johnson Rice calculated and compared the ratio of the enterprise value to the projected forward annual EBITDA at the time of the transaction. The following table summarizes this analysis:

Selected Transaction Analysis: All Service Deals	Ratio of Enterprise Value to: Projected Forward Year EBITDA
High	11.4x
Mean	7.4x
Median	6.7x
Low	4.2x
Proposed Offer – 2014 EBITDA	13.9x
Proposed Offer – 2015 EBITDA	7.6x

Discounted Cash Flow Analysis.  Johnson Rice performed a discounted cash flow analysis on the Company for the projected calendar years ended December 31, 2014 through 2018. Johnson Rice adjusted management’s fiscal estimates to convert to calendar year-ends by utilizing management’s quarterly estimates for the trailing four quarters ended December 31, 2014 and 2015. As a proxy for calendar 2016 estimates, management’s two quarter trailing fiscal estimates ended June 30, 2016 were annualized. Johnson Rice considered three projection cases prepared by management. The “base case” analysis reflects the following: (a) management projections for calendar 2014 and 2015; (b) after calendar 2015, EBITDA is held constant through calendar year 2018 at $24 million; and (c) capital expenditures remain constant at a minimum $1 million maintenance level throughout the forecast. The “high case” analysis reflects the following: (a) management projections for calendar 2014 and 2015; (b) after calendar 2015, EBITDA is held constant through calendar year 2018 at $31 million; and (c) capital expenditures remain constant at a minimum $1 million maintenance level throughout the forecast. The “low case” analysis reflects the following: (a) management projections for calendar 2014 and 2015; (b) after calendar 2015, EBITDA is held constant through calendar year 2018 at $20 million; and (c) capital expenditures remain constant at a minimum $1 million maintenance level throughout the forecast. Johnson Rice calculated illustrative implied present values of free cash flows for the projected years ended December 31, 2014 through December 31, 2018, and illustrative implied terminal values, using the weighted average cost of capital as a discount rate. The weighted average cost of capital was 9.28% and was just below the 9.36% cost of equity as the Company had only $3 million of what Johnson Rice considered as a long term liability for purposes of this analysis. The cost of equity was calculated using the Capital Asset Pricing Model which was calculated using information published on Bloomberg, which included an expected market return of 9.72%, a risk free rate of 2.42%, and a beta of 0.95.

Free cash flows were calculated by subtracting changes in working capital and capital expenditures from projected EBITDA in each of the periods. Johnson Rice calculated illustrative terminal values for the Company based on multiples ranging from 7.0x to 9.0x in each of the cases by a projected mid-cycle EBITDA and discounting that value back from fiscal 2018.

This analysis resulted in implied per share values ranging from $18.54 – $20.39, in the “base case” scenario, $20.77 – $22.62, in the “high case” scenario, and $16.99 – $18.84, in the “low case” scenario.

In addition to the above described discounted cash flow analysis performed on the “base case”, “high case” and “low case” using the Company’s weighted average cost of capital which was derived using the Capital Asset Pricing Model, Johnson Rice also calculated a discounted cash flow analysis on the Company’s “base case” using a 15% cost of capital as the discount factor. This analysis resulted in implied per share values ranging from $16.36 – $17.86.

Transaction Premium Analysis.  Johnson Rice also analyzed the financial consideration to be received by the shareholders of the Company as set forth in the Merger Agreement in relation to the historical market closing prices of the Company shares and the historical average market closing prices of the shares over different time periods.

This analysis indicated that the price per Company share to be paid to shareholders of the Company pursuant to the Merger Agreement represented:

•	A premium of 31% relative to the closing market price as of August 29, 2014;
•	A premium of 27% relative to the closing price 10-trading days prior to August 29, 2014;
•	A premium of 29% relative to the 10-trading day average market closing price through August 29, 2014;
•	A premium of 27% relative to the closing price 30-trading days prior to August 29, 2014;
•	A premium of 27% relative to the 30-trading day average market closing price through August 29, 2014;
•	A premium of 23% relative to the closing price 60-trading days prior to August 29, 2014;
•	A premium of 27% relative to the 60-trading day average market closing price through August 29, 2014;
•	A premium of 24% relative to the closing price 90-trading days prior to August 29, 2014;
•	A premium of 28% relative to the 90-trading day average market closing price through August 29, 2014;
•	A premium of 7% relative to the closing price year-to-date to August 29, 2014;
•	A premium of 18% relative to the year-to-date average market closing price through August 29, 2014;
•	A premium of 27% relative to the closing price one-year prior to August 29, 2014;
•	A premium of 18% relative to the one-year average market closing price through August 29, 2014;
•	A premium of 65% relative to the closing price two-years prior to August 29, 2014;
•	A premium of 29% relative to the two-year average market closing price through August 29, 2014;
•	A premium of 126% relative to the closing price three-years prior to August 29, 2014; and
•	A premium of 44% relative to the three-year average market closing price through August 29, 2014.

Johnson Rice also analyzed certain information relating to 17 selected public energy service transactions since 2003. For each of the selected transactions and for the transaction contemplated by the Merger Agreement, Johnson Rice calculated and compared the type of consideration, enterprise value and the premium or discount to the one, 30, 60, and 90-day closing price and trading day average closing market price. The proposed transaction premiums are based on Company market closing prices as of August 29, 2014. The following tables summarize this analysis:

Premium Analysis – Closing Price	1-Day	30-Day	60-Day	90-Day
High	85%	106%	69%	120%
Low	0%	14%	-12%	-9%
Mean	28%	33%	33%	34%
Median	21%	27%	36%	23%
Proposed Transaction	31%	27%	27%	28%

Premium Analysis – Average Closing Price	1-Day	30-Day	60-Day	90-Day
High	85%	92%	73%	54%
Low	0%	6%	11%	9%
Mean	28%	31%	31%	30%
Median	21%	24%	28%	30%
Proposed Transaction	31%	27%	23%	24%

Relative Trading Analysis — Return on $100 Invested.  Johnson Rice also analyzed historical relative trading performance of the Company’s common shares using the current value of $100 invested over different time periods compared to the Standard and Poor’s 500 Index (“S&P 500”), Philadelphia Oil Service Sector Index (“OSX”) and the average of the seismic energy industry peer group. The comparable company averages consisted of CGG; Dawson Geophysical Company; Geospace Technologies Corporation; ION Geophysical Corporation; Mitcham Industries Inc.; Petroleum Geo-Services ASA; and TGS-NOPEC Geophysical Company ASA. The following table summarizes this analysis based on prices as of August 29, 2014:

	S&P 500	OSX	Average of Peer Group	Company
Current Value as of August 29, 2014 of $100 Invested 1-Year Prior	$122	$114	$65	$95

Other Analysis.  Johnson Rice also analyzed market information that addressed various factors that affect the Company’s business. The analysis included a review of historical and projected worldwide exploration spending and associated demand for seismic energy services, demand for new and replacement seismic energy equipment, as well as non-oilfield market factors that affect the Company’s subsea robotics business. Johnson Rice’s analysis also included credit profiles and EBITDA margins of companies in the seismic energy sector, opportunities for new seismic and non-oilfield products, both as a stand-alone Company as well as with certain potential joint venture partners, and recent and potential environmental regulations and legislation and its potential impact on the seismic industry. Johnson Rice relied upon information from various sources, including, but not limited to: FactSet, PLS Research, Capital IQ, Bloomberg, Baker Hughes Rig Count, the U.S. Energy Information Administration, publicly available commodity pricing information, public SEC filings, conference call transcripts, press releases and corporate presentations of seismic, oilfield service and E&P companies.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by Johnson Rice to the Company’s Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by Johnson Rice in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial analysis is not readily susceptible to partial analysis or summary description. Johnson Rice believes that its analyses summarized above must be considered as a whole. Johnson Rice further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Johnson Rice’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Johnson Rice considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Teledyne. The estimates of the future performance of the Company in or underlying Johnson Rice’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Johnson Rice’s analyses. These analyses were prepared solely as part of Johnson Rice’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Company’s Board of Directors in connection with the delivery of Johnson Rice’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Johnson Rice’s view of the actual values of the Company.

The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Teledyne, rather than by any financial advisor, and was approved by the Company’s Board of Directors. The decision to enter into the Merger Agreement was solely that of the

Company’s Board of Directors. As described above, Johnson Rice’s opinion and analyses were only one of many factors considered by the Company’s Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Company’s Board of Directors or management with respect to the Merger or the merger consideration.

Pursuant to an engagement letter dated August 4, 2014, the Company retained Johnson Rice as its financial advisor in connection with, among other things, the proposed transaction. Under the terms of the engagement letter, the Company will become obligated to pay Johnson Rice a fee upon the closing of the Merger of approximately $1,282,856 of which $500,000 became payable upon the delivery of Johnson Rice’s written opinion, which is attached as Annex B hereto, and $250,000 of which was paid as a retainer upon the Company’s execution of the engagement letter, with the remainder being contingent upon consummation of the Merger. The Company has agreed to indemnify Johnson Rice for certain liabilities that may arise out of its engagement and to reimburse it for its expenses arising out of or relating to its engagement. In the past, Johnson Rice has provided investment banking and financial advisory services to the Company for which it received no compensation. Within the past two years, Johnson Rice has not acted as an advisor to the Company. In the past, Johnson Rice has not provided investment banking or financial advisory services to Teledyne. Johnson Rice may in the future provide financial advice and services to the Company, Teledyne and their respective affiliates for which it would expect to receive compensation.

In the ordinary course of Johnson Rice’s business, Johnson Rice actively trades debt and equity securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of the Company and Teledyne.

Certain Financial Projections

The Company made available to Johnson Rice for its review and analysis in connection with its fairness opinion, projections of the Company’s expected financial performance prepared by Company management.

The information set forth below, is included solely to give the Company’s shareholders access to the financial projections that were made available to Johnson Rice, and is not included in this proxy statement in order to influence any shareholder of the Company to make any investment decision with respect to the Merger or any other purpose.

The financial projections were not prepared with a view toward public disclosure, or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or United States generally accepted accounting principles. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.

The financial projections reflect numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, competitive, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, such as seismic industry activity, competition and levels of operating expenses, all of which are difficult to predict and many of which are beyond the Company’s control. The financial projections reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions attributable to the volatility of the Company’s industry and based on actual experience and business developments. As such, the financial projections constitute forward-looking information and are subject to risks and uncertainties that could cause the actual results to differ materially from the projected results, including, but not limited to, the Company’s performance and ability to achieve strategic goals over the applicable period, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the risk factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, and in the Company’s other filings with the SEC. The financial projections cannot, therefore, be considered a guaranty of future operating results, and the projections should not be relied upon as such.

The inclusion of the financial projections should not be regarded as an indication that the Company, Johnson Rice or anyone who received the projections then considered, or now considers, the projections to be a reliable prediction of future events, and this information should not be relied upon as such. None of the Company, Teledyne, or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections described below. None of the Company, Teledyne, Johnson Rice or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the projections if any of it is or becomes inaccurate (even in the short term).

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. Shareholders are cautioned not to place undue, if any, reliance on the financial projections included in this proxy statement.

The financial projections included the following estimates of the Company’s future financial performance:

	Projected Fiscal Year Ending June 30,
	2014E	2015E
Revenue	$67,515	$65,126
Net Income	$8,148	$10,039
Fully Diluted Shares	8,749,204	8,749,204
Fully Diluted Earnings per Company Share	$0.93	$1.15
Operating Income	15,285	15,011
Less: Taxes	(5,354)	(5,172)
Plus: Depreciation	1,650	1,737
Plus: Stock Based Compensation	712	755
Less: Capital Expenditures	(1,000)	(1,000)
Less: Changes in Working Capital	—	—
Free Cash Flow(1)	$11,293	$11,331
EBITDA(2)	$17,647	$17,503

(1)	Free Cash Flow is not a measurement under generally accepted accounting principles in the U.S. (“GAAP”) and may differ from non-GAAP measures used by other companies. Free Cash Flow represents cash flow from operations plus depreciation minus taxes and capital expenditures and adjusting for any changes in working capital, as presented above.
(2)	EBITDA is not a measurement under GAAP and may differ from non-GAAP measures used by other companies. Management believes that using EBITDA as a metric can enhance an overall understanding of the Company’s expected financial performance from ongoing operations, and EBITDA was used by management for that purpose. EBITDA represents net income before interest expense, income tax, and depreciation, depletion and amortization. The following table reconciles projected EBITDA to projected net income for the future periods presented:

	Projected Fiscal Year Ending June 30,
	2014E	2015E
Net Income	$8,148	$10,039
Depreciation Expense	1,650	1,737
Stock Based Compensation	712	755
Interest Expense	0	0
Tax Expense	5,354	5,172
EBITDA Before Adjustments	$15,864	$17,703
Adjustments	1,783	(200)
Adjusted EBITDA	17,647	17,503

Purposes and Effects of the Merger; Merger Consideration

The principal purpose of the Merger is to enable Teledyne to acquire all of our shares of Common Stock and to provide our shareholders with the opportunity to receive the cash payment provided for in the Merger Agreement for all of their shares of Common Stock. The acquisition will be accomplished by a Merger of Merger Sub with and into Bolt, with Bolt continuing as the surviving corporation and as a wholly owned subsidiary of Teledyne (the “Merger”). If the Merger is completed, each share of Common Stock (other than shares owned by Bolt (or held in Bolt’s treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) will be converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes. If you are a shareholder of record, you will receive the per share amount after you remit your certificate(s) evidencing your shares of Common Stock in accordance with the instructions contained in a letter of transmittal to be sent to you by the paying agent appointed by Teledyne promptly after completion of the Merger (or if you hold your shares in book-entry form — that is, without a share certificate — you may surrender your shares by following the instructions for book-entry form shareholders in the letter of transmittal), together with the properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the written instructions. If your shares of Common Stock are held in “street name” through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to how to surrender your “street name” shares and receive cash for those shares.

At the effective time of the Merger, all unvested outstanding options to acquire shares of the Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $22.00 over the per-share exercise price for the Common Stock subject to such option.

At the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00.

Consummation of the Merger will terminate all interests in the shares of our Common Stock held by our shareholders in exchange for $22.00 per share in cash, without interest and less any applicable withholding taxes.

Effects of the Merger Not Being Completed

If the Merger is not completed for any reason, our shareholders and holders of stock options and unvested restricted stock awards will not receive any payment from Teledyne for their shares of Common Stock, stock options or restricted stock. Instead, we will remain a public company and our shares of Common Stock will continue to be listed on NASDAQ. If the Merger is not completed, we expect to continue to conduct our business in a manner similar to how it is presently conducted. In such event, the value of our shares of Common Stock would continue to be subject to various risks and opportunities, including the risk factors described in our past filings with the SEC.

If the Merger is not completed, our shares of Common Stock may trade at or above pre-announcement levels or below due to adverse market reaction. If the Merger is not completed, there can be no assurance that any other transaction similar to the Merger would be available to us in the future. Even if such a transaction were available, there can be no assurance that such transaction would be acceptable to our Board of Directors and would offer our shareholders the opportunity to receive a cash payment for their shares of Common Stock at a premium over the recent market prices at which the shares of Common Stock traded before the public announcement of any such transaction.

Finally, if the Merger Agreement is terminated under certain circumstances, we may be obligated to pay to Teledyne a termination fee of $7.5 million and/or reimburse it for its expenses incurred in connection with the Merger Agreement up to $1.0 million. See the section captioned “Terms of the Merger Agreement — Termination Fee; Reimbursement of Certain Expenses.”

Delisting and Deregistration of Our Common Stock

Our shares of Common Stock are registered as a class of equity securities under the Exchange Act and are quoted on NASDAQ under the symbol “BOLT.” As a result of the Merger, we will become a wholly owned subsidiary of Teledyne, with no public market for our Common Stock. After the Merger, our Common Stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our Common Stock in the public market will no longer be available. In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the Merger with respect to our Common Stock.

Financing of the Merger

The Merger is not conditioned on Teledyne or Merger Sub obtaining the proceeds of any financing. Teledyne has represented in the Merger Agreement that it will have available at the effective time of the Merger the funds necessary to purchase all of the shares of Common Stock pursuant to the Merger Agreement and to pay all fees and expenses payable by Teledyne or Merger Sub in connection with the transactions contemplated by the Merger Agreement.

We anticipate that the total amount of funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement, including the funds needed to (i) pay our shareholders (including equity award holders) the amount due under the Merger Agreement, and (ii) pay customary fees and expenses in connection with the transactions contemplated by the Merger Agreement, will be approximately $[    ].

Cooperation on Tax Matters

Bolt will deliver to Teledyne a certificate, in a form reasonably acceptable to Teledyne, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3).

Employee Benefits Matters

For purposes of all employee benefit plans and other employment agreements, arrangements and policies of Teledyne under which an employee’s benefits depend, in whole or in part, on length of service, Bolt and Teledyne have agreed that credit will be given to current employees of Bolt and its subsidiaries for service with Bolt and its subsidiaries prior to the effective time of the Merger; provided that (i) except in the case of severance or vacation accrual, such crediting of service will be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, (ii) such crediting does not result in duplication of benefits, (iii) such crediting is permitted under the terms of such plans and applicable law and (iv) such crediting is subject to other limitations set forth in the Merger Agreement. Such prior service will not be recognized for the purpose of the Teledyne Technologies Incorporated Employee Stock Purchase Plan with the result that Bolt employees, to the extent eligible, will have a one year waiting period to participate in such plan.

To the extent not otherwise terminated, modified or amended as provided in the Merger Agreement, Teledyne will honor all employee benefit plans that are in effect as of the date of the effective time of the Merger in accordance with their terms, provided that Teledyne or Bolt may amend, modify or terminate any benefit plan in accordance with the law and the terms of the plan. Bolt will terminate its 401(k) plan prior to the effective time and such other plans as Teledyne may timely request. Bolt employees will be permitted to rollover amounts distributed from the Bolt 401(k) plan into the Teledyne 401(k) plan.

Interests of Our Directors and Executive Officers in the Merger

When considering the recommendation by our Board of Directors that our shareholders approve the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our other shareholders. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and making its recommendation that Bolt’s shareholders approve and adopt the Merger Agreement. These interests are described below.

The total approximate amount of compensation that our executive officers and directors may potentially receive in connection with the Merger is $10,759,833, as follows:

Type of Compensation	Total Amount
Payments for Outstanding Equity Awards	$2,264,638
Cash Severance and Perquisites/Benefits	$8,495,195
Total	$10,759,833

Treatment of Outstanding Equity Awards

Options

At the effective time of the Merger, each outstanding and unvested option to acquire shares of the Common Stock that were granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of the option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess, if any, of $22.00 over the per-share exercise price for the Common Stock subject to such option.

Restricted Stock Awards

At the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00.

Summary Table

The following table shows, for each current executive officer and each director, as applicable, (i) the number of shares subject to options held by him, (ii) the cash consideration that he will receive for such options upon completion of the Merger, without reduction for required tax withholding, (iii) the number of shares of unvested restricted stock held by him, (iv) the cash consideration that he will receive for such shares of restricted stock upon completion of the Merger, without reduction for required tax withholding, and (v) the total cash consideration he will receive for all outstanding equity awards upon completion of the Merger, without reduction for required tax withholding and in each case as of an assumed Merger closing date of November 17, 2014, based on applicable holdings on the date hereof and assuming continued employment or service through the assumed Merger closing date, November 17, 2014.

Name	Number of Shares Subject to Stock Options(1)	Cash-Out Payment for Stock Options ($)	Number of Unvested Restricted Shares (#)(2)	Cash-Out Payment for Unvested Restricted Shares ($)	Total Payment for Outstanding Equity ($)
Executive Officers
Raymond M. Soto	—	—	41,500	913,000	913,000
Michael C. Hedger	—	—	35,100	772,200	772,200
Joseph Espeso	—	—	2,100	46,200	46,200
William C. Andrews	—	—	8,600	189,200	189,200
Non-Employee Directors
Kevin M. Conlisk	3,750	41,850	980	21,560	63,410
Michael H. Flynn	1,875	22,313	1,380	30,360	52,673
George R. Kabureck	—	—	1,380	30,360	30,360
Stephen F. Ryan	4,500	42,615	1,580	34,760	77,375
Peter J. Siciliano	3,750	41,850	680	14,960	56,810
Gerald A. Smith	3,750	41,850	980	21,560	63,410
Total	17,625	190,478	94,280	2,074,160	2,264,638

(1)	Includes shares that are subject to options to purchase shares of the Common Stock. The value of each stock option to purchase shares of the Common Stock is calculated as the merger consideration of $22.00 minus the per-share exercise price for the Common Stock subject to such option multiplied by the number of shares of Common Stock subject to the award.

(2)	The value of unvested restricted stock awards is calculated as the merger consideration of $22.00 multiplied by the number of restricted shares.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

The “named executive officers” for purposes of the disclosure in this proxy statement are Raymond M. Soto, our Chairman and Chief Executive Officer, Michael C. Hedger, our President and Chief Operating Officer, Joseph Espeso, our Senior Vice President — Finance, Chief Financial Officer and Assistant Secretary, and William C. Andrews, our Senior Vice President — Administration and Compliance and Secretary.

As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each named executive officer could receive that is based on or otherwise related to the Merger. These amounts have been calculated assuming the Merger is consummated on November 17, 2014, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of the closing of the Merger. In the case of Messrs. Soto and Hedger, calculations of cash severance are based on such named executive officers’ employment agreements, and in the case of Messrs. Espeso and Andrews, calculations of cash severance are based on such named executive officers’ participation in the Company’s severance compensation plan. The amounts indicated below are estimates of amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. The amounts set forth below have been calculated in accordance with Item 402(t) of Regulation S-K and do not necessarily constitute “parachute payments” for purposes of the Internal Revenue Code.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Pension/ Non-Qualified Deferred Compensation(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement(5) ($)	Total(6) ($)
Raymond M. Soto(7)	3,523,211	913,000	—	290,619	—	4,726,830
Michael C. Hedger(8)	3,171,833	772,200	—	—	—	3,944,033
Joseph Espeso(9)	690,000	46,200	—	22,104	—	758,304
William C. Andrews(10)	743,080	189,200	—	54,312	—	986,592

(1)	Cash. Represents the cash payments to be made to Messrs. Soto, Hedger, Espeso and Andrews on a qualifying termination of employment within twenty four (24) months following the approval of the Merger by Bolt’s shareholders. In the case of Messrs. Soto and Hedger, the payments are to be made under the applicable named executive officer’s employment agreement and in the case of Messrs. Espeso and Andrews, the payments are to be made under the applicable named executive officer’s designation of participation for the severance compensation plan. The amounts in this column with respect to all of the named executive officers are all “double trigger” in nature, which means that payment of these amounts is conditioned on both the approval of the Merger by Bolt’s shareholders and a qualifying termination of employment within (24) months following such approval of the Merger. Voluntary resignation by any such officer for any reason is deemed a qualifying termination for this purpose.
(2)	Equity. Represents the aggregate payments to be made in respect of shares of unvested restricted stock upon consummation of the Merger, as described in greater detail in the section captioned “— Treatment of Outstanding Equity Awards” beginning on page 53 of this proxy statement and as quantified for each named executive officer in the summary table set forth in that section. Amounts included in this column are all “single trigger” in nature, which means that payment is conditioned solely upon completion of the Merger.
(3)	Pension/Non-Qualified Deferred Compensation. None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the Merger.
(4)	Perquisites/Benefits. Under Mr. Soto’s employment agreement, during the three years following a qualifying termination of employment within twenty four (24) months following the occurrence of the Merger, Mr. Soto is entitled to either continue receiving the benefits and perquisites that he was receiving on the date of termination or to receive the value of such benefits. Under the severance compensation plan, following a qualifying termination of employment within twenty four (24) months following the occurrence of the Merger, Messrs. Espeso and Andrews are entitled to receive the value of certain annual medical insurance premiums previously paid by Bolt for the benefit of each such named executive officer.
(5)	Tax Reimbursement. Although each of Messrs. Soto and Hedger are entitled to a change in control payment that is in excess of three times such named executive officer’s average annual compensation over the prior five-year period, neither Mr. Soto nor Mr. Hedger are entitled to a tax gross-up payment for excess parachute payments.
(6)	Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation that are single trigger or double trigger, as the case may be. Single trigger amounts include the amounts shown in the “Equity” column of the “Golden Parachute Compensation” table above, and double trigger amounts include the amounts shown in the “Cash” and “Perquisites/Benefits” column. The total amounts do not reflect any reductions which may be made to payments which constitute “parachute payments” under the Internal Revenue Code.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
Raymond M. Soto	913,000	3,813,830
Michael C. Hedger	772,200	3,171,833
Joseph Espeso	46,200	712,104
William C. Andrews	189,200	797,392
(7)	Mr. Soto. Comprised of all sums which would have become payable to Mr. Soto under his employment agreement during the three year period following the date of termination, including (A) base salary, assuming that base salary for fiscal year 2015 increases by 5% per year ($2,168,456), (B) annual performance bonuses based on the average of the three highest such bonuses, including cash bonus and the value of restricted stock awarded as of the date of the award, paid in respect of the five fiscal years preceding the date of termination ($1,354,755), and (C) benefits and perquisites based on benefits and perquisites paid during fiscal year 2015, which are comprised of certain annual medical insurance premiums ($98,712), reimbursement of medical expenses not covered under Bolt’s health insurance program ($30,000), car lease payments ($40,680), club membership dues ($30,120), contribution to Bolt’s 401(k) Savings Plan for employer match ($23,400), premiums for certain life insurance policies maintained by Bolt for Mr. Soto ($63,000) and dental, disability and group life insurance premiums ($4,707). If Mr. Soto terminates his employment within twenty four (24) months following the approval of the Merger by Bolt’s shareholders, the amounts payable to Mr. Soto are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(8)	Mr. Hedger. Comprised all sums which would have become payable to Mr. Hedger under his employment agreement during the three year period following the date of termination, including (A) the then base salary ($1,815,078) and (B) an annual performance bonus based on the average of the bonuses paid to Mr. Hedger during the three fiscal years preceding the date of termination, including cash bonus and the value of restricted stock awarded as of the date of the award ($1,356,755). If Mr. Hedger terminates his employment within twenty four (24) months following the approval of the Merger by Bolt’s shareholders, the amounts payable to Mr. Hedger are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(9)	Mr. Espeso. Comprised of all sums payable to Mr. Espeso under the severance compensation plan, including two times (A) annualized base salary for the period immediately prior to the occurrence of the Merger ($540,000), (B) the average of the three highest annual performance bonuses, including cash bonus and the value of restricted stock awarded as of the date of the award, during the five-year period prior to termination ($150,000), and (C) annual medical insurance premiums previously paid by Bolt for the benefit of Mr. Espeso ($16,104) and reimbursement of medical expenses not covered under Bolt’s health insurance program ($6,000). The amounts payable to Mr. Espeso under the severance compensation plan are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(10)	Mr. Andrews. Comprised of all sums payable to Mr. Andrews under the severance compensation plan, including two times (A) annualized base salary for the period immediately prior to the occurrence of the Merger ($540,000), (B) the average of the three highest annual performance bonuses, including cash bonus and the value of restricted stock awarded as of the date of the award, during the five-year period prior to termination ($203,080), and (C) annual medical insurance premiums ($44,904) and dental insurance premiums ($3,408) previously paid by Bolt for the benefit of Mr. Andrews, and reimbursement of medical expenses not covered under Bolt’s health insurance program ($6,000). The amounts payable to Mr. Andrews under the severance compensation plan are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

Directors’ and Officers’ Indemnification and Insurance

For a period of six years following the effective time of the Merger, Teledyne has agreed to indemnify, advance expenses to, and hold harmless the present and former officers and directors of Bolt and its subsidiaries, in each case to the fullest extent permitted by law, in respect of acts or omissions occurring prior to or after the effective time of the Merger. Teledyne has also agreed to cause the certificate of incorporation and by-laws of the surviving corporation to contain provisions substantially similar in terms to the rights granted in the provisions with respect to indemnification and insurance set forth in our current certificate of incorporation and by-laws, which provisions will not be amended in any manner that would materially and adversely affect the rights of Bolt’s employees, agents, directors or officers for acts or omissions occurring on or prior to the effective time of the Merger, except if such amendment is required by applicable law. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth in our current certificate of incorporation and by-laws will be made by independent counsel selected by Teledyne and reasonably acceptable to such officer or director. Teledyne has agreed to pay such reasonable counsel’s fees and expenses.

We may, on or prior to the effective time of the Merger and after consultation with Teledyne, purchase (and if we do not, at or after the effective time, Teledyne has an obligation to purchase or cause the surviving corporation to purchase) a six-year “tail” policy regarding directors’ and officers’ liability insurance; provided that the cost of such insurance will not exceed $150,000 annually. The “tail” policy will provide the same or substantially similar coverages as the policies of directors’ and officers’ liability insurance we currently maintain, provided that if the total premium of such insurance coverage exceeds $150,000, the tail policy purchased will have with the greatest coverage available for a cost not exceeding such amount. If Bolt purchases such a tail, run-off or similar director’s and officer’s liability insurance coverage policy prior to the effective time, Teledyne shall maintain such policy as purchased by Bolt in full force and effect and continue to honor their respective obligations thereunder.

Shareholder Agreements

Contemporaneously with the execution of the Merger Agreement, each of Raymond M. Soto, Michael C. Hedger, Joseph Espeso, and William C. Andrews (the “Officers”), and each of Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck, Stephen F. Ryan, Peter J. Siciliano and Gerald A. Smith (the “Non-Employee Directors” and together with the Officers, the “Voting Shareholders”), who collectively own approximately [    ]% of the outstanding shares of Common Stock (excluding stock options and unvested restricted stock awards) as of the record date, entered into a Shareholder Agreement with Teledyne and Merger Sub (collectively, the “Shareholder Agreements”). Pursuant to the Shareholder Agreements, the Voting Shareholders have agreed, among other things, to vote all of the shares of Common Stock that they beneficially own at the Special Meeting and any adjournment thereof:

•	in favor of the Merger, the Merger Agreement and other transactions contemplated thereby;
•	if so directed by Teledyne, against any competing acquisition proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Bolt under the Merger Agreement, or that could reasonably be expected to result in any of Bolt’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the Board of Directors of Bolt (except as contemplated by the Merger Agreement), any change in the present capitalization of Bolt or any amendment to its corporate structure or business, or any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transaction being consummated; and
•	in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting of the shareholders of Bolt or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Teledyne and Merger Sub or their nominee(s) to vote such officer’s or director’s shares directly.

The Voting Shareholders have agreed to permit Teledyne and Bolt to publish and disclose in any materials delivered to the shareholders of Bolt in connection with the Merger Agreement, their identity and ownership of Common Stock and the nature of their commitments, arrangements and understandings under their Shareholder Agreement. In addition, each Voting Shareholder has agreed not to disclose or publish, or permit any other person to disclose or publish, any Confidential Information (as defined in the Shareholder Agreement), or use any such Confidential Information in a manner detrimental to the interests of Bolt, Teledyne or any of their respective present or future subsidiaries or affiliates, unless (i) such information is or becomes generally known to the public through no fault of the Voting Shareholder, (ii) the Voting Shareholder is advised in writing by counsel that disclosure is required by law or the order of a governmental authority, or (iii) the Voting Shareholder reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against Voting Shareholder.

For a period of three years from the closing date of the Merger, the Officers agreed not to, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, promoter, lender, or in any other individual or representative capacity:

•	invest in, finance, engage or participate in, or plan or prepare to invest in, finance, engage or participate in the design, manufacture, sale or distribution of seismic energy sources and related controllers, data loggers, monitoring systems and other auxiliary equipment and spare parts; underwater cables, connectors, hydrophones, depth and pressure transducers; and underwater remotely operated robotic vehicles in any nation, state, territory or location where Bolt or its subsidiaries conducted business within the two (2) years preceding September 3, 2014; provided, however, that the foregoing restriction shall not prevent such Officer from acquiring or holding an interest of less than two percent (2%) of the outstanding equity securities of any competing business whose equity securities are listed on a national securities exchange, national or capital markets or traded in the over-the-counter bulletin board;
•	solicit, divert or take away or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of Bolt or Teledyne or any of their respective present or future subsidiaries or affiliates to any individual, partnership, firm, business, corporation or other entity engaged in or planning or preparing to engage in a competing business; or
•	influence or attempt to influence the employees of Bolt, or any of its present or future subsidiaries or affiliates to leave their employment with Bolt or any of its present or future subsidiaries or affiliates; provided, however, that this prohibition shall not apply to solicitations for employment resulting from general advertisements appearing in newspapers, periodicals, trade journals or other media of broad circulation.

Under the Shareholder Agreements, the Voting Shareholders have also agreed to grant Teledyne an irrevocable proxy to vote their shares of Common Stock in the manner contemplated above. In addition, the Voting Shareholders have agreed not to (i) sell, transfer, pledge, encumber, assign, or otherwise dispose of or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of their shares, (ii) grant any proxies, deposit any of shareholder’s shares into a voting trust or enter into a voting agreement with respect to any of shareholder’s shares, or (iii) take any action that would make any representation or warranty of any shareholder contained in their respective Shareholder Agreement untrue or incorrect in any material respect or have the effect of preventing, impairing, or disabling the shareholder from timely and promptly performing their obligations under the Merger Agreement. Subject to limited exceptions, the Voting Shareholders, under their respective Shareholder Agreements, are prohibited from selling, transferring, encumbering or otherwise disposing of their shares and from granting any proxies or entering into any voting agreement with respect to the voting of their shares. The Voting Shareholders have agreed, in their capacity as shareholders only, not to initiate, solicit, encourage or enter into discussions with respect to a competing acquisition proposal. The Shareholder Agreements terminate upon the termination of the Merger Agreement in accordance with its terms. A copy of each form of shareholder agreement is attached as Annex C-1 and Annex C-2 to this proxy statement.

Litigation Relating to the Merger

Four putative class action complaints challenging the Merger were filed in the Superior Court of the State of Connecticut, which were captioned: Andrew Post v. Bolt Technology Corporation et. al., C.A. No. FST-CV-14-6023297-S, filed September 10, 2014; Shiva Y. Stein v. Bolt Technology Corporation et al., C.A. No. FST-CV-6023323, filed September 15, 2014; Armin Walker v. Bolt Technology Corporation et al., filed September 15, 2014 and Halstrom v. Bolt Technologies et al., filed September 18, 2014. The complaints in these actions were filed on behalf of the public shareholders of Bolt and named as defendants Bolt, the members of its Board of Directors, Teledyne and Merger Sub. The complaints generally allege that Bolt’s directors breached their fiduciary duties to Bolt’s shareholders by agreeing to sell Bolt for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Teledyne and/or Merger Sub aided and abetted those alleged breaches. The complaints seek, among other things, to enjoin the Merger. The defendants have not yet responded to the complaints, but believe that the claims asserted against them are without merit. However, the outcome of these lawsuits cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Moreover, additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future.

Regulatory and Other Governmental Approvals

Under the HSR Act, transactions such as the Merger cannot be completed until notifications have been filed and certain information has been furnished to the FTC and the DOJ, and until a 30-day statutory waiting period has expired or been terminated. We and Teledyne filed our respective Notification and Report Forms with the FTC and DOJ on September 16, 2014 and we both requested early termination of the waiting period. As of the date of this proxy statement, the parties have not yet been notified as to whether the request for early termination of the waiting period has been granted. Other than the filing under the HSR Act, neither we nor Teledyne are aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. However, we cannot assure you that all regulatory approvals will be obtained.

At any time before or after completion of the Merger, the FTC or the DOJ or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, to rescind the Merger or to seek divestiture of particular assets of the parties. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. A challenge to the transaction on antitrust grounds may be made, and, if such a challenge is made, it is possible that we, Teledyne or Merger Sub will not prevail. See the section captioned “Terms of the Merger Agreement — Reasonable Efforts; Antitrust Matters.”

Pursuant to the Merger Agreement, Teledyne and Bolt agreed, and agreed to cause their respective subsidiaries, to take any and all reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible. Bolt and Teledyne have further agreed to file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable and in any event within fifteen days of September 3, 2014. Notwithstanding the foregoing or any other provision in the Merger Agreement to the contrary, neither Teledyne nor Bolt nor any of their respective subsidiaries is under any obligation to agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of any business of Teledyne, Bolt or any of their respective subsidiaries. See the section captioned “Terms of the Merger Agreement — Reasonable Efforts; Antitrust Matters.” Accordingly, even if the Merger Agreement is approved by our shareholders, conditions may be placed on regulatory approvals that could result in either us or Teledyne abandoning the Merger.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to “U.S. holders” (as defined below) of shares of Common Stock whose shares are converted into the right to receive cash in the Merger. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current, temporary and proposed U.S. Treasury regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, all as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis so as to result in U.S. federal income tax consequences different from those summarized below. This discussion is limited to the U.S. federal income tax issues addressed herein. This discussion does not address U.S. state, local and non-U.S. tax laws or any U.S. federal tax laws, including the recently effective Medicare tax with respect to certain investment income, other than U.S. federal income taxes.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has in effect a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations; or
•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

The U.S. federal income tax consequences of the Merger to a partner in an entity treated as a partnership for U.S. federal income tax purposes that holds shares of Common Stock will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Common Stock should consult their tax advisors.

This discussion assumes that a U.S. holder holds shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, shareholders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, shareholders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements or shareholders who hold (actually or constructively) an equity interest in the surviving corporation after the Merger). Holders of shares of Common Stock are urged to consult their tax advisor to determine the particular tax consequences of the Merger to them, including the application and effect of any state, local or non-U.S. income and other tax laws.

The receipt of cash in the Merger by U.S. holders of shares of Common Stock will generally be a taxable transaction. In general, a U.S. holder of shares of Common Stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such shares of Common Stock, and
•	the U.S. holder’s adjusted tax basis in such shares of Common Stock.

Such gain or loss generally will be capital gain or loss. If the holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Capital losses are subject to limitations on deductibility under the Code for both corporate and non-corporate U.S. holders. Under current law, certain non-corporate U.S. holders (including individuals) may qualify for lower rates of U.S. federal income taxation in respect of long-term capital gains. If a U.S. holder acquired different blocks of shares of Common Stock at different times or different prices, such U.S. holder must calculate its gain or loss and determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock.

Information Reporting and Backup Withholding

Under the Code, a holder of shares of Common Stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such holder is a corporation or other exempt recipient. Backup withholding (currently at a rate of 28%) may also apply with respect to the amount of cash received in the Merger, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should provide an Internal Revenue Service Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the paying agent. An Internal Revenue Service Form W-9 will be provided with the letter of transmittal. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, so long as such holder furnishes the required information to the Internal Revenue Service in a timely manner.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that may be important to you. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Bolt, Teledyne or Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or, in the case of information about Bolt, in the public filings that we make with the SEC, as described in the section captioned “Where You Can Find More Information” beginning on page 72 of this proxy statement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;
•	have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;
•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other shareholders and reports and documents filed with the SEC; and
•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “Company Material Adverse Effect”).

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bolt, Teledyne or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bolt’s public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section captioned “Where You Can Find More Information” beginning on page 72 of this proxy statement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

The Merger

The Merger Agreement provides for the Merger of Merger Sub with and into Bolt upon the terms, and subject to the conditions, of the Merger Agreement and in accordance with the CBCA. As the surviving corporation, Bolt will continue to exist following the Merger as a wholly owned subsidiary of Teledyne. Bolt will continue as the surviving corporation (1) through the conversion, at the effective time of the Merger, of each share of common stock of Merger Sub into one share of Common Stock of Bolt, as the surviving corporation, and (2) through the conversion of each share of Common Stock into the right to receive the merger consideration (other than as described below).

Effects of the Merger

At the effective time of the Merger, all the properties, rights, privileges, powers and franchises of Bolt and Merger Sub will vest in the surviving corporation, and all debts, liabilities and duties of Bolt and Merger Sub will become the debts, liabilities and duties of the surviving corporation, all as provided under the CBCA.

Effective Time; Closing

The Merger will become effective at such time as Bolt and Teledyne agree and as set forth in the certificate of merger that will be filed with the Connecticut Secretary of State. The parties will execute and file the certificate of merger and other appropriate documents with the Connecticut Secretary of State, which will be duly prepared, executed and acknowledged by the parties to the Merger Agreement in accordance with the relevant provisions of CBCA. The closing of the Merger will occur on a date specified by the parties (and in any event no later than the fourth business day after the satisfaction (or, to the extent permitted by law, waiver) of all of the conditions contained in the Merger Agreement (other than those conditions that must be satisfied or waived at the closing, but subject to the satisfaction or waiver of those conditions)) or at such other date as Bolt and Teledyne may agree upon in writing.

Merger Consideration

The Merger Agreement provides that each issued and outstanding share of Common Stock will be converted at the effective time into a right to receive $22.00 in cash, without interest (the “merger consideration”) less any applicable withholding taxes. All shares of Common Stock owned by Bolt (or held in Bolt’s treasury), Teledyne or Merger Sub or any of their direct or indirect wholly owned subsidiaries) will be cancelled and will cease to exist at the effective time by virtue of the Merger and no consideration will be delivered or deliverable in exchange for those shares.

Procedure for Exchanging Shares in the Merger

When and as needed, Teledyne will deposit, or cause to be deposited, cash with the paying agent in order to permit the payment of the merger consideration. Promptly (and in any event within ten days) after the effective time of the Merger, the paying agent will mail to each holder of record of Common Stock that was issued and outstanding immediately prior to the effective time of the Merger a letter of transmittal and, in the case of a holder of certificates that represent shares of Common Stock, instructions for use in effecting the surrender of such certificates in exchange for the merger consideration. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of Bolt, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the surviving corporation that any applicable stock transfer or other taxes have been paid. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

Teledyne is entitled to cause the paying agent to deliver to it any funds (including all interest and other income received by the paying agent in respect of all funds made available to it) that have not been distributed within 270 calendar days after the effective time of the Merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to Teledyne or the surviving corporation for payment of the merger consideration.

To the extent permitted by applicable law, none of Teledyne, Merger Sub, Bolt, the surviving corporation or the paying agent will be liable to any holder of shares of Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of Teledyne, the surviving corporation and the paying agent will be entitled to deduct and withhold from any consideration otherwise payable pursuant to the Merger Agreement, including to any holder of shares of Common Stock, stock options or shares of restricted stock, any amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code or any other applicable state, local or foreign tax law.

You should not send your Bolt stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent after the effective time of the Merger. Do not return your Bolt stock certificates (if any) with the enclosed proxy. All merger consideration paid upon the surrender of certificates and cancellation of uncertificated shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such certificates and uncertificated shares, and after the effective time of the Merger there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Common Stock which were outstanding immediately prior to the effective time of the Merger.

YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD, AND YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT UNLESS THEY ARE ACCOMPANIED BY AN EXECUTED LETTER OF TRANSMITTAL.

Lost, Stolen or Destroyed Certificates

If any of your certificates representing Common Stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you deliver an affidavit of that fact, which will include an agreement to indemnify and defend and hold harmless Teledyne, the surviving corporation and the paying agent from and against any and all costs, claims, losses, judgments, damages, counsel fees, expenses and liabilities that each may suffer, sustain or incur in connection with the failure of any statement, representation or warranty set forth in such affidavit, any payment for or transfer, exchange or delivery of such certificates and your inability to locate such certificates, and, if required by Teledyne, post a bond, in customary amount as indemnity against any claim that may be made against Teledyne with respect to such certificates.

Treatment of Outstanding Equity Awards

At the effective time of the Merger, all unvested outstanding options to acquire shares of the Common Stock granted pursuant to the Company Stock Plans will become fully vested and each outstanding option will be cancelled, and the holder of such option will be entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (1) the number of shares of the Common Stock previously subject to such option immediately prior to the effective time of the Merger and (2) the excess of $22.00 over the per-share exercise price for the Common Stock subject to such option.

At the effective time of the Merger, each outstanding share of restricted stock awarded under the Company Stock-Based Plans will vest and be converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to $22.00.

Termination of Stock-Based Plans

Bolt’s stock-based plans will be terminated as of the effective time of the Merger and holders of the stock rights issued under such plans will have no other rights with respect to such plans other than the merger consideration due (if any) as described in the preceding paragraphs.

Directors and Officers

Except as noted below, the directors of Merger Sub and those individuals designated by Teledyne on or prior to the closing date will, from and after the effective time of the Merger, be the initial directors and officers, respectively, of the surviving corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation, or removal. It is anticipated that the named executive officers of Bolt following the effective date of the Merger will have the same positions with the surviving corporation, except they shall not continue as directors of the surviving corporation.

Certificate of Incorporation and By-laws

The certificate of incorporation of Bolt, as amended and in effect immediately prior to the effective time of the Merger or as amended by the certificate of merger will be the certificate of incorporation of the surviving corporation. The by-laws of Merger Sub as in effect immediately prior to the effective time of the Merger will be the by-laws of the surviving corporation.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Bolt to Teledyne and representations and warranties made by Teledyne and Merger Sub to Bolt. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement and certain confidential disclosures that the parties delivered to each other concurrently with the execution of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Bolt as to, among other things:

•	the organization and qualification to do business of Bolt and its subsidiaries;
•	the certificate of incorporation and by-laws of Bolt;
•	Bolt’s capitalization;
•	Bolt’s stock based compensation plans;
•	Bolt’s authority to enter into and perform its obligations under the Merger Agreement;
•	the approval of the Board of Directors;
•	the inapplicability of certain Connecticut anti-takeover laws;
•	the vote of Bolt’s shareholders required to approve the Merger;
•	no conflict or violation, required filings, consents and approvals;
•	permits and compliance;
•	Bolt’s SEC filings and financial statements;
•	absence of undisclosed liabilities;
•	absence of certain changes or events;
•	absence of legal proceedings;
•	compliance with applicable laws;
•	employee benefit plans;
•	accuracy of information relating to the Merger or the Merger Agreement included in filings with government authorities;
•	labor and employment matters;
•	Bolt products;
•	real property and leases;
•	certain personnel;
•	intellectual property;
•	taxes;
•	environmental matters;
•	Bolt material contracts;

•	government contracts;
•	insurance;
•	brokers;
•	certain business practices;
•	export controls;
•	affiliate transactions;
•	conflicts of interest;
•	Bolt indebtedness;
•	customers and suppliers; and
•	the opinion of Bolt’s financial advisor.

A number of Bolt’s representations and warranties are qualified by certain information in Bolt’s SEC filings filed prior to the date of the Merger Agreement and in the disclosure schedules delivered to Teledyne with the Merger Agreement. In addition, some representations and warranties are qualified by a Material Adverse Effect limitation, which term is defined in the Merger agreement as described below.

Material Adverse Effect

Some of Bolt’s representations and warranties are qualified by a Material Adverse Effect standard. Under the Merger Agreement, “Material Adverse Effect” means any state of facts, change, development, event, occurrence or condition (any such item, a “Change”) that, directly or indirectly, (1) would, or would reasonably be expected to, prevent, materially delay or materially impede a party’s or parties’ ability to consummate the transactions contemplated by the Merger Agreement within the timeframes contemplated by the Merger Agreement, or (2) is materially adverse to, or would reasonably be expected to have a material adverse effect on, the business, results of operations, properties, assets, liabilities, or financial condition of Bolt and its subsidiaries, taken as a whole; provided that in the case of clause (2) above of this definition, no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from, arising out of or attributable to the following shall be deemed to be or constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or may, would or could occur (except, in the case of clauses (1), (2), (3), (4), (5), or (8), where the Company or its Subsidiaries are disproportionately affected relative to other comparable persons operating in the industries in which the Company and its subsidiaries operate):

(1)	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world where the Company and its subsidiaries conduct their business, or conditions in the global economy generally that affect the industries in which the Company and its subsidiaries conduct their business;
(2)	conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States;
(3)	conditions (or changes in such conditions) in the industries in which any of the Company or its subsidiaries conducts business;
(4)	political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;
(5)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world where the Company and its subsidiaries conduct their business;

(6)	the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby, including any Change that is directly attributable to the identity or business of Teledyne or its subsidiaries, including any impact on relationships, contractual or otherwise, with employees, customers, suppliers or any other third parties;
(7)	any actions taken or failure to take action, in each case, to which Teledyne has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, the Merger Agreement; or the failure to take any action prohibited by the Merger Agreement;
(8)	changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);
(9)	any fees or expenses incurred in connection with the transactions contemplated by the Merger Agreement;
(10)	any legal proceedings made or brought by any of the current or former shareholders of the Company (on their own behalf or on behalf of the Company) resulting from, relating to or arising out of the Merger Agreement or any of the transactions contemplated thereby; and
(11)	changes in the Company’s stock price or the trading volume of the Company’s stock or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

The representations and warranties in the Merger Agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the Merger Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub” in Annex A to this Proxy Statement. For example, Bolt’s representations and warranties with respect to environmental matters include a representation that there are no circumstances or environmental conditions that require remediation (and the transactions contemplated by the Merger Agreement shall not trigger or give rise to any remediation obligations of Bolt, Merger Sub or Teledyne under any environmental law) that would reasonably be expected to exceed a cost of $5 million in the aggregate.

Covenants Regarding Conduct of Business of Bolt Pending the Merger

Bolt has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement in accordance with its terms or the effective time. In general, Bolt has agreed to, and to cause its subsidiaries to, except as (i) may be required by applicable law, (ii) may be agreed in writing by Teledyne, (iii) contemplated by the Merger Agreement or (iv) set forth in Bolt’s confidential disclosure schedule delivered to Teledyne concurrently with the execution of the Merger Agreement, (A) use its commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice, (B) use its commercially reasonable efforts to maintain and preserve substantially intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees, and (C) at its expense, maintain its assets material to the business of Bolt and its Subsidiaries in good repair and condition, consistent with past practice except to the extent of reasonable wear and use and damage by fire or other casualty.

Bolt has also agreed that, except as may be (i) required by applicable law, (ii) contemplated by the Merger Agreement or (iii) consented to in writing by Teledyne (which consent, except with respect to certain specified matters, shall not be unreasonably withheld), from and after the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms or the effective time, it will not, and will not permit its subsidiaries to, directly or indirectly, do any of the following:

•	adopt or propose any change to Bolt’s Certificate of Incorporation or By-laws;
•	merge or consolidate Bolt or any of its subsidiaries with any other entity;

•	issue sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock, options, warrants, convertible securities or other rights to acquire any shares of capital stock, or any other ownership interest of Bolt or any of its subsidiaries;
•	redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Common Stock or any shares of capital stock of its subsidiaries, subject to certain exceptions set forth in the Merger Agreement;
•	split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such, other than the quarterly dividend declared on Bolt’s Common Stock in August 2014, and dividends and distributions to Bolt by any of its subsidiaries;
•	enter into any agreement with respect to the formation of any joint venture, strategic partnership or alliance;
•	incur any indebtedness or assume or become responsible for the obligations of any person, except in the ordinary course of business and not in excess of $100,000 in the aggregate;
•	transfer, sell, or otherwise encumber any of its properties or assets except in the ordinary course of business or a disposition of obsolete inventory or assets (other than any properties or assets with an individual minimum value in excess of $50,000 or a collective value of $200,000);
•	sell, lease, transfer, abandon, let lapse, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its material properties or assets or any capital stock of any of its Subsidiaries except as provided for in the Merger Agreement;
•	cancel, release or assign any indebtedness owing to it in excess of $250,000 in the aggregate, other than indebtedness owed to it by any of its subsidiaries;
•	acquire assets outside of the ordinary course of business with an aggregate value or purchase price in excess of $100,000, other than from one of its subsidiaries;
•	make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than one of its subsidiaries;
•	increase in any manner the compensation of any of Bolt’s directors, officers or employees, or enter into, establish, amend, or terminate any Bolt benefit plans, collective bargaining agreement or employment, severance or similar agreement or arrangement, for or in respect of, any shareholder, officer, director, other employee, agent, consultant, or affiliate, subject to certain exceptions set forth in the Merger Agreement;
•	waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party, except as set forth in the Merger Agreement;
•	make any changes with respect to accounting policies or procedures;
•	other than shareholder litigation related to the Merger, the Merger Agreement and any related transactions, settle any litigation or other proceedings before or threatened to be brought before a governmental entity for an amount in excess of $250,000 or which would be reasonably likely to have a Company Material Adverse Effect;
•	except as required by law, make any material tax election or take any position on any material tax Return filed on or after the date of the Merger Agreement or adopt any material method of accounting therefor that in any such case is inconsistent with elections made, positions taken or methods of accounting used in preparing or filing similar tax Returns for prior periods;

•	terminate, cancel, let lapse, amend or modify any insurance coverage maintained by Bolt or any of its subsidiaries with respect to any material assets which is not replaced by a comparable amount of insurance coverage;
•	make any cash expenditure, other than to invest in Bolt’s businesses consistent with Bolt’s strategic plans, or retire liabilities of Bolt or its subsidiaries in the ordinary course of business and consistent with past practice;
•	enter into or amend in any manner any contract, agreement or commitment with any former or present director or officer of Bolt or any of its subsidiaries, affiliates or related persons;
•	enter into any new line of business that will require a commitment of funds on other resources in an amount material to Bolt’s operations; or
•	make a commitment to do any of the foregoing.

The covenants in the Merger Agreement relating to the conduct of Bolt’s business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the Merger Agreement entitled “Conduct of Businesses Prior to the Effective Time” in Annex A to this proxy statement.

Other Covenants

The Merger Agreement contains a number of other covenants, including covenants relating to:

•	holding of a special meeting of our shareholders and making a recommendation to approve the Merger;
•	access to information;
•	indemnification and insurance;
•	employee benefit plans;
•	further assurances;
•	transaction litigation;
•	additional agreements;
•	confidentiality;
•	notification of certain other matters; and
•	public announcements.

No Solicitation of Alternative Transactions; Change in Board Recommendation

Bolt has agreed to stop any existing activities, discussions or negotiations with any persons with respect to a “Takeover Proposal” (as this term is defined in the Merger Agreement and as described below) and has asked for any confidential information provided by Bolt in any such activities, discussions or negotiations to be returned to it.

Bolt has agreed to a number of limitations on its ability and the ability of its subsidiaries, officers, directors, employees, or any affiliate, investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its subsidiaries to take action with respect to other potential acquisition transactions. Bolt has agreed not to, and has agreed that its subsidiaries, officers, directors, employees, or any affiliate, investment banker, financial advisor, attorney, accountant, or any other representative retained by it or any of its subsidiaries, will not (i) solicit, initiate, knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated) or take any other action intended to facilitate or encourage any inquiries that are or that may lead to any Takeover Proposal; (ii) conduct, participate or engage in any discussions or negotiations or provide any non-public information or data to any person regarding, any Takeover Proposal; (iii) approve, endorse, recommend, make or authorize any public statement, recommendation or solicitation in support of any Takeover Proposal; (iv) approve any transaction (other than the transactions contemplated by the Merger Agreement) pursuant to which any person other than

Teledyne, Merger Sub or any subsidiary of Teledyne would become an “interested shareholder” under Section 33-844 of the Connecticut Business Corporation Act; or (v) terminate, amend or waive any material rights under (or fail to take commercially reasonable steps to enforce rights under) any “standstill” or other similar agreement between Bolt or any of its subsidiaries and any other person (other than Teledyne, Merger Sub or any subsidiary of Teledyne), except that Bolt shall not be prohibited from consenting to a request from one or more of the parties to the “standstill” or other similar agreement that such party or parties be permitted to make a Superior Proposal or a bona fide written Takeover Proposal which the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel and after taking into account the legal, financial, financing and other aspects of such Takeover Proposal, is reasonably likely to result in a Superior Proposal. However, if an unsolicited Superior Proposal (as this term is defined in the Merger Agreement and as described below) or a bona fide written unsolicited Takeover Proposal which the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel and after taking into account the legal, financial, financing and other aspects of such bona fide written unsolicited Takeover Proposal, that such Takeover Proposal is reasonably likely to result in a Superior Proposal made after the date of the Merger Agreement, but prior to Bolt’s special meeting of its shareholders called to approve the Merger Agreement, in circumstances not otherwise involving a breach of the Merger Agreement and subject to compliance with the Merger Agreement, Bolt may (A) request information from the person making such Superior Proposal or such Takeover Proposal for the purpose of informing itself about the proposal and the person that made it, (B) furnish information with respect to Bolt to the person making such Superior Proposal or such Takeover Proposal, pursuant to a confidentiality agreement provided that (1) the confidentiality agreement contains substantially the same terms as (or terms no less favorable to Bolt) the terms in Bolt’s confidentiality agreement with Teledyne, and (2) Bolt informs Teledyne of all such nonpublic information delivered to the person making such Superior Proposal or such Takeover Proposal; and (C) participate in negotiations with such person making such Superior Proposal or such Takeover Proposal; provided, further that the action described in clauses (B) and (C) of the immediately preceding proviso may be taken only on or before Bolt shareholder approval is obtained.

Bolt must promptly (and in no event later than one business day after receipt of any Takeover Proposal) notify Teledyne in writing and keep Teledyne informed of significant developments of the following in connection with a Takeover Proposal:

•	Any inquiries or indications of interest that could reasonably be expected to lead to a Takeover Proposal;
•	Requests for confidential information;
•	The existence of any Takeover Proposal, including a Superior Proposal;
•	The Board’s determination that any Takeover Proposal is reasonably likely to result in a Superior Proposal;
•	The material terms and conditions of such inquiry, indication of interest, request for confidential information or any Takeover Proposal;
•	The identity of the person making the Takeover Proposal (unless identifying the person would violate an obligation of confidentiality); and
•	Any requests by Bolt for information about the Takeover Proposal or the person that made it.

Under the Merger Agreement, a “Takeover Proposal” means (1) any proposal or offer (other than the Merger) from any person to acquire or purchase, directly or indirectly, 20% or more of the assets of Bolt or its subsidiaries or 20% or more of any class of equity securities of Bolt or its subsidiaries; (2) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Bolt or any of its subsidiaries; or (3) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Bolt or its subsidiaries.

Under the Merger Agreement, a “Superior Proposal” means any unsolicited bona fide written offer for (1) a direct or indirect acquisition or purchase of 50% or more of the consolidated assets or 50% or more of any class of equity securities of Bolt on a consolidated basis; (2) any tender offer or exchange offer that, if consummated, would result in a person beneficially owning 50% or more of any class of equity securities of Bolt; or (3) any merger, consolidation, share exchange or business combination, liquidation, dissolution or similar transaction involving Bolt or its subsidiaries, in each case made on terms that the Board determines in good faith (after consultation with its independent financial advisors and outside counsel taking into account all relevant factors including all legal, financial, regulatory and other aspects of such Takeover Proposal (including, but not limited to, any break-up fee, expense reimbursement provisions, conditions and timing to consummation, form of consideration and any financing required and whether or not such financing is subject to any contingency) and the Person or group making such Takeover Proposal) that the proposed transaction would be more favorable from a financial point of view to its shareholders than the transactions contemplated by the Merger Agreement (after giving effect to any changes to the financial terms of the Merger Agreement proposed by Teledyne in response to such offer or otherwise). A Superior Proposal is a Takeover Proposal.

Bolt has further agreed that neither its Board of Directors nor any committee thereof will, directly or indirectly, (1) withdraw, qualify, or modify, or publicly propose to withdraw, qualify, or modify, in a manner adverse to Teledyne, the approval, determination of advisability, or recommendation by the Board of Directors (or any committee of the Board of Directors) of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (2) approve, determine to be advisable, or recommend, or publicly propose to approve, determine to be advisable, or recommend any Takeover Proposal, (3) in the event of a tender offer or exchange offer for any outstanding Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by Bolt’s shareholders within ten business days of the commencement thereof (for the avoidance of doubt, the taking of no position or neutral position by the Board of Directors in respect of the acceptance of any tender offer or exchange offer by its shareholders as of the end of the ten business day period will constitute a failure to recommend against any such offer), (4) cause Bolt to enter into any letter of intent, agreement in principle or similar agreement related to any Takeover Proposal, or (5) recommend that Bolt’s shareholders reject adoption of the Merger Agreement, the Merger or the transactions contemplated thereby.

However, the Board may, prior to the date of the special meeting, withdraw or modify its approval, determination of advisability, or recommendation of the Merger, or determine to be advisable or recommend a Superior Proposal, if in either case the Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to Bolt’s shareholders under applicable law, either (A) in response to a Superior Proposal that was unsolicited and made after the date of the Merger Agreement in circumstances not otherwise involving a breach of the Merger Agreement, after considering applicable provisions of state law and after consultation with outside counsel, or (B) based upon a material development or change that impacts Bolt that was neither known to, nor reasonably foreseeable by, the Board or management of Bolt or any of its subsidiaries as of or prior to the date hereof (such material development or change in circumstances, an “Intervening Event”); provided that (a) in no event shall the receipt, existence or terms of a Takeover Proposal constitute an Intervening Event and (b) any effect resulting from any of the Changes specified in clauses (1) – (11) of the section of this proxy statement titled “Material Adverse Effect” on page 55 shall not be considered when determining whether an Intervening Effect shall have occurred. However, Bolt must first provide Teledyne written notice of receiving a Superior Proposal or that an Intervening Event has occurred (within 24 hours of receipt of such written notice or occurrence of such event) and, in the case of a Superior Proposal, the terms of, and identity of the party making such proposal (unless identifying the person would violate an obligation of confidentiality) and Teledyne does not provide Bolt, within five business days of receiving the notice, an offer that the Board of Directors determines in good faith, after consultation with its outside counsel and financial advisor, in the case of a Superior Proposal, is at least as favorable from a financial point of view to Bolt’s shareholders, or in the case of an Intervening Event, obviates the need for Bolt to withdraw or modify its approval, determination of advisability, or recommendation of the Merger, or determine to be advisable or recommend a Superior Proposal.

As described more fully under the section of this proxy statement titled “The Merger Agreement —  Termination Fee” below, if Bolt terminates the Merger Agreement to accept a Takeover Proposal, Bolt must pay a termination fee of $7.5 million to Teledyne concurrently with such termination.

Proxy Statement; Shareholders Meeting

Subject to the terms and conditions of the Merger Agreement and unless the Merger Agreement has been terminated, Bolt, acting through the Board of Directors, will take all actions in accordance with applicable law, its organizational documents and the rules of NASDAQ to promptly and duly fix a record date for, call, give notice of, convene and hold as promptly as reasonably practicable after the date of the Merger Agreement, and not later than the 40th calendar day immediately following the date of the mailing of this proxy statement absent any legal restraint that prevents such action, a Bolt shareholder meeting for the purpose of considering and voting upon the approval and adoption of the Merger Agreement. Unless the Board of Directors has made a Company Adverse Recommendation Change, Bolt will use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger Agreement and will use reasonable best efforts to secure the vote of the shareholders required by the CBCA to obtain such approval.

The parties agreed that the affirmative vote by the holders of two-thirds of the shares outstanding on the record date for the special meeting of Bolt’s shareholders to consider the adoption of the Merger Agreement, and the transactions contemplated thereby, of the Common Stock is the only vote of the holders of any class or series of Bolt’s capital stock or other securities necessary for the adoption of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except as may otherwise be required by law.

Cooperation on Tax Matters

Bolt will have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3) certifying that the Common Stock is not a U.S. real property interest.

Employee Benefits Matters

For purposes of all employee benefit plans and other employment agreements, arrangements and policies of Teledyne under which an employee’s benefits depend, in whole or in part, on length of service, credit will be given to current employees of Bolt and its subsidiaries for service with Bolt and its subsidiaries prior to the effective time of the Merger; provided that (i) except in the case of severance or vacation accrual, such crediting of service will be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, (ii) such crediting does not result in duplication of benefits, (iii) such crediting is permitted under the terms of such plans and applicable law and (iv) such crediting is subject to other limitations set forth in the Merger Agreement. Such prior service will not be recognized for the purpose of the Teledyne Technologies Incorporated Employee Stock Purchase Plan with the result that Bolt employees, to the extent eligible, will have a one year waiting period to participate in such plan.

To the extent not otherwise terminated, modified or amended as provided in the Merger Agreement, Teledyne will honor all employee benefit plans that are in effect as of the date of the effective time of the Merger in accordance with their terms, provided that Teledyne or Bolt may amend, modify or terminate any benefit plan in accordance with the law and the terms of the plan. Bolt will terminate its 401(k) plan prior to the effective time and such other plans as Teledyne may timely request. Bolt employees will be permitted to rollover amounts distributed from the Bolt 401(k) plan into the Teledyne 401(k) plan.

Reasonable Efforts; Antitrust Matters

Bolt and Teledyne have agreed to use all reasonable efforts to obtain all required regulatory and third party approvals and take all actions necessary to consummate the transactions contemplated by the Merger Agreement.

Bolt and Teledyne have agreed to make appropriate filings pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement within ten business days of September 3, 2014 and to take any and all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible. Bolt and Teledyne have further agreed to file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable and in any event within fifteen days of September 3, 2014.

Notwithstanding anything in the Merger Agreement to the contrary, in connection with seeking any consent, authorization, order or approval of, or any exemption by, any governmental entity related to the Merger and the other transactions contemplated by the Merger Agreement, in no event will Bolt, Teledyne or Merger Sub be obligated to agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of any business of Teledyne, any of its Subsidiaries, Bolt, or any of its Subsidiaries.

Shareholder Litigation

Bolt has agreed to give Teledyne the opportunity to participate in, but not control, the defense or settlement of any shareholder litigation against Bolt or the Board of Directors relating to the Merger or any transactions contemplated by the Merger Agreement and Bolt has agreed not to settle any such litigation without the prior written consent of Teledyne (which consent shall not be unreasonably withheld or delayed to the extent that any such compromise, offer, agreement or arrangement does not involve any monetary payment to any plaintiff or their counsel).

Conditions to Closing of the Merger

Conditions to Each Party’s Obligations.  The obligations of the parties to effect the Merger are subject to the fulfillment (or waiver if permitted under applicable law) at or prior to the effective time of the Merger of the following conditions:

•	Shareholder Approval. Bolt’s shareholders must approve and adopt the Merger Agreement in accordance with the Connecticut Business Corporation Act (the “CBCA”) and Bolt’s certificate of incorporation;
•	Legal Restrictions. No statute, rule, regulation, judgment, order or injunction will have been promulgated, entered, enforced, enacted, or issued or be applicable to the Merger by any governmental authority which (i) prohibits, or imposes any material limitations on, Teledyne’s ownership or operation of its or its subsidiaries’ businesses or assets, or Teledyne’s or Merger Sub’s ownership or operation of Bolt and its subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the Merger, or (iii) imposes material limitations on the ability of Teledyne effectively to exercise full rights of ownership of the shares of Merger Sub, and no action or proceeding by any governmental authority will be pending which seeks any of the results described in clauses (i), (ii), or (iii); provided that the parties to the Merger Agreement will use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated thereby will have been obtained and will be in effect at the effective time; and
•	Competition Acts. All applicable waiting periods (and any extensions thereof) under the HSR Act and under any similar foreign antitrust or competition laws and regulations applicable to the Merger will have expired, terminated or where applicable, approvals will have been obtained.

Conditions to the Obligations of Teledyne and Merger Sub.  The obligation of Teledyne and Merger Sub to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Bolt that are qualified by materiality must be true and correct as of the closing of the Merger, and the representations and warranties of Bolt that are not so qualified must be true and correct in all material respects as of the closing of the Merger, provided that this condition will be deemed to have been satisfied even if any representations and warranties of Bolt are not true and correct unless the cumulative effect of the failure of such representations and warranties of Bolt, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect;
•	Performance of Obligations of Bolt. Bolt must have performed or complied in all material respects with all obligations, agreements and covenants required under the Merger Agreement, prior to the closing of the Merger, or to the extent it has not so performed or complied and such nonperformance or noncompliance is curable, it will have cured such nonperformance or noncompliance within 30 days following its receipt of reasonably specific notice thereof from Teledyne; provided that any breach related to Bolt’s covenants described in the section of this proxy statement titled “Non-Solicitation Provisions” will not be deemed curable;
•	Stock-Based Plans. Bolt and its Board of Directors will take the necessary actions with respect to Bolt’s stock-based plans to effectuate the conversion provisions of the Merger Agreement;
•	Bolt Benefit Plans. Bolt will have provided evidence reasonably satisfactory to Teledyne that Bolt has taken all necessary and appropriate actions to terminate Bolt’s 401(k) plans and to amend, freeze and/or terminate any benefit plans of Bolt as requested by Teledyne; and
•	FIRPTA Certificate. Bolt will have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3) certifying that the Common Stock is not a U.S. real property interest.

Conditions to the Obligations of Bolt.  Bolt’s obligation to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver if permitted by applicable law) of each of the following additional conditions:

•	Representations and Warranties. The representations and warranties of Teledyne and Merger Sub that are qualified by materiality must be true and correct as of the closing of the Merger, and the representations and warranties of Teledyne and Merger Sub that are not so qualified must be true and correct in all material respects as of the closing of the Merger; provided that this condition will be deemed to have been satisfied even if any representations and warranties of Teledyne and Merger Sub are not true and correct unless the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect on Teledyne; and
•	Performance of Obligations of Teledyne and Merger Sub. Teledyne and Merger Sub must have performed or complied in all material respects with all obligations, agreements and covenants required under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of Teledyne and Bolt;
•	by Teledyne or Bolt if:
•	the Merger is not consummated on or before January 30, 2015 (the “Outside Date”), provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the Merger Agreement resulted in the failure of the Merger to close on or before the Outside Date, provided that the Outside Date will be extended day by day until April 30, 2015, if any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the Merger;
•	any governmental entity has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement (including each of the Merger and the Shareholders’ Agreement, as defined in the Merger Agreement) and such order, decree, ruling or other action has become final and non-appealable, provided that the party seeking to terminate the Merger Agreement used all reasonable efforts to challenge the order, decree, ruling or other action; or
•	Bolt’s shareholders do not approve and adopt the Merger Agreement at the special meeting.

•	by Teledyne if:
•	if the Board or any committee thereof (a) shall have withdrawn, qualified, or modified, or proposed publicly to withdraw, qualify, or modify, in a manner adverse to Teledyne, its adoption, approval or recommendation of the Merger Agreement, the Merger, or any other transactions contemplated in the Merger Agreement, or (b) shall have approved or recommended, or proposed publicly to approve or recommend, or taken a neutral position with respect to, any Takeover Proposal, (c) shall have resolved to take any of the foregoing actions, or (d) shall have failed to affirm its approval or recommendation of the Merger Agreement and the Merger within five (5) days of a request to do so by Teledyne; or
•	the representations and warranties of Bolt set forth in the Merger Agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Bolt, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Bolt, or Bolt will have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it, which failure, inaccuracy or breach cannot be cured or has not been cured prior to the earlier of (x) one business day prior to the Outside Date or (y) within thirty (30) business days after Teledyne gives written notice of such inaccuracy or breach to Bolt, except, in the case of failures of any representations or warranties, for (i) changes specifically permitted by the Merger Agreement, (ii) those representations and warranties that address matters only as of a particular date and are true and correct in all respects (if qualified as to materiality), or in all respects (if not so qualified) as of such date, and (iii) such failures as do not individually or in the aggregate have a Material Adverse Effect on Bolt.
•	by Bolt if:
•	the representations and warranties of Teledyne or Merger Sub set forth in the Merger Agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Teledyne, or either Teledyne or Merger Sub will have breached or failed in any material respect to perform or comply with any material obligation, agreement, or covenant required by the Merger Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured prior to the earlier of (x) one business day prior to the Outside Date or (y) within thirty (30) business days after Bolt gives written notice of such inaccuracy or breach to Teledyne, except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Merger Agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Material Adverse Effect on Teledyne; or
•	prior to obtaining the required approval from Bolt shareholders, in accordance with, and subject to the terms and conditions of the Merger Agreement, the Board of Directors (a) withdraws or modifies its approval or recommendation of the Merger Agreement, the Merger and the other transactions contemplated thereby or (b) determines the advisability of or recommends a Superior Proposal; provided that prior to or simultaneously with such termination, Bolt has paid the $7.5 million termination fee to Teledyne, as described below.

Termination Fee; Reimbursement of Certain Expenses

Except as otherwise provided for in the Merger Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the transactions are consummated.

Bolt has agreed to pay Teledyne a termination fee equal to $7.5 million under the following circumstances:

•	If Bolt or Teledyne terminates the Merger Agreement because the Board of Directors has withdrawn, qualified, or modified or proposed publicly to withdraw, qualify, or modify in a manner adverse to Teledyne its adoption, approval or recommendation of the transactions contemplated by the Merger Agreement;
•	If Bolt or Teledyne terminates the Merger Agreement because a Takeover Proposal was made known to Bolt, made directly to Bolt’s shareholders, or the intention to make a Takeover Proposal is publicly announced and within twelve months Bolt enters into an agreement or a series of agreements for the sale of more than 50% of its capital stock or assets to one or more third parties other than Teledyne or its subsidiaries; or
•	If Bolt breaches, in any material respect, the provisions of the Merger Agreement relating to the special meeting, this proxy statement or non-solicitation in order to accept any Takeover Proposal.

The termination fee is to be paid regardless of any alleged breach by Teledyne, provided that the payment by Bolt of the termination fee will not operate or be considered a waiver by Bolt of any such breach by Teledyne or a waiver by Teledyne or Merger Sub of any such breach by Bolt. The termination fee and any reimbursement of expenses due pursuant to the Merger Agreement if paid, will be in lieu of any other damages that could otherwise be recovered by Teledyne or Merger Sub from Bolt arising from such breach, except to the extent that Bolt violated its obligations under the Merger Agreement to not solicit other potential Takeover Proposals.

If Teledyne, Merger Sub or Bolt terminates the Merger Agreement as a result of failure to obtain the required approval of Bolt shareholders or the termination fee described above becomes due and payable by Bolt, Bolt will pay Teledyne up to $1.0 million for reasonable documented out-of-pocket fees and expenses incurred by Teledyne or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Under the Merger Agreement, the transaction expense payments and the termination fee are the sole and exclusive monetary remedy available to Teledyne and Merger Sub with respect to the Merger Agreement. In the event such amounts are paid by Bolt, the receipt of the termination fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Teledyne, Merger Sub, any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the transactions contemplated thereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Teledyne, Merger Sub, any of their respective affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against Bolt or any of its affiliates arising out of the Merger Agreement, any of the transactions contemplated thereby or any matters forming the basis for such termination.

Teledyne’s Liability for Breach

The parties agree that in the event of a material breach by Teledyne or Merger Sub of any of their representations, warranties, covenants or obligations set forth in the Merger Agreement, Bolt would be entitled to all rights and remedies available at law or in equity on behalf of itself and its shareholders, including the right to seek specific performance and to recover damages, including, without duplication, the loss of the benefit of the Merger to Bolt and the lost shareholder premium and any benefit to Teledyne or its shareholders arising from such Teledyne or Merger Sub breach.

Amendment and Waiver

The Merger Agreement may be amended at any time prior to the effective time by a written instrument executed by each of the parties to the Merger Agreement. However, after adoption by our shareholders of the Merger Agreement, no amendment will be made which under applicable law would require further approval by our shareholders unless so approved by our shareholders.

At any time prior to the effective time, any party to the Merger Agreement may (a) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (b) waive any inaccuracy in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance by the other parties with any agreement or condition contained in the Merger Agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

No Third-Party Beneficiaries

Other than the provisions relating to the indemnification of directors and officers, the Merger Agreement is not intended, and will not be deemed, to confer any rights or remedies upon any other person other than the parties thereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary thereto.

Governing Law; Venue

The Merger Agreement is governed by the laws of the State of Connecticut. The parties to the Merger Agreement are entitled to specifically enforce the terms and provision of the Merger Agreement in any court of the State of Connecticut, the United States District Court for the District of Connecticut, the State of California or the United States located in the Central District of California.

ADVISORY VOTE ON MERGER — RELATED COMPENSATION ARRANGEMENTS

Item 402(t) of Regulation S–K promulgated under Section 14A of the Exchange Act, which was enacted as part of the Dodd – Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non–binding, advisory basis, the compensation arrangements for our named executive officers disclosed in the section of this proxy statement entitled “Approval and Adoption of the Merger Agreement — Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 44 of this proxy statement.

The payments summarized there in the table entitled “Golden Parachute Compensation” and as further described in the accompanying footnotes and the associated narrative discussion represent all the compensation known at this time that may be paid or become payable to the Bolt named executive officers that is based on or otherwise related to the Merger.

Bolt’s Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.

Bolt’s Board of Directors unanimously recommends that the shareholders of Bolt approve the following resolution:

“RESOLVED, that the holders of shares of Common Stock approve, on a non–binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise related to the Merger as disclosed pursuant to Item 402(t) of Regulation S–K in the Golden Parachute Compensation table and the related narrative disclosures.”

The vote on the compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to approve and adopt the Merger Agreement and vote not to approve the compensation proposal and vice versa. Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote on the proposal.

Abstentions will have the same effect as a vote “AGAINST” the compensation proposal, while broker non–votes, if any, and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal.

Because the vote on the compensation proposal is advisory only, it will not be binding on either Bolt or Teledyne. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non–binding, advisory vote of Bolt’s shareholders.

Bolt’s Board of Directors unanimously recommends that the Bolt shareholders vote “FOR” the compensation proposal.

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

If the number of shares of Common Stock present in person or represented by proxy at the special meeting voting in favor of the proposal to approve and adopt the Merger Agreement is not sufficient to approve the Merger Agreement at the time of the special meeting, we intend to move to adjourn the special meeting in order to enable the Board of Directors to solicit additional proxies in respect of the proposal to approve the Merger Agreement.

In this proposal regarding the adjournment of the special meeting, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Merger Agreement. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement such that the proposal to approve the Merger Agreement would be defeated, we could adjourn the special meeting without a vote on the approval and adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of the Common Stock, present at the special meeting (assuming a quorum is present), in person or by proxy, and entitled to vote at the special meeting. No proxy that is specifically marked “AGAINST” the proposal to approve the Merger Agreement will be voted in favor of the proposal to adjourn the special meeting, unless it is specifically marked “FOR” the adjournment proposal.

Bolt’s Board of Directors believes that if the number of shares of Common Stock present in person or represented by proxy at the special meeting voting in favor of the proposal to approve the Merger Agreement is not a sufficient number of shares to approve the Merger Agreement, it is in the best interests of Bolt and its shareholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve the Merger Agreement.

Bolt’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICES OF THE COMMON STOCK

Our Common Stock trades on the NASDAQ Global Select Market under the symbol “BOLT.” On September 5, 2014, there were approximately 316 shareholders of record of our Common Stock. The following table sets forth the high and low sales prices for our Common Stock and dividends declared per share for the quarters indicated:

Fiscal Year 2014	High	Low	Dividends Per Share
First Quarter	$19.15	$16.85	$.09
Second Quarter	22.48	17.01	.59
Third Quarter	22.76	18.39	.09
Fourth Quarter	20.00	15.94	.09

Fiscal Year 2013	High	Low	Dividends Per Share
First Quarter	$15.50	$13.70	$.07
Second Quarter	14.86	13.36	.57
Third Quarter	17.60	14.39	.07
Fourth Quarter	17.46	14.69	.07

Fiscal Year 2012	High	Low	Dividends Per Share
First Quarter	$14.04	$9.70	$—
Second Quarter	12.50	9.56	1.00
Third Quarter	16.09	11.24	.05
Fourth Quarter	15.96	11.91	.05

The closing price per share for our Common Stock on NASDAQ on September 2, 2014, the last trading day before we announced the execution of the Merger Agreement, was $16.41. On [           ], 2014, the trading day preceding the date of this proxy statement, the closing price per share for our Common Stock on NASDAQ was $[    ]. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

We are currently restricted by the terms of the Merger Agreement from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, securities or other property) in respect of, any of our capital stock (other than the quarterly $0.09 per share Company Common Stock dividend declared on August 13, 2014 to be paid on October 2, 2014 to shareholders of record as of September 3, 2014).

If the Merger is completed, our shares of the Common Stock will be delisted from NASDAQ and will be deregistered under the Exchange Act.

NO APPRAISAL RIGHTS

Appraisal rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the laws of Connecticut, the state of incorporation of Bolt. As a result of these exceptions, the holders of Common Stock are not entitled to appraisal rights in connection with the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned as of September 24, 2014, by (1) each person or group who is known by us to own beneficially more than 5% of the outstanding Common Stock; (2) each member of our Board of Directors and each of our named executive officers; and (3) all directors and current executive officers as a group. The number of shares of Common Stock beneficially owned by each person or group includes shares that such person or group had the right to acquire on or within 60 days after September 24, 2014. The percentage ownership of the Common Stock of each person and group was calculated using as a denominator the total number of shares outstanding of the Common Stock on September 24, 2014, plus the number of shares that such person or group had the right to acquire on or within 60 days after such date. On September 24, 2014, there were 8,709,974 shares of Common Stock outstanding.

Names	Amount of Shares of Common Stock Owned/Nature of Ownership(1)(2)(3)		Percent of Total Class(4)
Thomson Horstmann & Bryant, Inc. 501 Merritt 7 Norwalk, CT 06851	978,243	(5)	11.2%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	554,021	(6)	6.4%
Gabelli Funds, LLC One Corporate Center Rye, NY 10580	825,001	(7)	9.5%
William C. Andrews	25,397		*
Kevin Conlisk	31,507		*
Joseph Espeso	36,196		*
Michael H. Flynn	17,275		*
Michael C. Hedger	96,352		1.1%
George R. Kabureck	17,017		*
Stephen F. Ryan	12,900		*
Peter J. Siciliano	7,925		*
Gerald A. Smith	27,249		*
Raymond M. Soto	216,059		2.5%
All Executive Officers and Directors as a Group	487,877		5.6%

*	Less than 1% of the Company’s outstanding shares of Common Stock as of September 24, 2014.
(1)	Includes 1,146 shares and 2,812 shares held by the wives of Messrs. Espeso and Soto, respectively (an aggregate of 3,958 shares owned by the wives of all directors and officers as a group), as to which such directors and officers disclaim beneficial ownership.
(2)	Includes 8,600 shares of restricted stock held by Mr. Andrews; 980 shares of restricted stock held by Mr. Conlisk; 2,100 shares of restricted stock held by Mr. Espeso; 1,380 shares of restricted stock held by Mr. Flynn; 35,700 shares of restricted stock held by Mr. Hedger; 1,380 shares of restricted stock held by Mr. Kabureck; 1,580 shares of restricted stock held by Mr. Ryan; 680 shares of restricted stock held by Mr. Siciliano; 980 shares of restricted stock held by Mr. Smith; and 41,500 shares of restricted stock held by Mr. Soto. Pursuant to the terms of each restricted stock award agreement, each individual has voting power but not investment power as to the shares of restricted stock held by him.
(3)	Includes 12,000 shares subject to stock options granted under the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan that may be acquired within 60 days of September 24, 2014 held by the following individuals: Messrs. Conlisk, Flynn, Siciliano and Smith each have 1,875 shares and Mr. Ryan has 4,500 shares.

(4)	The percentages represent the number of shares listed under the “Total” column divided by the Company’s outstanding shares of Common Stock as of September 24, 2014, plus all shares subject to stock options granted to the individual or group, as applicable, that may be acquired within 60 days of September 24, 2014.
(5)	Based on Amendment No. 1 to a Schedule 13G filing by Thomson Horstmann & Bryant, Inc. dated February 6, 2014, Thomson Horstmann & Bryant, Inc. had shared voting power with respect to 444,993 of such shares and sole dispositive power with respect to all such shares.
(6)	Based on a Schedule 13G filing by Ariel Investments, LLC on February 14, 2014, Ariel Investments, LLC had sole voting power with respect to 351,563 of such shares and sole dispositive power with respect to all such shares.
(7)	GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), and Mario Gabelli (collectively, the “Reporting Persons”) jointly filed a Schedule 13D/A with the Securities and Exchange Commission on September 18, 2014, with respect to the beneficial ownership of the Common Stock. The Schedule 13D/A states that Mr. Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP; Chairman and Chief Executive Officer of GBL; a member of GGCP Holdings LLC; and the controlling shareholder of Teton Advisors. The Schedule 13D/A further states that GGCP is the manager and a member of GGCP Holdings LLC which is the controlling shareholder of GBL; and GBL is the parent company for GAMCO, GSI and Gabelli Funds. Based on the Schedule 13D/A filed by the Reporting Persons, the Reporting Persons, in the aggregate, beneficially owned 825,001 shares of Common Stock, with the beneficial ownership of each Reporting Person being as follows: (i) Gabelli Funds beneficially owned 519,900 shares of Common Stock, as to which it has sole voting and dispositive power; (ii) GAMCO beneficially owned 117,682 shares of Common Stock, as to which it has sole voting and dispositive power; (iii) GSI beneficially owned 157,419 shares of Common Stock, as to which it has sole voting and dispositive power; (iv) Teton Advisors beneficially owned 30,000 shares of Common Stock, as to which it has sole voting and dispositive power; and (v) GGCP, GBL and Mr. Gabelli did not beneficially own any shares of Common Stock.

SHAREHOLDER PROPOSALS

If the Merger is completed, we will no longer be a publicly traded company and there will be no public participation in any future meetings of our shareholders. However, if the Merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholder meetings.

If the Merger is not completed, shareholder proposals intended for inclusion in the proxy statement for our 2014 Annual Meeting of Shareholders, which is scheduled to be held on [        ], 2014, pursuant to Rule 14a-8 under the Exchange Act must be directed to our Corporate Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, CT 06854, and had to have been received by [        ], 2014. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by [        ], 2014.

OTHER MATTERS

Other Business at the Special Meeting

At this time, we know of no other matters to be submitted to our shareholders at the special meeting. If any other matters properly come before the special meeting in which your proxy has provided discretionary authority, your shares of Common Stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the materials that we file with the SEC by going to the “Investors” section of our website at http://www.bolt-technology.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, CT 06854, telephone (203) 853-0700, on our website at http://www.bolt-technology.com, or from the SEC through the SEC’s website at http://www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, as described in the section captioned “Where You Can Find More Information.”

You should only rely on information provided or incorporated by reference in this proxy statement. No person has been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS PROXY STATEMENT IS DATED [      ] [  ], 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TELEDYNE TECHNOLOGIES INCORPORATED

LIGHTNING MERGER SUB, INC.

and

BOLT TECHNOLOGY CORPORATION

SEPTEMBER 3, 2014

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 3, 2014, is by and among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), LIGHTNING MERGER SUB, INC., a Connecticut corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”).

WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub, and the Board of Directors of the Company have each adopted this Agreement and have approved and determined that it is advisable and in the best interests of their respective companies and shareholders to consummate the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger, upon and subject to the terms and conditions set forth in this Agreement, pursuant to which the shares of common stock, no par value, of the Company (the “Shares” or the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2), other than shares described in Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3(b)), will be converted into the right to receive $22.00 per Share in cash (the “Merger Consideration”);

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, and covenants, and to enter into certain agreements, in connection with the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub have entered into a Shareholders’ Agreement, dated the date hereof, with certain officers of the Company named therein (the “Officers”), the form of which is attached as Exhibit A-1 hereto, and with certain directors of the Company named therein (the “Directors”, and together with the Officers, the “Shareholders”), the form of which is attached as Exhibit A-2 hereto (collectively, the “Shareholders’ Agreement”), pursuant to which each Shareholder has, among other things, agreed to vote all Shares beneficially owned by such Shareholder in favor of the Merger and this Agreement and against any Takeover Proposal (as defined in Section 5.2(f)), in each case subject to and on the conditions set forth therein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

Section 1.1 The Merger.  Subject to the terms and conditions of this Agreement and the provisions of the Connecticut Business Corporations Act, as amended (the “CBCA”), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which:

(a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease;

(b) the Company shall be the successor or surviving corporation in the Merger (the “Surviving Corporation”) under the name “Teledyne Bolt, Inc.” and shall continue to be governed by the laws of the State of Connecticut; and

(c) the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, and franchises, shall continue unaffected by the Merger.

The certificate of incorporation of the Company shall be amended and restated at the Effective Time to read in its entirety as set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by the certificate of incorporation of the Surviving Corporation, and by the by-laws of the Surviving Corporation. The Merger shall have the effects set forth in Section 33-820 of the CBCA.

Section 1.2 Effective Time.  Parent, Merger Sub, and the Company shall cause an appropriate certificate of merger meeting the requirements of Section 33-819 of the CBCA (the “Certificate of Merger”) to be executed and filed on the Closing Date (as defined in Section 1.3) (or on such other date as Parent and the Company may agree) with the Connecticut Secretary of State (the “Secretary of State”) as provided in the CBCA. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State pursuant to Section 33-819 of the CBCA or such later time as shall be agreed upon by the parties hereto and set forth in the Certificate of Merger in accordance with the CBCA (such time of effectiveness, the “Effective Time”).

Section 1.3 Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Connecticut local time, on a date to be specified by the parties hereto, which shall be as soon as practicable, but in no event later than the fourth Business Day after satisfaction or waiver of all of the conditions set forth in ARTICLE VI hereof (the “Closing Date”), at or directed from the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, New York 10105-0106, unless another date or place is agreed to in writing by the parties hereto; provided that, the parties may participate in the Closing remotely by electronic delivery of documents and/or funds. “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions are required or authorized by law to be closed in the State of California or the State of Connecticut.

Section 1.4 Directors and Officers of the Surviving Corporation.  The parties hereto shall take or cause to be taken all actions necessary so that the directors of Merger Sub and those individuals designated by Parent on or prior to the Closing Date shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s certificate of incorporation and by-laws.

Section 1.5 Shareholders’ Meeting; Proxy Statement.

(a) Subject to the Company’s rights under Section 7.1(c)(ii), the Company, acting through its Board of Directors (the “Board”), shall, in accordance with applicable law, the Company Certificate of Incorporation, the Company By-laws and the rules and regulations of NASDAQ:

(i) duly call, give notice of, convene, and hold a special meeting of its shareholders for the purpose of considering and taking action upon this Agreement (the “Special Meeting”) as soon as practicable following the date hereof with the record date and the meeting date of the Special Meeting to be selected after reasonable consultation with Parent; provided, however, that the Company may adjourn or postpone the Special Meeting (A) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement (as hereinafter defined) is provided to the Company’s shareholders within a reasonable amount of time in advance of the Special Meeting, (B) as otherwise required by applicable law, or (C) if as of the time for which the Special Meeting is scheduled as set forth in the Proxy Statement, there are insufficient shares of Company Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting;

(ii) (A) obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in a proxy statement in preliminary and definitive form relating to the Special Meeting (the “Proxy Statement”) and prepare and file with the United States Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable but in no event later than fifteen (15) Business Days after the date hereof, a preliminary Proxy Statement relating to the Merger and this Agreement, (B) respond promptly to any comments made by the SEC with respect to such preliminary Proxy Statement and, as soon as practicable thereafter, cause a definitive Proxy Statement to be disseminated to its shareholders, as and to the extent required by applicable federal securities laws;

(iii) include in the Proxy Statement (A) the unanimous recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the approval of this Agreement, unless such recommendation has been withdrawn, or unless such recommendation has been modified or amended, in each case in accordance with Section 5.2, and (B) the opinion of Johnson Rice & Company L.L.C. (the “Financial Advisor”) described in Section 3.23 (if the Financial Advisor authorizes such inclusion, which authorization the Company will request); and

(iv) use commercially reasonable efforts to obtain the necessary approvals of the Merger and this Agreement by its shareholders as soon as practicable (including by retaining an outside proxy solicitation firm at the Company’s own cost and expense);

(b) Parent shall provide the Company with the information concerning Parent and Merger Sub reasonably required to be included in the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the preliminary and the definitive Proxy Statement (or any amendments or supplements thereto) prior to the filing of any such document with the SEC. The Company shall give reasonable and good faith consideration to any and all comments made by Parent and its counsel and will incorporate reasonable comments of Parent and/or its counsel prior to filing. In addition, the Company will provide Parent and its counsel, in writing, any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and the reasonable opportunity to review and comment on such comments. The Company will respond promptly to any such comments from the SEC or its staff, will give reasonable and good faith consideration to any and all comments made by Parent and will incorporate reasonable comments of Parent and/or its counsel prior to any such response. Parent shall vote, or cause to be voted, all of the Shares (if any) then owned by it, Merger Sub, or any of its other Subsidiaries (as defined in Section 3.1(c)) or Affiliates (as defined in Section 8.10) in favor of the approval of the Merger and the approval of this Agreement.

(c) Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its shareholders (and will use its reasonable efforts to incorporate any reasonable comments of Parent and/or its counsel prior to such filing and dissemination), in each case as and to the extent required by applicable federal securities laws.

ARTICLE II
CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Company Common Stock or of the shares of common stock, no par value, of Merger Sub (the “Merger Sub Common Stock”):

(a) Merger Sub Common Stock.  Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of the common stock, no par value, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  All shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any Subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Shares.  Each issued and outstanding share of Company Common Stock, other than Shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (if any), shall be converted into the right to receive the Merger Consideration in cash, without interest, payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

(d) Adjustments to Merger Consideration.  The Merger Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change, such that the holders of Company Common Stock and other Company securities are provided the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.

Section 2.2 Exchange of Certificates.

(a) Paying Agent; Payment Fund.  Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”), reasonably acceptable to the Company, to make the payments of the Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). On or prior to the Closing Date, Parent shall deposit the aggregate amount of such Merger Consideration with the Paying Agent in trust for the benefit of holders of shares of Company Common Stock for exchange in accordance with Section 2.1 for timely payment hereunder (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, (iii) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, or (iv) money market funds investing solely in a combination of the foregoing, or a combination thereof, as directed by and for the benefit of Parent; provided, however, that no gain or loss thereon shall affect the amounts payable hereunder. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent or its designee, as Parent directs. Any portion of the Payment Fund made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

(b) Share Exchange Procedures.  As promptly as practicable after the Effective Time, but in no event more than five (5) Business Days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the “Certificates”) whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration:

(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify); and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration.

Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed by the holder of such Certificate in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such

Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to Section 2.2(e) and Section 2.2(f)) multiplied by the number of shares of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable in respect of the Certificates. If payment of the Merger Consideration is to be made to an individual, corporation, limited liability company, or other entity (a “Person”) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate held by a holder whose Shares were converted pursuant to Section 2.1(c)) into the right to receive the Merger Consideration shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any action that may be made against it with respect to such Certificate, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificates as contemplated by this ARTICLE II.

(c) Book-Entry Shares.  Notwithstanding anything to the contrary contained in this Agreement, any holder of shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) shall not be required to deliver a Certificate to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE II.

(d) Transfer Books; No Further Ownership Rights in Company Common Stock.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for Merger Consideration in the proper amount of cash as provided in this ARTICLE II.

(e) Return of Funds; No Liability.  At any time following 270 calendar days after the Effective Time, each of Parent and the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders of Certificates shall be entitled to look only to Parent or the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such holder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, or the Paying Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

(f) Withholding Taxes.  Parent, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger, or to a holder of a Company Stock Right or Company Restricted Shares pursuant to Section 2.4, such amounts as Parent, the Surviving Corporation, or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.16) or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Surviving Corporation, or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or the Company Stock Rights or the Company Restricted Shares, as applicable, in respect of which the deduction and withholding was made.

Section 2.3 Appraisal Rights.

(a) In accordance with Sections 33-856 to 33-872 of the CBCA (the “CBCA Appraisal Rights Provisions”), appraisal rights may be available to holders of shares of Company Common Stock in connection with the Merger.

(b) Notwithstanding anything to the contrary herein, any shares of Company Common Stock held of record by Persons who, prior to the Special Meeting, have objected to the Merger and complied with all applicable provisions of the CBCA Appraisal Rights Provisions necessary to perfect and maintain their appraisal rights thereunder (any such shares of Company Common Stock, “Dissenting Shares”) shall not be converted as of the Effective Time into the right to receive the Merger Consideration, but instead shall entitle the holder of such Dissenting Shares to such rights as may be available under the CBCA Appraisal Rights Provisions; provided, however, that if after the Effective Time (i) such holder fails to perfect, withdraws or otherwise loses such holder’s rights under the CBCA Appraisal Rights Provisions or (ii) a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the CBCA, the shares of Company Common Stock owned by such holder immediately prior to the Effective Time shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest.

(c) Prior to the Effective Time, the Company shall give Parent prompt written notice of its receipt of any demands for appraisal of any shares of Company Common Stock if the Merger is effectuated, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, offer to settle or settle, any such demands. After the Effective Time, Parent shall pay, or shall cause the Surviving Corporation to pay, any amounts that may become payable in respect of Dissenting Shares under the CBCA Appraisal Rights Provisions.

Section 2.4 Company Equity Awards.

(a) Vesting, Cash-Out and Cancellation of Company Stock Rights.  As of the Effective Time, each unexercised and unexpired option or other similar equity award with option-like features that is settled in, or relates to Company Common Stock (other than Company Restricted Shares as defined in Section 2.4(b)) held under any stock or stock-based plan of the Company or its Subsidiaries or Affiliates, including without limitation the Company’s 2012 Stock Incentive Plan and the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan, each as amended, and the award agreements thereunder (collectively, the “Company Stock-Based Plans”), or under any separate agreement (each, a “Company Stock Right”), shall fully and immediately vest in accordance with the terms of the applicable Company Stock-Based Plan, by virtue of the Merger and without the need of any action on the part of any holder thereof. As of the Effective Time, each Company Stock Right, whether or not vested, shall be canceled and automatically converted into and shall entitle the holder thereof to a right to receive an amount in cash equal to the product of (i) excess, if any, of (x) the Merger Consideration over (y) the exercise price or strike price, as the case may be, of the Company Stock Right, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Right, subject to Section 2.2(e) and Section 2.2(f) hereof (the “Stock Right Termination Consideration”). In the event the per share exercise price or the strike price or base price of a Company Stock Right, as adjusted, is equal to or greater than the Merger Consideration, such Company Stock Right shall be canceled as of the Effective Time without the payment of any consideration therefor and shall have no further force or effect. Payment of the Stock Right Termination Consideration shall be made following the Effective Time in accordance with the Company’s payroll practices and, to the extent practicable, as part of the payment made in respect of the first full payroll period ending after the date on which the Effective Time occurs, but in no event later than thirty (30) days after such date. The Company Stock-Based Plans shall terminate as of the Effective Time. Following the Effective Time the holders of Company Stock Rights shall have no further rights with respect thereto other than to receive the Stock Right Termination Consideration, if any, as provided herein.

(b) Company Restricted Shares.  Each outstanding share of restricted stock awarded under the Company Stock-Based Plans or under any separate agreement (each, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall vest and become free of restrictions as of the Effective Time and be converted into the right to receive an amount in cash equal to the Merger Consideration, subject to the applicable provisions of Section 2.2. All payments with respect to such Company Restricted Shares shall be made by the Paying Agent (or such other agent reasonably acceptable to the Company as Parent shall designate prior to the Effective Time) as promptly as reasonably practicable after the Effective Time in accordance with Section 2.2.

(c) Company Actions.  Prior to the Effective Time, the Company will adopt such resolutions as shall be necessary, and will take all such other actions as may be required, to effectuate the actions contemplated by this Section 2.4, including without limitation to effectuate the vesting of the Company Stock Rights and Company Restricted Shares and the termination of the Company Stock-Based Plans, in each case as of the Effective Time, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this ARTICLE III are true and correct, except (i) as disclosed with reasonable specificity in any SEC Document filed prior to the date of this Agreement but excluding (A) any amendment to any such SEC Document filed on or after the date of this Agreement, (B) any disclosures that contain cautionary, predictive or forward-looking statements, (C) any disclosures set forth in any section of a SEC Document entitled “risk factors” or constituting “forward-looking statements” or any other similar or comparable sections of such filings, and (D) the financial statements and notes thereto included in any such Company SEC Document) or (ii) as set forth herein or in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III and the disclosure in any paragraph or in any section of the Company Disclosure Schedule or any SEC Document shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face without further inquiry. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in a Material Adverse Effect, is outside the ordinary course of business or relates to any matter that exceeds any dollar threshold specified herein.

Section 3.1 Corporate Organization.

(a) Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 3.1(b)) on the Company (a “Company Material Adverse Effect”). The copies of the certificate of incorporation of the Company (the “Company Certificate of Incorporation”), and the by-laws of the Company (the “Company By-laws”), each as amended and as filed with the Company’s SEC Documents (as defined in Section 3.5(a)), are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Section 3.1(a) of the Company Disclosure Schedule lists the full legal name and jurisdiction of incorporation or organization of each Subsidiary, and each jurisdiction in which the Company or any Subsidiary is qualified to do business.

(b) For the purposes of this Agreement, the term “Material Adverse Effect” means any state of facts, change, development, event, occurrence, or condition (each, a “Change”) that, directly or indirectly, (i) would, or would reasonably be expected to, prevent, materially delay or materially impede a party’s or parties’ ability to consummate the transactions contemplated hereby within the timeframes contemplated by this Agreement; or (ii) is materially adverse to, or would reasonably be expected to have a materially adverse effect on, the business, results of operations, properties, assets, liabilities, or financial condition of the Company and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole, as applicable; provided, however, that for the purposes of clause (ii) of this definition, no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from, arising out of or attributable to the following shall be deemed to be or constitute a Material Adverse Effect, and no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from, arising out of or attributable to any of the following shall be taken into account when determining whether a Material Adverse Effect has occurred or may, would or could occur (except, in the case of clauses (1), (2), (3), (4), (5), or (8), where the Company or its Subsidiaries are disproportionately affected relative to other comparable persons operating in the industries in which the Company and its Subsidiaries operate):

(1) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world where the Company and its Subsidiaries conduct their business, or conditions in the global economy generally that affect the industries in which the Company and its Subsidiaries conduct their business;

(2) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States;

(3) conditions (or changes in such conditions) in the industries in which any of the Company or its Subsidiaries or Parent or its subsidiaries, as applicable, conducts business;

(4) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(5) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world where the Company and its Subsidiaries conduct their business;

(6) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including any Change that is directly attributable to the identity or business of Parent or its Subsidiaries, including any impact on relationships, contractual or otherwise, with employees, customers, suppliers or any other third parties;

(7) any actions taken or failure to take action, in each case, to which Parent has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement;

(8) changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

(9) any fees or expenses incurred in connection with the transactions contemplated by this Agreement;

(10) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) resulting from, relating to or arising out of this Agreement or any of the transactions contemplated hereby; and

(11) changes in the Company’s or Parent’s stock price, as applicable, or the trading volume of the Company’s or Parent’s stock, as applicable, or any failure by the Company or Parent, as applicable, to meet any public estimates or expectations of the Company’s or Parent’s (as applicable) revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or Parent, as applicable, to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

References in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a “Material Adverse Effect” has occurred.

(c) For the purposes of this Agreement, the term “Subsidiary,” when used with respect to any party hereto, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or entity or (ii) the power to direct the affairs of such corporation, partnership, limited liability company, or other organization, is directly or indirectly beneficially owned or controlled by such party hereto or by any one or more of its subsidiaries, or by such party hereto and one or more of its subsidiaries. Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company does not, directly or indirectly, (x) own any capital stock or other securities of, or any proprietary interest in, any Person or (y) control substantially all of the management policies of any other Person.

(d) Section 3.1(d) of the Company Disclosure Schedule lists the names of each director and the name and title of each officer of the Company and of each Subsidiary of the Company as of the date hereof.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, no par value. At the date hereof, there are:

(i) 8,710,724 shares of Company Common Stock issued and outstanding, including Company Restricted Shares (plus an additional 202,075 shares listed as treasury stock on the Company’s balance sheet);

(ii) 105,200 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the 2012 Stock Incentive Plan; and

(iii) 53,400 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan.

All of the issued and outstanding shares of Company Common Stock (including Company Restricted Shares) have been (and any shares of Company Common Stock issuable upon the exercise of Company Stock Rights will be) duly authorized and validly issued and are (or will be) fully paid, nonassessable, and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Stock Rights as of the date hereof granted under the Company Stock-Based Plans, including the expiration date of each such Company Stock Right, the exercise price, strike price or base price for shares of Company Common Stock represented by each such Company Stock Right, the number of shares of Company Common Stock for which each such Company Stock Right is exercisable, the holders of such Company Stock Rights, and the name of the specific Company Stock-Based Plan pursuant to which such Company Stock Right was granted. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Restricted Shares outstanding as of the date hereof granted under Company Stock-Based Plans, including the date each such share was granted and the date on which the restrictions for each such share expire. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are not and, as of the Effective Time, other than as the result of the issuance of Company Common Stock pursuant to the valid exercise of Company Stock Rights, in each case which are outstanding as of the date of this Agreement or issued after the date of this Agreement not in violation of this Agreement, there will not be, any shares of Company Common Stock, Company Preferred Stock or other capital stock issued and outstanding or any subscriptions, options, warrants, calls, stock appreciation rights, restricted shares, restricted stock units, phantom stock units, or other equity-based awards of any kind, commitments, or agreements of any character providing for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Company Common Stock.

(b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”) (other than (i) mechanic’s, materialmen’s, landlord’s, supplier’s and similar Liens, (ii) statutory Liens claimed or held by any Governmental Entity, (iii) Liens for Taxes not yet due and payable or being contested in good faith, (iv) Liens arising from restrictions on transfer under applicable securities laws, and (v) Liens arising in the ordinary course of business that do not materially detract from the value or materially interfere with the use of the assets or properties subject thereto or affected thereby (collectively, “Permitted Liens”)), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company’s Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or interest of such Subsidiary.

(c) The Board has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement, other than the quarterly $0.09 per share Company Common Stock dividend declared on August 13, 2014 to be paid on October 2, 2014 to shareholders of record as of September 3, 2014.

(d) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any shares of capital stock or other equity security or interest of any Subsidiary or of the Company.

(e) The Company Common Stock is listed on The NASDAQ Global Select Market (“NASDAQ”). No other securities of Company or any of its Subsidiaries are listed or quoted for trading on any United States domestic or foreign securities exchange.

(f) The Company has provided to Parent complete and accurate copies of all Company Stock-Based Plans and all forms of all award agreements related thereto, except for any variations in such forms that are not material. (i) Each Company Stock Right issued under a Company Stock-Based Plan intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Company Stock Right was duly authorized no later than the date on which the grant of such Company Stock Right was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant, if any, was duly executed and delivered, (iii) each such grant was made in accordance with the terms of the applicable Company Stock-Based Plan and all other applicable laws, (iv) the per share exercise price, strike price or base price of each Company Stock Right was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in all material respects in accordance with GAAP in the Company’s financial statements. All grants of Company Stock Rights were registered under the Securities Act or qualified on the Grant Date for exemption from registration under the Securities Act and other applicable laws (including state “blue sky” laws). The interests in or shares available for issuance under each such Company Stock-Based Plan have been properly registered pursuant to the Securities Act on a Form S-8.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of at least two-thirds of shares of Company Common Stock outstanding on the record date for the meeting of the Company’s shareholders to consider the adoption of this Agreement (the “Company Shareholder Approval”), prior to the consummation of the Merger in accordance with the CBCA. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company’s securities necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board and, except for obtaining the Company Shareholder Approval as contemplated by Section 1.5 and as required by the CBCA, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally or (ii) general principles of equity.

(b) The Board has adopted this Agreement and has approved and taken all corporate action required to be taken by the Board for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

Section 3.4 Consents and Approvals; No Violations.

(a) Except for (i) the consents and approvals set forth in Section 3.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the preliminary and the definitive Proxy Statement, (iii) the filing of the Certificate of Merger with the Secretary of State pursuant to the CBCA and appropriate corresponding documents with the appropriate authorities of other states in which the Company and its Subsidiaries are qualified as foreign corporations or entities to transact business, (iv) the Company Shareholder Approval, and (v) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (A) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and similar foreign statutes and regulations applicable to the Merger, and (C) any filings required under the rules and regulations of NASDAQ, no consents or approvals of, or filings, declarations or registrations with, any federal, state, or local court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic or foreign (each, a “Governmental Entity”) are necessary for the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, nor the consummation of the transactions contemplated by the Shareholders’ Agreement or compliance with the terms and provisions thereof will:

(i) conflict with or violate any provision of the Company Certificate of Incorporation or Company By-laws or any similar organizational documents of any of its Subsidiaries or

(ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the authorization hereof by the Company’s shareholders in accordance with the CBCA are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) subject to obtaining the third-party consents set forth in Section 3.4(b) of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.5 SEC Documents; Undisclosed Liabilities.

(a) Since June 30, 2011, the Company has filed with or furnished to the SEC all required reports, schedules, forms and registration statements (collectively, and in each case including all exhibits, schedules, and amendments thereto and other documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since June 30, 2011, has been, required to file any forms, reports or other documents with the SEC. The Company has previously delivered (except to the extent such filings are publicly available on the EDGAR system) to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the SEC since June 30, 2011, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof. There are no outstanding or unresolved comments from any comment letters received by the Company from the SEC relating to reports, statements, schedules, registration statements or other filings filed by the Company with the SEC. To the Knowledge of the Company, none of the SEC Documents is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements of the Company included in the SEC Documents (the “SEC Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated otherwise in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth on Section 3.5(b) of the Company Disclosure Schedule, since June 30, 2011, the Company has not received notice from the SEC or any other Governmental Entity that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge other than comments from the SEC on Company filings which comments have either been satisfied or withdrawn by the SEC.

(c) Since June 30, 2013, neither the Company nor any of its consolidated Subsidiaries has incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise and whether due or to become due) of the type required to be disclosed on a balance sheet prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2013, (including the notes thereto) included in the SEC Documents, (ii) as incurred after June 30, 2013, in the ordinary course of business and consistent with past practice, (iii) as described in the Company’s quarterly reports on Form 10-Q, definitive proxy statements, and Current Reports on Form 8-K filed between June 30, 2013 and the date hereof (the “Recent SEC Documents”), (iv) liabilities incurred in connection with the negotiation, execution and delivery of this Agreement or (v) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been at any time since June 30, 2011, a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K of the Exchange Act) or any similar arrangements where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the SEC Documents or the SEC Financial Statements.

(d) The Company has not filed any report with the SEC, NASDAQ, or any other securities regulatory authority or any securities exchange or other self-regulatory authority that, as of the date of this Agreement, remains confidential.

(e) The principal executive officer of Company and the principal financial officer of Company (and each former principal executive officer or principal financial officer of Company) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Documents filed since such certifications have been required and such filings were true and correct in all material respects when made. Nothing has come to the attention of the principal executive officer or principal financial officer of the Company that would preclude each of them from being able to make the certifications in the Company’s next periodic report (Form 10-K or Form 10-Q) due after the date hereof. For purposes of this section, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since June 30, 2011, neither the Company nor any of its Subsidiaries has arranged any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(f) The Company has implemented and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and Section 404 of the Sarbanes-Oxley Act which (i) are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Company’s filings with the SEC and other public disclosure documents; and (ii) ensures that material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Company’s auditors and the audit committee of the Board of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.6 Broker’s Fees.  Except for the Financial Advisor’s fee, which is set forth in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker’s fees, commissions, or finder’s fees in connection with any of the transactions contemplated hereby.

Section 3.7 Absence of Certain Changes or Events.  Except as set forth in the Recent SEC Documents or in Section 3.7 of the Company Disclosure Schedule, (a) since June 30, 2013, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect; and (b) since March 31, 2014, neither the Company nor any of its Subsidiaries has taken, or failed to take, any action that would have constituted a breach of Section 5.1 had the covenants therein applied since that date. Since March 31, 2014, all cash expenditures have been used to (x) invest in the Company’s businesses consistent with the strategic plans of the Company, (y) satisfy obligations and liabilities of the Company and its Subsidiaries incurred in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated hereby, or (z) make the dividend payments of: (i) $0.09 per share of Common Stock paid on April 2, 2014 to shareholders of record as of March 5, 2014 and (ii) $0.09 per share of Common Stock paid on July 9, 2014 to shareholders of record as of June 12, 2014.

Section 3.8 Legal Proceedings.

(a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any action, suit or proceeding, arbitration or investigation, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, restrict the conduct of the business of the Company or any of its Subsidiaries, or restrict the ability of the Company or any of its Subsidiaries to compete freely with any other Person.

(b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries that, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

(c) There are no actions, suits, or to the Knowledge of the Company, investigations or proceedings pending as of the date of this Agreement against Company or any Subsidiary of Company, or to the Knowledge of the Company, any director, officer or employee of Company or any Subsidiary of Company, alleging any violation of federal or state securities laws, the CBCA, or the rules or regulations of NASDAQ.

Section 3.9 Compliance with Applicable Law.

(a) Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule or in the Recent SEC Documents, the Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in the Recent SEC Documents or in Section 3.9(b) of the Company Disclosure Schedule, (i) the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity (including but not limited to the Sarbanes-Oxley Act and the USA PATRIOT Act of 2001),

except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has received notice of any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries.

Section 3.10 Company Information.  The information relating to the Company and its Subsidiaries to be provided by the Company for inclusion in the Proxy Statement, or in any other document filed with any other Governmental Entity in connection herewith, at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to shareholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to holders of the shares of Company Common Stock and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company as to such portions thereof that relate only to Parent, Merger Sub, or any of their Subsidiaries or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.11 Employee Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether written or unwritten, as well as each employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten) and each employment, consulting, bonus, supplemental income, collective-bargaining, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death benefit, hospitalization, insurance, personnel policy, disability benefit or other similar plan, program, agreement, arrangement or commitment (whether written or unwritten) for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of the Company or any of its ERISA Affiliates (as defined herein) entered into, maintained or contributed to by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates is obligated to contribute (such plans, programs, agreements, arrangements and commitments, collectively, the “Company Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) or (iv) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes the Company or any of its Subsidiaries. To the Knowledge of the Company, no other Company Benefit Plan exists.

(b) With respect to each Company Benefit Plan, the Company has made available to Parent true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (ii) any summary plan description; (iii) any related trust agreements, insurance contracts or documents of any other funding arrangements; (iv) all amendments, modifications or supplements to any such document; (v) the most recent actuarial report; (vi) the most recent determination letter from the IRS; (vii) the most recent Form 5500 required to have been filed with the IRS, including all schedules thereto; and (viii) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Company Benefit Plan.

(c) Each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and has a received a favorable determination letter from the Internal Revenue Service to such effect and, to the Knowledge of the Company, no fact, circumstance or event has occurred or exists after the date of such determination that has or would reasonably be expected to adversely affect such determination.

(d) No condition exists that is reasonably likely to subject the Company or any of its Subsidiaries to any direct or indirect liability under Title IV of ERISA or Section 4976 of the Code or that is reasonably likely to result in any loss of a federal tax deduction under Section 280G or Section 162(m) of the Code.

(e) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement (other than as set forth in Section 3.11(e) of the Company Disclosure Schedule) or other contract or understanding with a labor union or labor organization. There is no (i) unfair labor practice, labor dispute or labor arbitration proceeding pending, (ii) to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockout, strike, slowdown, work stoppage or, to the Knowledge of the Company, threat thereof by or with respect to such employees. Each of the Company and its Subsidiaries have complied in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters. Any individual who performs services for the Company or any of the Company’s Subsidiaries and who is not treated as an employee for federal income tax purposes by the Company or any of the Company’s Subsidiaries is not an employee of the Company or any of the Company’s Subsidiaries under applicable law or for any purpose including for tax withholding purposes or Company Benefit Plan purposes. Section 3.11(e) of the Company Disclosure Schedule contains a true, complete and correct list of the following information for each employee of Company and each of its Subsidiaries: name; employing entity; job title; primary work location; current compensation rate; target or expected bonus; and the Company’s or its Subsidiary’s classification of such employee as exempt or not exempt from applicable minimum wage and overtime laws.

(f) No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Company Benefit Plan is a multiemployer plan within the meaning of Section 414(f) of the Code or a plan described in Section 413(c) of the Code, and neither the Company nor any of its Subsidiaries or ERISA Affiliates has ever maintained, contributed to, sponsored or had an obligation to contribute to any such plan.

(g) There have been no non-exempt prohibited transactions within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Company Benefit Plans, and there has been no other event or events with respect to any Company Benefit Plan that could reasonably expected to result in any material liability for the Company or any Subsidiary related to any excise Taxes under the Code or to any liabilities under ERISA.

(h) Each Company Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Benefit Plan or to the Company or any Subsidiary as a sponsor, a plan administrator or a fiduciary of such Company Benefit Plan. If a former Company Benefit Plan has been terminated by the Company or all or any part of the liabilities of the Company or any Subsidiary for any current or former Company Benefit Plan has been transferred to another employer, such termination or transfer was properly effected in all material respects and neither the Company nor any of its Subsidiaries has any material liability with respect to such termination or transfer.

(i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, neither the requisite corporate or shareholder approval of, nor the consummation of, the transactions contemplated by this Agreement will (either alone or together with any other event, including any termination of employment) entitle any current or former officer, employee, director or other independent contractor of the Company or a Subsidiary to any change in control payment or benefit, transaction bonus or similar benefit or severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan. Section 3.11(i) of the Company Disclosure Schedule quantifies in reasonable detail the amount of any such change-in-control payment or benefit, transaction bonus or similar benefit or severance pay due and owing to each director, officer, employee or independent contractor of the Company or any Subsidiary.

(j) Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, director, or independent contractor except as required to avoid excise Tax under Section 4980B of the Code.

(k) All contributions and other payment due from the Company or any Subsidiary with respect to each Company Benefit Plan have been made or paid in full, and all of the assets which have been set aside in a trust, escrow account or insurance company separate account to satisfy any obligations under any Company Benefit Plan are shown on the books and records of each such trust or account at their current fair market value as of the most recent valuation date for such trust or account, and the fair market value of all such assets as of each such valuation date equals or exceeds the present value of any obligation under any Company Benefit Plan.

(l) There are no pending or, to the Knowledge of the Company, threatened claims with respect to a Company Benefit Plan (other than routine claims for benefits made in the ordinary course of the plan’s operations) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or independent contractor of the Company or a Subsidiary, which claims could reasonably be expected to result in any material liability to the Company or a Subsidiary, and no audit or investigation by any domestic or foreign governmental or other law enforcement agency is pending or, to the Knowledge of the Company or a Subsidiary, has been proposed with respect to any Company Benefit Plan.

(m) Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to (or is obligated to contribute to) any Company Benefit Plan that is primarily subject to the laws of any jurisdiction outside of the United States.

(n) (i) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated since January 1, 2005 in good faith compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”) and has been since January 1, 2009, in documentary compliance with the applicable provisions of Section 409A; (ii) neither the Company nor any of its Subsidiaries (1) have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (2) have any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A; (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Company Benefit Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Company Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1(a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Company Benefit Plan to Section 409A.

(o) Neither the Company or any of its Subsidiaries nor any of their ERISA Affiliates, or to the Knowledge of the Company, any officer or employee thereof, has made any written, or to the Knowledge of the Company, oral, promises or commitments to any employee, director, officer or other service provider, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change in any material way any existing Company Benefit Plan. No event, condition or circumstance exists that would prevent the amendment or termination of any Company Benefit Plan other than the satisfaction of any applicable legal requirements, including the giving of notice, and any such termination would not result in any cost or other liability, other than administrative or termination costs or fees that are not material and liability for all contributions due from the Company through the termination.

Section 3.12 Company Products.

(a) None of the products manufactured or sold by the Company or any of its Subsidiaries contains or incorporates asbestos, asbestos-containing materials, or presumed asbestos-containing materials.

(b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, none of the products manufactured or sold by the Company or any of its Subsidiaries is subject to any guarantee, warranty, or other indemnity of or by the Company or any of its Subsidiaries beyond the applicable terms and conditions of sale and any additional written warranty provided by the Company and included with such product and any warranty imposed by law.

Section 3.13 Environmental Matters.

(a) Except as set forth in Section 3.13 of the Company Disclosure Schedule or in the Recent SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities or, to the Knowledge of the Company, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supranational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”), pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries.

(b) There has been no release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws (which would require investigation or remediation under Environmental Laws) (i) by the Company or any of its Subsidiaries in, on, under or affecting the Owned Real Property or the Leased Real Property, (ii) to the Knowledge of the Company, by any other person in on, under or affecting the Leased Real Property or (iii) to the Knowledge of the Company, by any other person in, on, under or affecting the Owned Real Property or Leased Real Property prior to the period of ownership or operation thereof by the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries is subject to any agreement, judgment, decree, or other order of any kind by or with any court, Governmental Entity, regulatory agency, or third party imposing any material liability or obligations pursuant to or under any Environmental Law.

(d) There has been no material environmental assessment, investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company of which the Company has Knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that Company has not provided to Parent prior to the date of this Agreement.

(e) There are no circumstances or environmental conditions that require remediation (and the transactions contemplated by this Agreement shall not trigger or give rise to any remediation obligations of the Company, the Surviving Corporation or Parent under any Environmental Law) that would reasonably be expected to exceed a cost of $5,000,000 in the aggregate.

Section 3.14 Takeover Statutes.  Assuming that the representations and warranties set forth in Section 4.9 are true, the Company has taken all actions necessary to ensure that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar anti-takeover statute or regulation (including, without limitation, Section 33-841 to 33-844 of the CBCA or any restrictive provision of any applicable anti-takeover provision in the Company Certificate of Incorporation or the Company By-laws) is, or at the Effective Time will be, applicable to the Parent, Merger Sub, the shares of Company Common Stock acquired in the Merger, the Merger or any other transaction contemplated by this Agreement or the Shareholders’ Agreement. No anti-takeover provision contained in the Company Certificate of Incorporation or the Company By-laws is, or at the Effective Time will be applicable to the Merger or the other transactions contemplated by this Agreement.

Section 3.15 Properties.  Except as disclosed in the Recent SEC Documents, each of the Company and its Subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest audited balance sheet included in the Recent SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens except for Permitted Liens and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Knowledge of the Company, the lessor. The assets of the Company and its Subsidiaries constitute, in the aggregate, all the assets (including, but not limited to, intellectual property rights) used in or necessary to the conduct of their businesses as they currently are being conducted.

Section 3.16 Tax Returns and Tax Payments.

(a) Except as set forth in Section 3.16 of the Company Disclosure Schedule:

(i) the Company and its Subsidiaries have prepared in good faith and have duly and timely filed (or, as to Subsidiaries, the Company has filed on behalf of such Subsidiaries) all Tax Returns (as defined below) required to be filed and all such Tax Returns are complete and accurate in all material respects and were prepared in substantial compliance with all applicable laws and regulations;

(ii) the Company and its Subsidiaries have paid (or, as to Subsidiaries, the Company has paid on behalf of such Subsidiaries) all Taxes (as defined below) due or has provided (or, as to Subsidiaries, the Company has made provision on behalf of such Subsidiaries) reserves in its financial statements in accordance with GAAP for any Taxes that have not been paid (excluding any reserve for deferred Taxes established to reflect timing differences), whether or not shown as being due on any Tax Returns;

(iii) neither the Company nor any of its Subsidiaries has granted any request that remains in effect for waivers or extension of the time to assess any Taxes, no director or officer (or employee responsible for Tax matters) of the Company or any of its Subsidiaries expects any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed, to the Knowledge of the Company, no federal, state, local, or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has received from any federal, state, local, or non-U.S. Tax authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any notice indicating an intent to open an audit or other review, request for information related to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries;

(iv) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election under Code Section 108(i).

(v) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361;

(vi) there are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves (excluding any reserve for deferred Taxes established to reflect timing differences) have been taken in accordance with GAAP;

(vii) to the Knowledge of the Company no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority;

(viii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law) as a transferee or successor, by contract or otherwise;

(ix) there are no contracts, agreements or other arrangements which could result in the payment by the Company or by any Subsidiary of an “Excess Parachute Payment” as that term is used in Section 280G of the Code or the payment by the Company or any of its Subsidiaries of compensation which will not be deductible because of Section 162(m) of the Code, in either case, whether because of the transactions contemplated by this Agreement or for any other reason; and

(x) There are no agreements or arrangements with respect to the Company or any Subsidiary that are reportable transactions as defined by Treasury Regulation Section 1.6011-4, and each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that would otherwise give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(b) For the purposes of this Agreement, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property, payroll, employment, unemployment, FICA, Social Security (or similar), escheat, customs, unclaimed property, value added, alternative or add-on minimum, estimated or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(c) For the purposes of this Agreement, “Tax Return” shall mean any return, report, or statement required to be filed with any Governmental Entity with respect to Taxes.

(d) For the purposes of this Agreement, “Code” shall mean the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

Section 3.17 Intellectual Property.

(a) For purposes of this Agreement, “Intellectual Property Rights” means any or all statutory and common law rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, arising from or associated with any of the following: (i) all United States, international and foreign patents and patent applications (including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights) and all equivalents thereof (“Patents”); (ii) all copyrights to copyrightable works, United States and foreign copyrights, all applications, registrations and renewals thereof and all other rights corresponding thereto (“Copyrights”); (iii) trade names, fictional business names, corporate names, product names, logos, trademarks and service marks, trade dress, certification marks, slogans and other indicia of source or origin and the goodwill associated with the foregoing, together with all translations, adaptations, derivations and combinations and like intellectual property rights (“Trademarks”); (iv) trade secrets, confidential information, know-how and proprietary information (“Trade Secrets”); (v) all copyright and other intellectual property rights to computer programs and software, including to data files, source code, object code, application programming interfaces, architecture, documentation, files, records, schematics, emulation and simulation reports, test vectors and hardware development tools, databases and other software-related specifications and documentation (collectively, “Software”); (vi) Internet domain name registrations; (vii) all mask work rights and other rights protecting integrated circuit or chip topographies or designs (collectively, “Mask Works”); (viii) data base rights, moral rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Patents, Copyrights, Trademarks, Trade Secrets or Mask Works; and (ix) any right to sue for past, present or future infringement, misappropriation or dilution of any of the foregoing.

(b) Section 3.17(b) of the Company Disclosure Schedule sets forth a true, complete and correct list of all of the following Intellectual Property Rights owned by the Company or its Subsidiaries: (i) all issued Patents and Patent applications (whether U.S. or foreign), (ii) registered Trademarks, (iii) material unregistered Trademarks, (iv) registered Copyrights; (v) all Internet domain names; (vi) material Software owned by the Company or its Subsidiaries (collectively, clauses (i) through (vi), the “Owned Company IP”); and (vii) material software (excluding any non-exclusively licensed commercially available non-custom Software), in each case used in the Company’s or any of its Subsidiaries’ products or business or in the design, manufacture and operation of the Company’s or any of its Subsidiaries’ products or business.

(c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule:

(i) the Company and its Subsidiaries own all right, title and interest in or have valid and enforceable rights to use, by license or other agreement, all of the Intellectual Property Rights that are currently used in the conduct of the Company’s or any of its Subsidiaries’ business, free of all Liens, other than Permitted Liens;

(ii) no Person jointly owns any Owned Company IP pursuant to any agreement, by operation of law or otherwise. No material license fees in respect of any Owned Company IP will be payable by the Company following the Closing to any Person for the use or exploitation of such Intellectual Property Rights. The Company has not received any notice or claim challenging its respective ownership of any Owned Company IP or asserting that any other Person has any claim of legal or beneficial ownership or exclusive rights with respect thereto, nor, to the Knowledge of the Company, is there a reasonable basis for any such notice or claim;

(iii) all registrations of the Owned Company IP are currently in good standing and the correct chain of title has been recorded with the applicable Governmental Entity, including the U.S. Patent and Trademark Office, against each item of registered, issued or applied for the Owned Company IP;

(iv) to the Knowledge of the Company, no reasonable basis exists for any claim that any of the Owned Company IP that has been issued, granted or registered by or with any Governmental Entity or for which an application therefor has been filed with any Governmental Entity is either invalid or unenforceable. The Company has not taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of the Owned Company IP;

(v) no action, claim, arbitration, proceeding, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) has commenced, been brought or heard by or before any Governmental Entity or arbitrator or is pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened by any third Person with respect to any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in connection with their respective businesses as currently conducted, including any of the foregoing that alleges that the operation of any such business infringes, misappropriates, or otherwise violates the rights of others, and, to the Knowledge of the Company, there are no grounds for the same, and Company and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, or settlement involving any third Person’s Intellectual Property Rights;

(vi) to the Knowledge of the Company, (A) no product or service distributed, sold, licensed or offered by the Company or any of its Subsidiaries, or the operation of the businesses of the Company and its Subsidiaries as previously or currently conducted has infringed upon, misappropriated or violated, or infringes upon, misappropriates or violates any Intellectual Property of any Person, and (B) no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned or used by Company or any of its Subsidiaries in connection with their respective businesses as currently conducted and neither the Company nor any of its Subsidiaries has brought or threatened any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved;

(vii) no limitations or restrictions on the use or enforceability of any of the Company Intellectual Property Rights have been agreed to by or on behalf of the Company with any Person pursuant to a settlement agreement or a similar Contract intended to settle a dispute, and the Company has not granted any covenants not to sue with respect to any of its Intellectual Property Rights; and

(viii) the Company is the sole owner of, or has the right to use all Intellectual Property Rights that are used in or are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, as required to be conducted under any Company Material Contract or as proposed to be conducted in any Bid.

(d) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, all of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries prior to the Closing Date will be owned or available for use in all material respects by the Company and its Subsidiaries immediately after the Closing on substantially the same terms and conditions as prior to the Closing.

(e) Section 3.17(e) of the Company Disclosure Schedule contains a complete and accurate list of all (A) contracts granting to the Company and/or providing a right to obtain a license, covenant not to sue or any other interest in, or any right to use or exploit any Intellectual Property Rights that are material to the Company and used in the design, manufacture and operation of the Company’s products (other than non-exclusive licenses to commercially available non-custom Software, “Commercial Software Licenses”) and (B) contracts under which the Company has granted or imposes an obligation to grant to others a license, covenant not to sue or any other interest in, or any right to use or exploit any Intellectual Property Rights, other than agreements for the sale of the Company’s products in the ordinary course of business consistent with past practice and subject to the Company’s standard terms and conditions (collectively, the “Company IP Agreements”). Except as set forth on Section 3.17(e) of the Company Disclosure Schedule, the Company has not granted any Person any exclusive rights in, to or under any Owned Company IP. No Company IP Agreement, and no material Commercial Software License of the Company, may be unilaterally terminated by any party to such Agreement as a result of the consummation of the Merger or the other transactions contemplated by this Agreement. With respect to each Company IP Agreement and each material Commercial Software License Agreement, the Company is not in default of any such Contract, nor, to the Knowledge of the Company, has any event occurred which, with notice or the lapse of time, or both, would give rise to such a default by the Company. Each Company IP Agreement is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. True and complete copies of all Company IP Agreements have been delivered or made available to Parent and Merger Sub.

(f) All former and current employees, consultants and contractors of the Company or any of its Subsidiaries who contribute or have contributed to the creation or development of any of the Owned Company IP that is material to the Company or any of its Subsidiaries have duly executed written agreements with the Company that assign to the Company all right, title and interest in and to any such contributions that the Company does not already own by operation of law and requires that such persons take any steps necessary to effect such assignment. No inventor listed on any Patents owned by the Company or its Subsidiaries is under any obligation to assign or license its rights in such Patent to a former employer or any other Person.

(g) Except as set forth in Section 3.17(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incorporated into any of its products or any Software included in the Owned Company IP any “freeware,” “shareware” or other Software obtained pursuant to any open source, community source, copy left or similar publicly available Source Code license.

(h) Except as set forth in Section 3.17(h) of the Company Disclosure Schedule, all Software that is incorporated in any products or was used in the design or development of any products of the Company or its Subsidiaries was either (i) developed by employees of the Company within the scope of their employment, (ii) developed by contractors who have expressly assigned their rights and interest therein to the Company pursuant to written agreements, or (iii) otherwise acquired by the Company from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company.

(i) The Company has taken commercially reasonable steps to protect its rights in and preserve the secrecy and confidentiality of all Intellectual Property Rights developed or acquired by the Company that constitutes or at such time constituted Trade Secrets.

(j) Except as set forth in Section 3.17(j) of the Company Disclosure Schedule, none of the Owned Company IP (including all technical data and/or computer software (each as defined in the Federal Acquisition Regulation and the governmental agency supplements thereto) included therein) was (A) developed, in whole or in part, with full- or partial-funding from a Governmental Entity, including the United States government, or any agency thereof, (B) developed, in whole or in part, in the performance of a Government Contract, and/or (C) delivered to the United States government. Except as set forth in Section 3.17(j) of the Company Disclosure Schedule, the Owned Company IP is solely owned by the Company and the United States government has no rights pursuant to the Defense Federal Acquisition Regulation Supplement Part 227 or any other FAR supplement (or the contract clauses incorporated by reference therein) in or to any item of the Owned Company IP.

(k) The Company has taken reasonable steps and implemented reasonable procedures to ensure that information technology systems used in connection with the business of the Company and any Subsidiary are free from contaminants in all material respects, including the use of commercially available antivirus software with the intention of protecting the Company’s products from becoming infected by viruses and other harmful code. To the Knowledge of the Company, (i) there have been no successful unauthorized intrusions or material breaches of the security of the information technology systems; (ii) there has not been any material malfunction that has not been remedied or replaced, or any material unplanned downtime or service interruption; (iii) the Company has implemented or is in the process of implementing (or in the exercise of reasonable business judgment has determined that implementation is not yet necessary) in a timely manner any and all critical security patches or critical security upgrades that are generally available for the Company’s information technology systems; and (iv) no third party providing such security services to the Company has failed to meet any material service obligations.

Section 3.18 Real Property.

(a) Section 3.18(a) of the Company Disclosure Schedule contains a list and brief description of all leases, subleases, licenses and other occupancy agreements (the “Leases”) which are individually or in the aggregate material to the business of the Company and its Subsidiaries and pursuant to which the Company or any of its Subsidiaries leases real property as tenant (the “Leased Real Property”), and the Company has made available to Parent a true and complete copy of each such Lease. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, with respect to each of the Leases, (i) such Lease is in full force and effect and constitutes a legal, valid and binding obligation of the Company or its applicable Subsidiary and to the Knowledge of the Company, the other parties thereto, except, in each case, as may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity, (ii) the Company or its applicable Subsidiary has a good and valid leasehold interest in the Leased Real Property pursuant to such Lease, (iii) to the Knowledge of the Company there are no defaults (or any conditions or events that, after notice or the lapse of time or both, would constitute a default) under the Lease or disputes under such Lease, and (iv) the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all Leases.

(b) Section 3.18(b) of the Company Disclosure Schedule contains a list and brief description of all real property owned by the Company or the Subsidiaries (the “Owned Real Property”) which are individually or in the aggregate material to the business of the Company and its Subsidiaries. Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, either the Company or one of its Subsidiaries has good and marketable fee simple title to all of the Owned Real Property, free and clear of all Liens, except for Permitted Liens.

(c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule: (i) there are no pending or, to the Knowledge of the Company, threatened condemnation proceedings or threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to the Owned Real Property; (ii) the existing buildings and improvements located on such Owned Real Property are located entirely within the boundary lines and with any setback lines of such Owned Real Property or on permanent easements on adjoining land benefiting such Owned Real Property and may lawfully be used under applicable zoning and land use laws for the purposes for which they are presently being used; (iii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property; (vi) the Owned Real Property is in compliance with the terms and provisions of any restrictive covenants, easements, conditions, or agreements affecting such Real Property; and (vii) the Company has made available to Parent, to the extent in the Company’s possession or control, complete and accurate copies of all such title insurance policies (including all documents referenced therein as exceptions to coverage); deeds; surveys; environmental assessment and similar reports, and leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of the Owned Real Property.

Section 3.19 Material Contracts.

(a) For purposes of this Agreement, “Company Material Contract” means any of the following to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets are bound, in each case as of the date of this Agreement:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries;

(ii) any material contract or agreement between the Company and any of its Affiliates;

(iii) any contracts or arrangements between the Company and its Subsidiaries, on the one hand, and executive officers or directors of the Company or their Affiliates and associates (as defined in the Exchange Act), on the other hand;

(iv) any shareholder, voting trust, or similar contracts or agreements relating to the voting of Company Common Stock or other equity interests of the Company or any of its Subsidiaries;

(v) any collective bargaining agreement, employment, domestic or international sales representative, distributor or consulting agreement;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(vii) any agreement of indemnification (excluding indemnification provisions in the Company or any Subsidiary’s charter, by-laws, and/or any similar organizational documents) or any guaranty by the Company (other than any agreement of indemnification entered into in connection with the sale, license, maintenance, support or service of Company products in the ordinary course of business), in each case that is material to the Company;

(viii) any agreement requiring the payment or receipt by the Company of more than $250,000 in any twelve (12) month period for the purchase or lease of any machinery, equipment or other capital assets for goods or services;

(ix) any license, sublicense or royalty agreement relating in whole or part to any Intellectual Property Rights, in each case that is material to the Company or any of its Subsidiaries;

(x) any material contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets for consideration in excess of $250,000 or any interest in any other Person or business enterprise, in each case, other than in the ordinary course of business;

(xi) any settlement agreement which contains continuing material obligations of the Company or any of its Subsidiaries;

(xii) any contract that contains provisions restricting the Company or any of its Affiliates in any material respect from competing in any line of business or with any Person or in any geographic area (except for distributor agreements entered into in the ordinary course of business) or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date;

(xiii) any other contract with any obligations to make payments or entitlement to receive payments on behalf of the Company or any of its Subsidiaries of $250,000 or more in a twelve (12) month period (other than for purchase orders received or submitted in the ordinary course of business consistent with pact practice);

(xiv) any contract to which the Company or any of its Subsidiaries is a party creating or granting a Lien, other than Permitted Liens (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

(xv) any contract under which the Company or any of its Subsidiaries has made or is obligated to make any capital contribution or equity investment in, any Person (other than the Company or any of its Subsidiaries);

(xvi) any Government Contract (excluding completed purchase orders) which would reasonably be expected to generate revenues in excess of $250,000; and

(xvii) any Bid which would reasonably be expected to generate revenues in excess of $250,000, which has not otherwise expired pursuant to its terms.

(b) Section 3.19(b) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties is bound or affected as of the date of this Agreement, other than those Company Material Contracts that have been filed as exhibits to the Company’s filings with the SEC.

(c) All Company Material Contracts are valid and in full force and effect as of the date of this Agreement as against the Company or the respective Subsidiary of the Company, as the case may be, and to the Company’s Knowledge, each other party thereto, as applicable, subject to limitations of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity, and except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company or any of its Subsidiaries taken as a whole. As of the date hereof, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party thereto, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for such violations and defaults as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d) Complete and correct copies of each Company Material Contract in existence as of the date of this Agreement (including any and all amendments thereto) have been made available by the Company to Parent prior to the date hereof.

(e) Section 3.19(e) of the Company Disclosure Schedule identifies and quantifies in reasonable detail the estimated amount of any liabilities relating to or arising from any agreements which provide for termination, acceleration of payment or other special rights upon the occurrence of a change in control of the Company or any of its Subsidiaries.

Section 3.20 Transactions with Affiliates.  Except as set forth in the SEC Documents, between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s next annual proxy statement (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses of the members of the Board).

Section 3.21 Investment Company.  Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.22 Board Recommendation.  The Board, at a meeting duly called and held, has unanimously (a) adopted this Agreement (including all terms and conditions set forth herein) and approved the transactions contemplated hereby, including the Merger, (b) determined that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company’s shareholders, (c) directed that the Company submit the adoption of this Agreement to a vote of the shareholders in accordance with the terms of, and subject to the conditions set forth in, this Agreement, and (d) resolved to recommend that the Company’s shareholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

Section 3.23 Opinion of Financial Advisor.  The Financial Advisor has delivered to the Board its opinion (in writing or to be confirmed in writing) to the effect that, as of the date hereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration is fair to such holders from a financial point of view.

Section 3.24 Insurance.

(a) Section 3.24(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of and/or providing insurance coverage to the Company and its Subsidiaries and their respective business, properties and assets. Copies of all such policies, bonds and other forms of insurance have been provided to Parent.

(b) Section 3.24(b) of the Company Disclosure Schedule sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company and its Subsidiaries.

Section 3.25 Personnel. Section 3.25 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of (a) the names and current base salaries or other compensation of all directors and officers of each of the Company and its Subsidiaries, and (b) the number of shares of Company Common Stock owned beneficially or of record, or both, by each such individual and the immediate family relationships, if any, among such individuals.

Section 3.26 Potential Conflicts of Interest.  Except as set forth in the SEC Documents or in Section 3.26 of the Company Disclosure Schedule, since June 30, 2011, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and their respective Affiliates, including without limitation their directors and officers, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses of the members of the Board). As of the date hereof, only the directors of the Company identified in Section 3.26 of the Company Disclosure Schedule are not “independent” directors under the rules of NASDAQ. No officer or director of the Company or any Subsidiary has asserted any claim, charge, action or cause of action against the Company or any Subsidiary, that is unresolved or otherwise remains outstanding as of the date hereof, except for immaterial claims for accrued vacation pay, accrued benefits under any employee benefit plan and similar matters and agreements existing on the date hereof.

Section 3.27 Certain Business Practices.

(a) Neither the Company nor any of its Subsidiaries (including any of their directors, officers, agents, employees, distributors, or other Persons acting on their behalf) has, directly or indirectly:

(i) taken any action which would cause them to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery laws applicable to the Company or any of its Subsidiaries in any jurisdiction (collectively, the “FCPA”);

(ii) taken any action in furtherance of an offer, payment, promise to pay, authorization or ratification of any gift, bribe, rebate, loan, payoff, kickback, money or anything of value provided to any, (A) officer or employee of a Governmental Entity, which for purposes of this provision also includes any instrumentality thereof and any state-owned or state-controlled enterprise, or of a public international organization, (B) holder of public office, candidate for public office, political party, official of a political party or member of a royal family or (C) any Person acting for or on behalf of any such Governmental Entity or instrumentality thereof (any of the foregoing, a “Government Official”) for the purpose of inducing such Government Official to do any act or make any decision in an official capacity, including a decision to fail to perform an official function; used his or her or its influence with a Governmental Entity in order to affect any act or decision of such Governmental Entity for the purpose of assisting any

Person to obtain or retain any business; or to facilitate efforts of any Person to transact business or for any other improper purpose; or

(iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person to induce the recipient to provide an improper commercial benefit to the Company.

(b) The Company has taken reasonable steps and established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

Section 3.28 Government Contracts.

(a) Section 3.28 of the Company Disclosure Schedule identifies each current Government Contract and open Bid. With respect to each Government Contract or any Bid (i) to the Knowledge of the Company, the Company has complied in all material respects with all terms and conditions and all requirements of law applicable thereto, (ii) no written notice has been received alleging that the Company is in material breach or violation of any requirement of law applicable thereto, (iii) no written notice of termination, cure notice or show-cause notice has been received by the Company with respect thereto, or (iv) to the Knowledge of the Company, no notice of breach, violation or termination, cure notice or show-cause notice has been threatened in writing with respect thereto.

(b) The Company is not (and for the last five (5) fiscal years has not been) (i) to the Knowledge of the Company, under administrative, civil or criminal investigation, indictment or information by the U.S. Government with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or any Bid, or (ii) suspended or debarred from doing business with the U.S. Government or declared nonresponsible or ineligible for government contracting. Within the past five (5) years, the Company has not made and no circumstances exist to Company’s Knowledge which would warrant a voluntary disclosure under the United States Department of Defense voluntary disclosure program or under any voluntary disclosure program of another Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or any Bid.

(c) To the Knowledge of the Company, there are no circumstances that would warrant the institution by the United States Department of Defense or any other Governmental Entity of suspension or disbarment proceedings or the finding of nonresponsibility or ineligibility or any other damage or penalty assessment or recoupment of payment with respect to any Government Contract or Bid. To the Knowledge of the Company, neither the U.S. Government nor any prime contractor, subcontractor or vendor is asserting in writing any claim or initiating any dispute proceeding against the Company relating to any Government Contract or any Bid, nor is the Company asserting any claim or initiating any dispute proceeding directing or indirectly against any such party concerning any such Government Contract or Bid.

(d) Section 3.28 of the Company Disclosure Schedule identifies any government owned property located at the Company’s or its Subsidiaries’ facilities.

(e) For the purposes of this Agreement, the term “Government Contract” means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind relating to the business between the Company or any Subsidiary and (i) any Governmental Entity, (ii) any prime contractor to a Governmental Entity; or (iii) any subcontractor with respect to any contract described in clause (i) or (ii).

(f) For the purposes of this Agreement, the term “Bid” means any outstanding quotation, bid or proposal by the Company or any Subsidiary which, if accepted or awarded, would lead to a contract with a Governmental Entity or a prime contractor or subcontractor to a Governmental Entity, for the design, manufacture or sale of products or the provision of services by the Company or such Subsidiary.

Section 3.29 Export Licenses and Compliance.  The Company and each Subsidiary has complied in all material respects with U.S. export control laws. Except as set forth in Section 3.29 of the Company Disclosure Schedule, no product, technical data or service provided, made, sold or distributed by the Company or its Subsidiaries as of the date hereof or during the last five (5) years (i) that is exported, re-exported or transshipped outside of the United States of America required a license or authorization for export, re-export or transshipment from the U.S., (ii) that is exported, re-exported or transshipped from a country other than the United States of America required a license for export, re-export or transshipment from any Government Entity of such country or (iii) has been disclosed, disseminated or released to a foreign national in the United States that could be deemed exported from the United States of America, required a license for deemed export from the United States of America. Section 3.29 of the Company Disclosure Schedule lists all export, re-export or transshipment licenses, pending applications for such license, authorizations and manufacturing license or technical assistance agreements of the Company. There have been no voluntary disclosures to, nor to the Company’s Knowledge are there any investigations or administrative enforcement actions, pending or in process, by the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of Treasury (including the Directorate of Defense Trade Controls, the Bureau of Industry and Security and the Office of Foreign Assets Control) or by any other Government Entity with respect to exports or imports by the Company. The Company and the Subsidiaries have complied with all applicable registration, record-keeping, notification, submission, and reporting requirements under the laws, including but not limited to the record-keeping requirements under 22 CFR Parts 122 and 124. Except as set forth in Section 3.29 of the Company Disclosure Schedule, the Company and the Subsidiaries have not participated directly or indirectly in any transactions that involve any commodity, technical data, products or services, with a person or entity denied U.S. export privileges or otherwise specially designated or debarred by the U.S. government.

Section 3.30 Indebtedness.

(a) Section 3.30 of the Company Disclosure Schedule sets forth a complete and correct list of all Indebtedness of the Company as of the date of this Agreement, identifying the creditor including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the close of business on the date of this Agreement. No Indebtedness of the Company contains any restriction upon the prepayment of any of such Indebtedness or the incurrence of Indebtedness by the Company. With respect to each item of Indebtedness of the Company, the Company is not in default and no payments are past due beyond any applicable grace period. The Company has not received any written notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn. Neither the Company nor any of its Subsidiaries has guaranteed or is responsible or liable for any Indebtedness of any other Person (other than the Company or any of its Subsidiaries).

(b) For the purposes of this Agreement, “Indebtedness” means (i) all obligations for borrowed money, or with respect to deposits or advances of any kind, and all accrued but unpaid prepayment premiums or penalties and any other fees and expenses paid to satisfy such Indebtedness, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations under standby letters of credit, (iv) all obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (v) all guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person.

Section 3.31 Customers; Suppliers.

(a) Section 3.31(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the twenty (20) largest customers of the Company and its Subsidiaries by dollar volume of sales for each of the three (3) fiscal years ended June 30, 2012, June 30, 2013, and June 30, 2014. Except as set forth in Section 3.31(a) of the Company Disclosure Schedule, since June 30, 2013, there has not been any material adverse change in the business relationship of the Company or its Subsidiaries with any of the Company’s ten (10) largest customers by dollar volume of sales for the most recent fiscal year.

(b) Section 3.31(b) of the Company Disclosure Schedule sets forth a true, complete and correct list of the twenty (20) largest suppliers of the Company by dollar volume of purchases for each of the three (3) fiscal years ended June 30, 2012, June 30, 2013, and June 30, 2014. Except as set forth on Section 3.31(b) of the Company Disclosure Schedule, since June 30, 2013, there has not been any material adverse change in the business relationship of the Company or its Subsidiaries with any of the Company’s ten (10) largest suppliers by dollar volume of sales for the most recent fiscal year.

Section 3.32 Bank Accounts.  Section 3.32 of the Company Disclosure Schedule sets forth a list of the locations of all bank accounts, investment accounts and safe deposit boxes maintained by the Company and its Subsidiaries, together with the names of all persons who are authorized signatories or have access thereto or control thereunder. The Company has furnished to Parent the account number for each bank or investment account set forth on Section 3.32 of the Company Disclosure Schedule.

Section 3.33 No Other Representation or Warranties.  Except for the representations and warranties contained in this ARTICLE III, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent in connection with the transactions contemplated hereby, and the Company hereby disclaims any such other representations or warranties. Neither the Company nor any other Person acting on behalf of the Company shall be held liable for any actual or alleged damage, liability or loss resulting from the distribution to Parent, or Parent’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this ARTICLE III. The Company acknowledges that neither Parent nor Merger Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE IV, and that the Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE IV.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Corporate Organization.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and each of Parent and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

Section 4.2 Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by their respective Boards of Directors and by Parent as the sole shareholder of Merger Sub and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally or (b) general principles of equity.

Section 4.3 Consents and Approvals; No Violation.

(a) Except for (i) the filing with the SEC of the Proxy Statement, (ii) the filing of the Certificate of Merger with the Secretary of State pursuant to the CBCA, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of (A) the Exchange Act and (B) the HSR Act and similar foreign statutes and regulations applicable to the Merger, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not have a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”).

(b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or any of the similar organizational documents of Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3(a) are obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub, or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Broker’s Fees.  Neither Parent nor Merger Sub nor any of their respective officers or directors on behalf of Parent or Merger Sub has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the shareholders of the Company.

Section 4.5 Merger Sub’s Operation and Capitalization.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which shares have been validly issued, are fully paid and nonassessable, and are owned by Parent free and clear of any Liens.

Section 4.6 Parent or Merger Sub Information.  The information relating to Parent and its Subsidiaries to be provided by Parent to be contained in the Proxy Statement, or in any other document filed with any other Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Shares and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 4.7 Litigation.  There are no claims, suits, actions or proceedings pending or, to Parent or Merger Sub’s knowledge, threatened in writing, nor are there, to the knowledge of Parent and Merger Sub, any investigations or reviews pending or threatened in writing against, relating to or affecting Parent or Merger Sub or any of their respective Subsidiaries that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent or Merger Sub to fulfill its obligations hereunder.

Section 4.8 Financing.

(a) Parent and Merger Sub have, as of the date of this Agreement, in a combination of cash on hand and access to financing from third party lenders in an aggregate amount sufficient to (i) pay the Merger Consideration for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, (ii) pay the Stock Right Termination Consideration for all outstanding Company Stock Rights, (iii) perform Parent’s and Merger Sub’s obligations under this Agreement, and (iv) pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

(b) Parent and Merger Sub will have at the Effective Time sufficient funds in immediately available U.S. dollars to pay the Merger Consideration in cash for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, to perform Parent’s and Merger Sub’s obligations under this Agreement, and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

Section 4.9 Stock Ownership.  As of the date hereof, neither Parent nor Merger Sub nor any of their respective Subsidiaries, or to the knowledge of Parent or Merger Sub, their affiliates or associates (as defined in Section 33-843 of the CBCA) is the beneficial owner (as defined in Section 33-843 of the CBCA) of any shares of Company Common Stock, other Company securities or any securities of any Subsidiaries of the Company (“Company Subsidiary Securities”) or holds any rights to acquire any such Company Common Stock, other Company securities or Company Subsidiary Securities except pursuant to this Agreement.

Section 4.10 No Other Representation or Warranties.  Except for the representations and warranties contained in this ARTICLE IV, none of Parent or Merger Sub, nor any other Person on behalf of Parent or Merger Sub, makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the transactions contemplated hereby, and Parent and Merger Sub each hereby disclaim any such other representations or warranties. None of Parent nor Merger Sub nor any other Person acting on behalf of Parent or Merger Sub shall be held liable for any actual or alleged damage, liability or loss resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other material made available to the Company in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this ARTICLE IV. Parent and Merger Sub acknowledge that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE III, and that neither Parent nor Merger Sub is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE III.

ARTICLE V
COVENANTS

Section 5.1 Conduct of Businesses Prior to the Effective Time.

(a) Except as set forth in Section 5.1(a) of the Company Disclosure Schedule or as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement and (ii) the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to, conduct its business in the ordinary course consistent with past practice; use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees; and, at its expense, maintain its assets material to the business of the Company and its Subsidiaries in good repair and condition, consistent with past practice except to the extent of reasonable wear and use and damage by fire or other casualty. Without limiting the generality of the foregoing, and except as set forth in Section 5.1(a) of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (x) the termination of this Agreement and (y) the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent in each instance (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) adopt or propose any change to the Company Certificate of Incorporation or the Company By-laws;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries (including, without limitation, Company Stock Rights or Company Restricted Shares), or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of the Company or any of its Subsidiaries outstanding on the date hereof: provided, however, that the Company may issue Company Common Stock pursuant to the valid exercise of Company Stock Rights that are outstanding as of the date of this Agreement;

(iv) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock of the Company or any of its Subsidiaries, except for the acquisition of shares of Company Common Stock (A) from holders of Company Stock Rights in full or partial payment of the exercise price and any applicable Taxes payable by such holder upon exercise of Company Stock Rights or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case in connection with any termination of services to the Company or any of its Subsidiaries;

(v) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such, other than (A) the quarterly $0.09 per share Company Common Stock dividend declared on August 13, 2014 to be paid on October 2, 2014 to shareholders of record as of September 3, 2014, and (B) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent;

(vi) enter into any agreement with respect to the formation of any joint venture, strategic partnership or alliance;

(vii) incur any Indebtedness or guarantee such Indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) Indebtedness incurred in the ordinary course of business not to exceed $100,000 in the aggregate and (B) Indebtedness in replacement of existing Indebtedness on customary commercial terms;

(viii) other than in the ordinary course of business consistent with past practice or a disposition of obsolete inventory or assets, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets (A) individually, with a minimum value in excess of $50,000 to any Person other than a direct or indirect wholly owned Subsidiary or (B) collectively, with an aggregate minimum value in excess of $200,000 to any Person or Persons other than direct or indirect wholly owned Subsidiaries;

(ix) sell, lease, transfer, abandon, let lapse, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its material properties or assets or any capital stock of any of its Subsidiaries except (A) for sales, leases, licenses, abandonments, lapses, transfers, mortgages or encumbrances of obsolete assets, (B) pursuant to existing agreements in effect prior to the execution of this Agreement, (C) as may be required by applicable law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby, (D) sales of inventory in the ordinary course of business and (E) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice in connection with the sales of products to customers;

(x) cancel, release or assign any Indebtedness owing to it in excess of $250,000 in the aggregate by or to any Person or Persons other than a direct or indirect wholly owned Subsidiary;

(xi) acquire assets outside of the ordinary course of business from any other Person or Persons other than a direct or indirect wholly owned Subsidiary with an aggregate value or purchase price in excess of $100,000;

(xii) make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

(xiii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Company Benefit Plan, collective bargaining agreement or employment, severance or similar agreement or arrangement, for or in respect of any shareholder, officer, director, employee, agent, consultant, or Affiliate other than (A) as required pursuant to the terms of this Agreement, or (B) as required pursuant to the terms of an existing Company Benefit Plan;

(xiv) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party; provided, however, that this clause (xiv) shall not prohibit the Company from consenting to a request from one or more of the parties thereto that such party or parties be permitted to make a Superior Proposal (as defined in Section 5.2(f)) or a bona fide written Takeover Proposal which the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel and after taking into account the legal, financial, financing and other aspects of such Takeover Proposal, is reasonably likely to result in a Superior Proposal;

(xv) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or by law or except as the Company, based on the advice of its independent auditors, determines in good faith is advisable to conform to best accounting practices;

(xvi) other than Transaction Litigation, which is addressed in Section 5.12, settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount in excess of $250,000 or which would be reasonably likely to have a Company Material Adverse Effect;

(xvii) except as required by law, make any material Tax election or take any position on any material Tax Return filed on or after the date of this Agreement or adopt any material method of accounting therefor that in any such case is inconsistent with elections made, positions taken or methods of accounting used in preparing or filing similar Tax Returns for prior periods;

(xviii) terminate, cancel, let lapse, amend or modify any insurance coverage maintained by the Company or any Subsidiary with respect to any material assets which is not replaced by a comparable amount of insurance coverage;

(xix) make any cash expenditure, other than to (A) invest in the Company’s businesses consistent with the strategic plans of the Company, (B) retire liabilities of the Company or its Subsidiaries in the ordinary course of business and consistent with past practice;

(xx) enter into or amend in any manner any contract, agreement or commitment with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act;

(xxi) enter into any new line of business that will require a commitment of funds on other resources in an amount material to the operations of the Company; or

(xxii) make any commitment to take any of the actions prohibited by this Section 5.1(a).

(b) The Company shall provide to Parent, as soon as practicable, but in no event later than ten (10) days following the end of each calendar month, an accounting of the amount of cash and Indebtedness of the Company and its Subsidiaries on a consolidated basis, as of the end of such month, as calculated in accordance with GAAP applied in a manner consistent with the SEC Financial Statements.

Section 5.2 No Solicitation.

(a) The Company shall, and shall cause its Subsidiaries and their representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person with respect to a Takeover Proposal and shall seek to have returned to the Company any confidential information that has been provided in any such activities, discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors, or employees or any Affiliate, investment banker, financial advisor, attorney, accountant, or any other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action intended to facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, (ii) conduct, participate, or engage in any discussions or negotiations or provide any non-public information or data to any Person, regarding any Takeover Proposal, (iii) approve, endorse, recommend, make or authorize any public statement, recommendation or solicitation in support of any Takeover Proposal or (iv) approve any transaction (other than the transactions contemplated hereby) pursuant to which any Person other than Parent, Merger Sub or any Subsidiary of Parent would become an “interested shareholder” under, Section 33-844 of the CBCA or (v) terminate, amend or waive any material rights under (or fail to take commercially reasonable steps to enforce rights under) any “standstill” or other similar agreement between the Company or any of its Subsidiaries and any other Person (other than Parent, Merger Sub or any Subsidiary of Parent) except as permitted in Section 5.1(a)(xiv); provided, however, that following the receipt of an unsolicited Superior Proposal or a bona fide written unsolicited Takeover Proposal which the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel and after taking into account the legal, financial, financing and other aspects of such bona fide written unsolicited Takeover Proposal, that such Takeover Proposal is reasonably likely to result in a Superior Proposal made on or after the date hereof but prior to the date of the Special

Meeting, in circumstances not otherwise involving a breach of this Agreement, the Company may, in response to such Superior Proposal or such Takeover Proposal and subject to compliance with Section 5.2(b) and Section 5.2(c), (A) request information from the Person making such Superior Proposal or such Takeover Proposal for the purpose of the Board informing itself about the Superior Proposal or Takeover Proposal that has been made and the Person that made it, (B) furnish information with respect to the Company to the Person making such Superior Proposal or such Takeover Proposal pursuant to a confidentiality agreement, provided that (1) such confidentiality agreement contains substantially the same terms as (or terms no less favorable to the Company) than those contained in the Confidentiality Agreement dated as of June 16, 2014, between Parent and the Company (as it may be amended, the “Confidentiality Agreement”) and (2) the Company advises Parent of all such nonpublic information delivered to such Person concurrently with its delivery to the requesting Person, and (C) participate in negotiations with such Person regarding such Superior Proposal or such Takeover Proposal; provided further, that the actions described in clauses (B) and (C) of the immediately preceding proviso may be taken only on or before the date the Company Shareholder Approval is obtained. It is agreed that any violation of the restrictions set forth in the preceding sentence by any officer, director, investment banker, attorney, or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2(a) by the Company.

(b) Except as expressly permitted in this Section 5.2(b), neither the Board nor any committee thereof shall, directly or indirectly, (i) withdraw, qualify, or modify, or propose publicly to withdraw, qualify, or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by the Board or any such committee of this Agreement, the Merger, and the other transactions contemplated hereby, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal, (iii) in the event of a tender offer or exchange offer for any outstanding Company Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s shareholders within ten (10) Business Days of the commencement thereof (for the avoidance of doubt, the taking of no position or a neutral position by the Board in respect of the acceptance of any tender offer or exchange offer by its shareholders as of the end of the ten (10) day Business Day period shall constitute a failure to recommend against any such offer); (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.2(a)), or (v) recommend that the Company’s shareholders reject adoption of this Agreement, the Merger or the other transactions contemplated hereby (any action described in clauses (i)-(v) above being referred to as a “Change of Recommendation”). Notwithstanding the foregoing, the Board may, prior to the date of the Special Meeting, and subject to compliance with all of the requirements of this Section 5.2(b) and Sections 5.2(a), 5.2(c) and 5.2(d), (xx) withdraw or modify its approval, determination of advisability, or recommendation of this Agreement, the Merger, and the other transactions contemplated hereby or (yy) determine to be advisable or recommend a Superior Proposal, if in either case the Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable law, either (A) in response to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, or (B) based upon a material development or change that impacts the Company that was neither known to, nor reasonably foreseeable by, the Board or management of the Company or any of its Subsidiaries as of or prior to the date hereof (such material development or change in circumstances, an “Intervening Event”); provided that (a) in no event shall the receipt, existence or terms of a Takeover Proposal constitute an Intervening Event and (b) any effect resulting from any of the Changes specified in Section 3.1(b)(ii)(1) through (11) shall not be considered when determining whether an Intervening Effect shall have occurred.

(c) The Company may take the actions described in Section 5.2(b)(xx) and (yy) only after (i) providing Parent prompt written notice (within 24 hours of receipt) advising Parent that the Board has received a Superior Proposal or that an Intervening Event has occurred, such notice also specifying, in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (unless identifying the Person would violate an obligation of confidentiality), and in the case of an Intervening Event, a reasonably detailed description of the Intervening Event, and (ii) Parent does not provide within five (5) Business Days of receipt of the written notice from the Company of such Superior Proposal or Intervening Event an offer that the Company Board determines in good faith, after consultation with its outside counsel and financial advisor, in the case of a Superior Proposal, is at least as favorable from a financial point of view to the Company’s shareholders (taking into account all the terms and conditions of such offer and this Agreement that the Board determines in good faith to be relevant), or in the case of an Intervening Event, obviates the need for the Company to take the actions described in Section 5.2(b)(xx) and (yy). In the event Parent’s offer (as described in the preceding sentence) is determined by the Company, in the case of a Superior Proposal, to be at least as favorable from a financial point of view to the Company’s shareholders, or in the case of an Intervening Event, to obviate the need for the Company to take the actions described in Section 5.2(b)(xx) and (yy), then this Agreement shall be deemed to be amended in accordance with the terms of that offer, Company shall terminate such other discussions, and (subject to the terms and conditions of this Agreement) take any and all necessary actions to consummate the Merger.

(d) In addition to the obligations of the Company set forth in Section 5.2(a) and Section 5.2(b), the Company shall promptly (and in no event later than one (1) Business Day after receipt of any Takeover Proposal) advise Parent in writing of (i) any inquiry or indication of interest that could reasonably be expected to lead to a Takeover Proposal, (ii) any request for confidential information in connection with a Takeover Proposal, (iii) any Takeover Proposal, including a Superior Proposal, (iv) the Board’s determination that any Takeover Proposal is reasonably likely to result in a Superior Proposal, (v) the material terms and conditions of such inquiry, indication of interest, request for confidential information or any Takeover Proposal, (vi) the identity of the Person making such request or such Takeover Proposal (unless identifying the Person would violate an obligation of confidentiality), and (vii) any requests made by the Company for information about the Takeover Proposal or the Person that made it. The Company shall keep Parent fully informed with respect to the status of any such inquiry, indication of interest, request for confidential information, Takeover Proposal, or any significant developments in respect thereof.

(e) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders; provided, however, neither the Company nor the Board or any committee thereof shall, except as in accordance with Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

(f) For purposes of this Agreement:

(i) “Takeover Proposal” means any proposal or offer from any Person (other than Parent and its Subsidiaries, Affiliates, and representatives) to acquire or purchase, directly or indirectly, 20% or more of the assets of the Company or any of its Subsidiaries or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means an unsolicited, bona fide written offer from any Person (other than Parent and its Subsidiaries, Affiliates and representatives) for the direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its Subsidiaries taken as a whole, or 50% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement, made on terms that the Board determines in good faith (after consultation with its independent financial advisors and outside counsel and taking into account all relevant factors, including all legal, financial, regulatory and other aspects of such Takeover Proposal (including, but not limited to, any break-up fee, expense reimbursement provisions, conditions and timing to consummation, form of consideration and any financing required and whether or not such financing is subject to any contingency) and the Person or group making such Takeover Proposal) to be more favorable from a financial point of view to the Company’s shareholders than the transactions contemplated by this Agreement (after giving effect to any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise); provided, however, that no Takeover Proposal shall be deemed to be a Superior Proposal unless (A) there is no financing contingency and any financing required to consummate the transaction contemplated by such proposal is committed at least to the same extent as the financing arranged by Parent and (B) there will not be a due diligence condition to the third party’s obligation to consummate the transactions that are the subject of such proposal in the definitive agreement related thereto; (C) the transactions contemplated by such Takeover Proposal are reasonably capable of being completed in accordance with their terms without undue delay; and (D) the Board has determined in its good faith judgment (after consultation with its independent financial advisors and outside counsel) that failure to take such action would be inconsistent with their fiduciary duties under applicable law. Any Superior Proposal is a Takeover Proposal.

(g) The Board shall not, in connection with any Change of Recommendation, take any action to change the approval of the Board for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby.

Section 5.3 Publicity.  The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to both Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent, Merger Sub, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties hereto, except any publication of any press release or other announcement made in connection with any Superior Proposal or as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party hereto wanting to make such release.

Section 5.4 Notification of Certain Matters.  Each of the Company and Parent shall give prompt written notice to the other if any of the following occur after the date of this Agreement: (a) receipt of any notice or other communication in writing from any Person, not a party hereto, alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) receipt of any notice or other communication from any Governmental Entity or NASDAQ (or any other securities market), as applicable, in connection with the transactions contemplated by this Agreement; or (c) the occurrence of an event which would be reasonably likely to (i) have a Company Material Adverse Effect or prevent or delay the consummation of the Merger or (ii) cause any condition to the Merger to be unsatisfied at any time prior to the Outside Date (as defined in Section 7.1(b)(ii)); provided, however, that the delivery of any written notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies of the parties hereto available hereunder.

Section 5.5 Access to Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, and subject to such requirements as the Company reasonably may impose to minimize disruption of its business, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, its facilities (including without limitation to perform environmental assessments), and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it with or from the SEC during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall, and shall cause its Subsidiaries and representatives to, hold in confidence all Evaluation Material (as defined in the Confidentiality Agreement) concerning the Company and its Subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, pursuant to this Section 5.5(a) or otherwise, in accordance with the Confidentiality Agreement. Notwithstanding the foregoing, the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would (a) violate applicable law or a contract or obligation of confidentiality owing to a third-party, (b) jeopardize the protection of an attorney-client privilege, (c) expose the Company to risk of liability for disclosure of sensitive or personal information, or (d) except as otherwise provided in Section 5.5(b), require invasive environmental sampling (it being understood, in case of clauses (a), (b) and (c), that the parties shall use their reasonable best efforts to cause such access or information to be provided in a manner that would not result in such jeopardy, violation or exposure).

(b) In furtherance and not in limitation of the foregoing, the Company shall permit Parent to conduct such environmental inspections of the Company’s Leased Real Property located in Connecticut as Parent reasonably deems necessary to assess the environmental remediation obligations that could arise pursuant to the Connecticut Transfer Act, Conn. Gen. Stat. section 22a-134 et seq., including, without limitation, a Phase II environmental investigation or similar invasive testing of ground soil, soil vapor or ground water in connection therewith. The Company shall, and shall cause its officers, employees, counsel and other representatives to, cooperate with Parent in connection with such inspections, including, without limitation, (i) making any appropriate filings and meeting with the Connecticut Department of Energy & Environmental Protection and (ii) using its best efforts to obtain any required landlord consent necessary to conduct such investigation and testing.

Section 5.6 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in ARTICLE VI hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other parties hereto to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order, or approval; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger. In furtherance and not in limitation of the foregoing, each party hereto agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten (10) Business Days of the date hereof and to take any and all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible and (y) file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable, in any event within fifteen (15) days of the date hereof. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in connection with seeking any consent, authorization, order or approval of, or any exemption by, any Governmental Entity related to the Merger and the other transactions contemplated by this Agreement, in no event will any party hereto be obligated to agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of any business of Parent, any of its Subsidiaries, the Company, or any of its Subsidiaries.

(b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

Section 5.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time until the sixth anniversary of the Effective Time, Parent shall indemnify, advance expenses to, and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each, an “Indemnified Party”), in each case to the fullest extent permitted by law, in respect of acts or omissions occurring or alleged to have occurred prior to or after the Effective Time. From and after the Effective Time, Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions substantially similar in terms to the rights granted in the provisions with respect to indemnification and insurance set forth in the Company Certificate of Incorporation and the Company By-laws in effect on the date hereof, which provisions shall not be amended in any manner that would materially and adversely affect the rights thereunder of the Company’s employees, agents, directors or officers for acts or omissions occurring on or prior to the Effective Time, except if such amendment is required by applicable law. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth in the Company Certificate of Incorporation or the Company By-laws shall be made by independent counsel selected by Parent and reasonably acceptable to such officer or director. Parent shall pay such reasonable counsel’s fees and expenses. With respect to acts or omissions occurring on or prior to the Effective Time, the Company may, in its sole discretion, on or prior to the Effective Time (after consultation with Parent) purchase (and if it does not, at or after the Effective Time Parent shall purchase or cause the Surviving Corporation to purchase) a tail, run-off or similar director’s and officer’s liability insurance coverage policy for a period of six (6) years, with the same or substantially similar coverages as are currently in effect for the Company, at no cost to the beneficiaries thereof; provided that the total premiums to be paid for such policy shall not exceed $150,000 annually (and if the total premium of such insurance coverage exceeds such amount, the Company, Parent or the Surviving Corporation shall obtain a tail policy with the greatest coverage available for a cost not exceeding such amount). If the Company does purchase such a tail, run-off or similar director’s and officer’s liability insurance coverage policy prior to the Effective Time in compliance with this Section 5.7, Parent and the Surviving Corporation shall maintain such policy as purchased by the Company in full force and effect and continue to honor their respective obligations thereunder.

(b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume its obligations set forth in this Section 5.7.

Section 5.8 Employee Benefit Plans.

(a) For purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of Parent under which an employee’s benefits depends, in whole or in part, on length of service, credit will be given to current employees of the Company (“Company Employees”) for service with the Company prior to the Effective Time, provided that except in the case of severance or vacation accrual, such crediting of service shall be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, and provided further that such crediting is permitted under the terms of such plans (including, without limitation the Teledyne Technologies Incorporated Employee Stock Purchase Plan (the Stock Advantage Plan), and applicable law and does not result in duplication of benefits. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all Company Benefit Plans that are in effect as of the Effective Time; provided, however, that Parent may, or may cause the Surviving Corporation to, amend, modify or terminate any individual Company Benefit Plan in accordance with its terms and applicable law.

(b) Prior to the Closing, the Company shall take the necessary action to terminate its 401(k) plans effective as of the Closing Date. Upon request of an employee of the Company and to the extent permitted by the Company’s 401(k) plans and applicable law, Parent shall permit the direct rollover of cash account balances and any notes evidencing an outstanding plan loan or loans to Parent’s 401(k) plan. The Company further agrees, upon Parent’s request (which request shall be made no less than ten (10) days prior the Effective Time), to take any and all actions required (including the adoption of resolutions by the Board) to amend, freeze and/or terminate any or all Company Benefit Plans immediately before (but contingent upon) the Effective Time, and, if requested by Parent, to implement any and all such actions.

(c) Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 5.8, (iii) limit the right of Parent or any of its Subsidiaries to terminate the employment of any Company Employee at any time, (iv) require Parent or any of its Subsidiaries to provide any particular employee benefits, rates of base salary or hourly wage or annual bonus opportunities for any period following the Effective Time or (v) obligate the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries to (A) maintain any particular Company Benefit Plan or (B) retain the employment of any particular Company Employee.

Section 5.9 Special Meeting.

(a) Subject to Section 1.5, the Company will take all action necessary in accordance with applicable law and the Company Certificate of Incorporation and the Company By-laws to convene as promptly as reasonably practicable after the date hereof the Special Meeting and shall submit this Agreement, the Merger and the other transactions contemplated hereby for approval of the shareholders of the Company at such meeting or any adjournment thereof.

(b) Subject to Section 1.5 and Section 5.2, the Company, through the Board, shall recommend that the shareholders of the Company vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby and the approval of this Agreement at the Special Meeting or any adjournment thereof.

(c) The Company shall advise Parent on a daily basis commencing ten (10) Business Days prior to the Special Meeting, or as otherwise reasonably requested by Parent, as to the aggregate tally of the proxies and votes received in respect of shareholder approval of this Agreement, the Merger and the other transactions contemplated hereby and all other matters to be considered at the Special Meeting, in each case to the extent that the Company has such information readily available or can obtain it without undue effort or expense.

Section 5.10 Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

Section 5.11 Confidentiality.  The parties hereto acknowledge and agree that in the event of termination of this Agreement as provided in Section 7.1, the non-disclosure obligations contained in that certain letter agreement, dated June 16, 2014, between Parent and the Company shall remain in full force and effect pursuant to the terms thereof.

Section 5.12 Transaction Litigation.  In the event that any shareholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company, its Subsidiaries and/or the members of the Board after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), the Company shall promptly (and in any event within 24 hours) notify Parent of any such Transaction Litigation, give Parent the opportunity to participate in, but not control, the defense of any such litigation and keep Parent reasonably informed with respect to the status thereof. The Company agrees that it shall not compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed to the extent that any such compromise, offer, agreement or arrangement does not involve any monetary payment to any plaintiff or their counsel).

ARTICLE VI
CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Shareholder Approval.  This Agreement shall have been duly adopted and the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the holders of Company Common Stock.

(b) Statutes and Injunctions; Governmental Consents.  No statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, or issued or be applicable to the Merger by any Governmental Entity which (i) prohibits, or imposes any material limitations on, Parent’s ownership or operation of its or its Subsidiaries’ businesses or assets, or Parent’s or the Surviving Corporation’s ownership or operation of the Company’s and its Subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the Merger, or (iii) imposes material limitations on the ability of Parent effectively to exercise full rights of ownership of the shares of the Surviving Corporation, and no action or proceeding by any Governmental Entity shall be pending which seeks any of the results described in clauses (i), (ii), or (iii); provided that the parties hereto shall use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

(c) Competition Acts.  All applicable waiting periods (and any extensions thereof) under the HSR Act and under any similar foreign antitrust or competition laws and regulations applicable to the Merger shall have expired, terminated or where applicable, approvals have been obtained.

Section 6.2 Condition to Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions (which may be waived in whole or in part by Parent):

(a) Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date; provided that the condition in this Section 6.2(a) shall be deemed to have been satisfied even if any representations and warranties of Company are not true and correct unless the cumulative effect of the failure of such representations and warranties of the Company, individually or in the aggregate, has resulted in or is reasonably likely to result in a Company Material Adverse Effect.

(b) Covenants.  The Company shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it (including without limitation the Company not having entered into any definitive agreement or any agreement in principle with any Person with respect to a Takeover Proposal or similar business combination with the Company in violation of Section 5.2).

(c) Company Stock-Based Plans.  The Company and the Board shall have taken the necessary actions, if any, with respect to the Company Stock Rights, the Company Restricted Shares and the Company Stock-Based Plans to effectuate the provisions set forth in Section 2.4 hereof.

(d) Company Benefit Plans.  The Company shall have provided evidence reasonably satisfactory to Parent that the Company has taken all necessary and appropriate actions to terminate the Company’s 401(k) plans and to amend, freeze and/or terminate any Company Benefit Plan(s) as requested by Parent pursuant to Section 5.8(b).

(e) FIRPTA Certificate.  The Company shall have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3), in form and substance reasonably acceptable to Parent, certifying that the Company Common Stock is not a U.S. real property interest.

Section 6.3 Condition to Obligations of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions (which may be waived in whole or in part by the Company):

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date; provided that the condition in this Section 6.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not true and correct unless the cumulative effect of the failure of such representations and warranties of Parent and Merger Sub, individually or in the aggregate, has resulted in or is reasonably likely to result in a Parent Material Adverse Effect.

(b) Covenants.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all obligations, agreements, and covenants required by this Agreement to be performed or complied with by it.

ARTICLE VII
TERMINATION

Section 7.1 Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

(a) by the mutual written consent of Parent and the Company;

(b) by either of the Company, on the one hand, or Parent or Merger Sub, on the other hand, by written notice to the other:

(i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including each of the Merger and the Shareholders’ Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to challenge such order, decree, ruling or other action; or

(ii) if the Effective Time shall not have occurred on or before January 30, 2015 (the “Outside Date”); provided, however, that a party hereto may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if its failure to perform any of its obligations under this Agreement results in the failure of the Effective Time to occur by such time; provided, further, that the Outside Date shall be extended day-by-day for each day during which any party hereto shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the Merger; and provided, further, however, that the Outside Date shall not be extended past April 30, 2015, as a result of the operation of the immediately preceding proviso;

(c) by the Company:

(i) if the required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders at which a quorum of shareholders was present in person or by proxy, or at any adjournment thereof;

(ii) if the Company exercises its rights described in clauses (xx) or (yy) of Section 5.2(b)); provided that prior thereto or simultaneously therewith the Company has paid the Termination Fee to Parent in accordance with Section 7.3; or

(iii) if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, which breach or failure to perform (A) would cause the conditions set forth in Section 6.3(a) or 6.3(b) not to be satisfied, and (B) cannot be cured or has not been cured prior to the earlier of (1) one Business Day prior to the Outside Date and (2) the date that is thirty (30) Business Days after the Company gives written notice of such breach or failure to perform to Parent; or

(d) by Parent:

(i) if the required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof;

(ii) if the Board or any committee thereof (a) shall have withdrawn, qualified, or modified, or proposed publicly to withdraw, qualify, or modify, in a manner adverse to Parent, its adoption, approval or recommendation of this Agreement, the Merger, or any other transactions contemplated hereby, or (b) shall have approved or recommended, or proposed publicly to approve or recommend, or taken a neutral position with respect to, any Takeover Proposal,

(c) shall have resolved to take any of the foregoing actions, or (d) shall have failed to affirm its approval or recommendation of this Agreement and the Merger within five (5) days of a request to do so by Parent; or

(iii) if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (A) would cause the conditions set forth in Section 6.2(a) or 6.2(b) not to be satisfied, and (B) cannot be cured or has not been cured prior to the earlier of (1) one Business Day prior to the Outside Date and (2) the date that is thirty (30) Business Days after Parent gives written notice of such breach or failure to perform to the Company.

Section 7.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.11, 7.2, 7.3, 7.4, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, and 8.11 hereof) shall forthwith become null and void, and there shall be no liability on the part of Parent, or Merger Sub, or the Company, except as provided in Section 7.3; provided, however, that nothing in this Section 7.2 shall relieve any party hereto of any liability resulting from fraud or a willful and material breach prior to any such termination of any of the representations, warranties, covenants, or agreements set forth in this Agreement.

Section 7.3 Expenses; Termination Fee.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely by the party hereto that has incurred such fees and expenses. For the sake of clarity, the cost of preparing printing, and mailing the Proxy Statement shall be borne by the Company.

(b) In the event that (i) this Agreement is terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i) or (ii) the Termination Fee is due and payable to Parent pursuant to the circumstances described in Section 7.3(c), then the Company shall promptly pay Parent an amount equal to all reasonably documented out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (not to exceed $1,000,000 in the aggregate).

(c) In the event that: (i) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i) hereof, and within twelve (12) months of such termination, the Company enters into an agreement or a series of agreements for the sale of more than 50% of its capital stock or assets to one or more third parties other than Parent or its Subsidiaries; or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or is terminated by the Company pursuant to Section 7.1(c)(ii) or (iii) the Company breaches, in any material respect, the provisions contained in either Section 1.5 (Shareholders’ Meeting; Proxy Statement) or Section 5.2 (No Solicitation), in order to accept a Takeover Proposal, then the Company shall pay to Parent within one (1) Business Day of the termination of the Agreement (or in the case of subclause (c)(i) or (c)(iii) upon the entry of such agreements or series of agreements or acceptance of a Takeover Proposal, respectively), a termination fee equal to $7,500,000 (the “Termination Fee”), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. The fee arrangement contemplated hereby shall be paid pursuant to this Section 7.3(c) regardless of any alleged breach by Parent of its obligations hereunder; provided that no payment made by the Company pursuant to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Merger Sub or of any rights of the Company in respect thereof or as a waiver by Parent or Merger Sub of any breach of this Agreement by the Company or of any rights of Parent or Merger Sub in respect thereof; and provided further, that the Termination Fee and any reimbursement of expenses due pursuant to

Section 7.3(b) hereof, if paid, shall be credited against any damages recovered by Parent or Merger Sub from the Company arising from such breach. Notwithstanding Section 7.2 or any other provision of this Agreement, payment of the fees and expenses described in this Section 7.3 shall constitute the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of this Agreement in the circumstances in which the Termination Fee becomes payable. In the event that Parent shall receive the Termination Fee, the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

Section 7.4 Parent’s Liability for Breach.  Notwithstanding anything in this ARTICLE VII, in the event of a material breach by Parent or Merger Sub of any of their representations, warranties, covenants or obligations set forth in this Agreement, the Company would be entitled to all rights and remedies available at law or in equity on behalf of itself and its shareholders, including the right to seek specific performance and to recover damages, including, without duplication, the loss of the benefit of the Merger to the Company and the lost shareholder premium and any benefit to Parent or its stockholders arising from such Parent or Merger Sub breach.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Amendment and Modification.  Subject to applicable law, this Agreement may be amended, modified or supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification, or supplement of this Agreement shall be made following the approval of this Agreement by the shareholders unless, to the extent required by this Agreement or by applicable law, approved by the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.2 Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made by the other parties hereto and contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of the first sentence of Section 8.1, waive compliance by the other parties hereto with any of the agreements, covenants, or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.3 Nonsurvival of Representations and Warranties.  None of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, instrument, other than (i) the obligations of Parent and the Surviving Corporation under Sections 5.7, 5.8, and 5.11 (ii) Sections 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, and 8.11, or (iii) the obligations of all parties hereto under Section 5.10 or under any other document delivered pursuant to this Agreement, shall survive the Effective Time.

Section 8.4 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360
Attention: Melanie S. Cibik
Telephone No.: (805) 373-4605
Telecopier No.: (805) 373-4610

with a copy to:

McGuireWoods LLP
625 Liberty Avenue
23rd Floor, EQT Plaza
Pittsburgh, PA 15222
Attention: Scott E. Westwood
Telephone No.: (412) 667-7989
Telecopier No.: (412) 402-4191

(b)	if to the Company, to:

Bolt Technology Corporation
4 Duke Place
Norwalk, CT 06854
Attention: William C. Andrews
Telephone No.: (203) 853-0700
Telecopier No.:

with a copy to each of:

Levett Rockwood P.C.
33 Riverside Avenue, Westport CT 06880
Attention: Barbara A. Young
Telephone No.: (203) 222-0885
Telecopier No.: (203) 226-8025

-and-

Edwards Wildman Palmer LLP
111 Huntington Avenue, Boston, MA 02199
Attention: Stacie S. Aarestad
Telephone No.: (617) 239-0314
Telecopier No.: (866) 955-8599

Section 8.5 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of another party hereto, the parties hereto will confirm facsimile transmission by signing a duplicate original document.

Section 8.6 Entire Agreement; Third Party Beneficiaries.  This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) except as otherwise provided in Section 5.7, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Section 5.7 is intended for the benefit of, and shall be enforceable by, each Indemnified Party (and his or her heirs and representatives).

Section 8.7 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

Section 8.8 Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 8.9 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 8.10 Definitions; Headings; Interpretation.

(a) Capitalized terms used in this Agreement but not otherwise defined below are defined in the sections of this Agreement as referenced in Annex A.

(b) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c) “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

(d) The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and the Company Disclosure Schedules delivered herewith) and not merely to the specific section, paragraph, or clause in which such word appears.

(e) “Affiliate” shall have the meaning set forth in Rule 12(b)-2 under the Exchange Act.

(f) “Knowledge” and “known” mean the actual knowledge after reasonable inquiry of Raymond M. Soto, Joseph Espeso, Michael C. Hedger, William C. Andrews, Vince Verde and Rick Timm.

(g) References to Articles, sections, subsections, or clauses shall, unless otherwise indicated, be references to the respective Articles, sections, subsections, and clauses of this Agreement.

(h) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 8.11 Enforcement; Venue.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court (i) of the State of Connecticut or of the United States District Court for the District of Connecticut or (ii) of the State of California or of the United States located in the Central District of California. The jurisdiction of the foregoing courts shall be exclusive in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and no party hereto will attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this section in any such action or proceeding by mailing copies thereof by registered United States mail, return receipt requested, to its address as specified in Section 8.4. However, the foregoing shall not limit the right of a party hereto to effect service of process by any other legally available method.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereto certifies and acknowledges that (i) no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party hereto understands and has considered the implications of this waiver, (iii) each party hereto makes this waiver voluntarily, and (iv) each party hereto has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.11.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dr. Robert Mehrabian Name: Dr. Robert Mehrabian Title: Chairman, President and Chief Executive Officer

LIGHTNING MERGER SUB, INC.

By:	/s/ Dr. Robert Mehrabian Name: Dr. Robert Mehrabian Title: Chairman and Chief Executive Officer

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto Name: Raymond M. Soto Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

ANNEX A
Index of Defined Terms

Term	Section Reference
Affiliate	Section 8.10(e)
Agreement	Preamble
Bid	Section 3.28(f)
Board	Section 1.5(a)
Book-Entry Shares	Section 2.2(c)
Business Day	Section 1.3
CBCA	Section 1.1
Certificate of Merger	Section 1.2
Certificates	Section 2.2(b)
Change	Section 3.1(b)
Change of Recommendation	Section 5.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 3.16(d)
Commercial Software Licenses	Section 3.17(e)
Company	Preamble
Company Benefit Plans	Section 3.11(a)
Company By-laws	Section 3.1(a)
Company Certificate of Incorporation	Section 3.1(a)
Company Common Stock	Recitals
Company Disclosure Schedule	Introduction to ARTICLE III
Company Employees	Section 5.8(a)
Company IP Agreements	Section 3.17(e)
Company Material Adverse Effect	Section 3.1(a)
Company Material Contract	Section 3.19(a)
Company Restricted Share	Section 2.4(b)
Company Shareholder Approval	Section 3.3(a)
Company Stock Right	Section 2.4(a)
Company Stock-Based Plans	Section 2.4(a)
Company Subsidiary Securities	Section 4.9
Confidentiality Agreement	Section 5.2(a)
Copyrights	Section 3.17(a)
Directors	Recitals
Effective Time	Section 1.2
Environmental Laws	Section 3.13(a)
ERISA	Section 3.11(a)
ERISA Affiliate	Section 3.11(a)
Exchange Act	Section 3.4(a)
FCPA	Section 3.27(a)(i)
Financial Advisor	Section 1.5(a)(iii)
GAAP	Section 3.5(b)
Government Contract	Section 3.28(e)
Governmental Entity	Section 3.4(a)
Grant Date	Section 3.2(f)
HSR Act	Section 3.4(a)
Indebtedness	Section 3.30(b)
Intellectual Property Rights	Section 3.17(a)
Intervening Event	Section 5.2(b)
Knowledge	Section 8.10(f)
Leased Real Property	Section 3.18(a)

Term	Section Reference
Leases	Section 3.18(a)
Liens	Section 3.2(b)
Mask Works	Section 3.17(a)
Material Adverse Effect	Section 3.1(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.1
NASDAQ	Section 3.2(e)
Officers	Recitals
Outside Date	Section 7.1(b)(ii)
Owned Company IP	Section 3.17(b)
Owned Real Property	Section 3.18(b)
Parent	Preamble
Parent Material Adverse Effect	Section 4.3(a)
Patents	Section 3.17(a)
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(a)
Permitted Liens	Section 3.2(b)
Person	Section 2.2(b)
Proxy Statement	Section 1.5(a)(ii)
Recent SEC Documents	Section 3.5(c)
Sarbanes-Oxley Act	Section 3.5(a)
SEC	Section 1.5(a)(ii)
SEC Documents	Section 3.5(a)
SEC Financial Statements	Section 3.5(b)
Secretary of State	Section 1.2
Section 409A	Section 3.11(n)
Securities Act	Section 3.5(a)
Shares	Recitals
Software	Section 3.17(a)
Special Meeting	Section 1.5(a)(i)
Stock Right Termination Consideration	Section 2.4(a)
Shareholders	Recitals
Shareholders’ Agreement	Recitals
Subsidiary	Section 3.1(c)
Superior Proposal	Section 5.2(f)(ii)
Surviving Corporation	Section 1.1(b)
Takeover Proposal	Section 5.2(f)(i)
Tax Return	Section 3.16(c)
Taxes	Section 3.16(b)
Termination Fee	Section 7.3(c)
Trademarks	Section 3.17(a)
Trade Secrets	Section 3.17(a)
Transaction Litigation	Section 5.12

EXHIBIT A-1

See Annex C-1

EXHIBIT A-2

See Annex C-2

ANNEX B

September 3, 2014

The Board of Directors
Bolt Technology Corporation
Four Duke Place
Norwalk, CT 06854

Members of the Board of Directors:

You have asked Johnson Rice & Company L.L.C. (“we,” “our” or “us”) to advise you with respect to the fairness, from a financial point of view, to the stockholders of Bolt Technology Corporation (“Bolt”) of the Consideration (as defined below) to be received by such stockholders pursuant to a proposed Agreement and Plan of Merger (the “Merger Agreement”), among Teledyne Technologies Incorporated (“Parent”), Lightning Merger Sub, Inc., a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Bolt.

Pursuant to the Merger Agreement, Merger Sub will be merged with and into Bolt (the “Transaction”) and the shares of Bolt Common Stock (other than Dissenting Shares (as defined in the Merger Agreement), treasury shares and shares of Bolt Common Stock owned by Bolt, Parent and their respective subsidiaries) will be converted into the right to receive $22.00 per share in cash (the “Consideration”).

In arriving at our opinion, we have, among other things:

•	reviewed and analyzed the draft Merger Agreement dated as of August 29, 2014 and the final version dated as of September 3, 2014;
•	reviewed and analyzed the financial statements and other publicly available information concerning Bolt, including Bolt’s Annual Reports on Form 10-K for each of the years in the three-year period ended June 30, 2014 (10-K information for the most recent year was preliminary as Bolt has not yet filed the document); Bolt’s Quarterly Reports on Form 10-Q for each of the quarters in the three-year period ended March 31, 2014; and Bolt’s Current Reports on Form 8-K filed over the preceding two years;
•	reviewed and analyzed Bolt’s preliminary financial and operating results and preliminary financial statements with respect to the quarter and year ended June 30, 2014 prepared by management of Bolt;
•	reviewed and analyzed certain other internal information, primarily financial in nature, which was provided to us by Bolt, relating to Bolt, including internal financial forecasts prepared by management of Bolt;
•	reviewed and analyzed certain publicly available information concerning the trading of, and the trading market for, the shares of common stock, par value $0.01 per share, of Bolt (the “Bolt Common Stock”);
•	reviewed and analyzed certain publicly available information with respect to certain other companies that we believed to be comparable to Bolt and the trading markets for certain of such companies’ securities;
•	reviewed and analyzed certain publicly available information concerning the estimates of the future operating and financial performance of Bolt and the comparable companies prepared by industry experts unaffiliated with Bolt;
•	reviewed and analyzed certain publicly available information concerning the nature and terms of certain other transactions considered relevant to our analysis;
•	met with certain officers and employees of Bolt to discuss the foregoing and other matters that we believed relevant to our analysis; and
•	considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that we deemed relevant.

In addition, we have also met with certain officers and employees of Bolt to discuss the foregoing, as well as other matters believed relevant to our analysis and have considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any of the foregoing information and have relied on it being complete and accurate in all material respects. With respect to the financial forecasts for Bolt, Bolt’s management has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Bolt’s management as to the future financial performance of Bolt. We have assumed that the final/execution versions of the Merger Agreement and the related Transaction documents will be substantially the same as the drafts of such documents that we have reviewed and that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that the representations and warranties made by Bolt and Parent in the Merger Agreement and the related Transaction documents are and will be true and correct in all respects material to our analysis. We have assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger Agreement, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the receipt of the Consideration by the stockholders of Bolt. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of Bolt and its legal, tax and regulatory advisors with respect to such matters. We have not performed any tax analysis, nor have we been furnished with any such analysis. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of Bolt or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Bolt; (ii) the business prospects of Bolt; (iii) the historical and current market for Bolt Common Stock and for the equity securities of certain other companies believed to be comparable to Bolt; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant, including premiums paid, if any, in such other acquisition transactions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities’ valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on, and only on the information made available at, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We are an internationally recognized investment banking firm that specializes in the energy industry. We are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, initial public offerings, secondary distributions of listed and unlisted securities and private placements.

We have acted as financial advisor to Bolt in connection with the Transaction and will receive a fee for our services. We will also receive a fee for rendering this opinion and have been paid a retainer. We will also be reimbursed for expenses incurred. Bolt has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the past, we have provided investment banking and financial advisory services to Bolt for which we received zero compensation. Specifically, Johnson Rice was engaged by Bolt in 2000 for advisory services in connection with a transaction that was never consummated. We have never provided investment banking or financial advisory services to Parent. We may in the future provide financial advice and services, to Bolt, Parent and their respective affiliates for which we would expect to receive, compensation.

In the ordinary course of our business, we actively trade debt and equity securities for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in securities of Bolt and Parent.

It is understood that this opinion is for the information of Bolt’s Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. Our opinion does not address Bolt’s underlying business decision to pursue the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might exist for Bolt. Our opinion does not constitute a recommendation as to how any holder of shares of Bolt Common Stock should vote on the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Bolt, other than the holders of shares of Bolt Common Stock (other than with respect to Dissenting Shares, treasury shares and shares of Bolt Common Stock owned by Bolt, Parent and their respective subsidiaries). We express no opinion as to the price at which shares of Bolt Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Bolt’s officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Consideration to be received by holders of shares of Bolt Common Stock. This opinion has been authorized by the Fairness Committee of Johnson Rice & Company L.L.C. Except as otherwise expressly provided in our engagement letter with Bolt, our opinion may not be used or referred to by Bolt, or quoted or disclosed to any person in any manner, without our prior written consent.

Subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Bolt Common Stock as set forth in the Merger Agreement is fair, from a financial point of view, to such holders (other than with respect to Dissenting Shares, treasury shares and shares of Bolt Common Stock owned by Bolt, Parent and their respective subsidiaries).

Very truly yours,

Johnson Rice & Company L.L.C.

ANNEX C-1: Form of Shareholder Agreement for Officers

SHAREHOLDER AGREEMENT

(OFFICERS FORM)

This SHAREHOLDER AGREEMENT (this “Agreement”), dated as of September   , 2014, is made and entered into by and among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), LIGHTNING MERGER SUB, INC., a Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the individual(s) listed under the heading “SHAREHOLDER” on the signature page hereof (each, a “Shareholder” and collectively, the “Shareholders”).

WITNESSETH:

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (“beneficial owner,” “beneficial ownership,” “beneficially,” and related terms, wherever used herein, within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, Rule 13d-3 under the Exchange Act)) of the number of shares of common stock, no par value (“Company Common Stock”), of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”) set forth opposite such Shareholder’s name on Exhibit A hereto (the total number of shares of Company Common Stock beneficially owned by the Shareholders, together with any shares of Company Common Stock acquired or beneficially owned by Shareholder after the date hereof, whether upon the exercise of options or other rights, the vesting of restricted stock, the conversion or exchange of convertible or exchangeable securities, whether by means of purchase, dividend, distribution, or otherwise, prior to the termination of this Agreement, together with all associated rights and interests, being collectively referred to as the “Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, which (upon the terms and subject to the conditions set forth therein) provides for the merger of Merger Sub with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested the Shareholders to agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SHAREHOLDER REPRESENTATIONS AND WARRANTIES

Each Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

Section 1.1 Authorization.

(a) Shareholder possesses the requisite power, authority and legal capacity to (i) execute, deliver and perform its obligations under this Agreement, (ii) to appoint or cause to be appointed Merger Sub and Parent (or any nominee thereof) as Shareholder’s Proxy (as defined below), and (iii) to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(c) There is no other beneficial owner of any of the Shares set forth opposite Shareholder’s name on Exhibit A hereto or other beneficiary or holder of any other interest in any of such Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by Shareholder of the transactions contemplated hereby.

(d) Except as listed on Exhibit A hereto, Shareholder is not a party to any shareholder agreement, option agreement, purchase agreement, buy-sell agreement, right of first refusal or first offer, voting trust, proxy, or other contract with respect to the issuance, transfer or voting of any Company Common Stock (other than this Agreement).

Section 1.2 No Conflicts; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (i) conflict with or violate any law applicable to Shareholder or by which Shareholder or any of Shareholder’s assets are bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Shareholder, including, without limitation, the Shares set forth opposite Shareholder’s name on Exhibit A hereto, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Shareholder is a party or by which Shareholder or any of Shareholder’s assets are bound or affected, except for such conflict, violation, breach or default which, individually or in the aggregate, would not prevent or in any way impair Shareholder’s ability to perform Shareholder’s obligations under this Agreement.

(b) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

Section 1.3 Title to Shares.  Shareholder is the sole beneficial owner of the Shares set forth opposite Shareholder’s name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement. As of the date hereof, Shareholder does not own, beneficially or of record, any other shares of Company Common Stock or any other equity interests of the Company, including without limitation any options or other rights to acquire Shares, other than as identified on Exhibit A hereto.

Section 1.4 Information for Proxy Statement.  None of the information relating to Shareholder or Shareholder’s affiliates provided in writing to the Company by or on behalf of Shareholder or Shareholder’s affiliates specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the U.S. Securities and Exchange Commission or is first published, sent or given to the shareholders of the Company, or at the time of the special meeting of the shareholders to consider the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 1.5 Acknowledgement of No Claims.  Shareholder acknowledges and agrees that it is not aware of any past, present or potential future disputes, controversies, demands, claims, rights, obligations, liabilities, actions, and causes of action of every kind and nature involving or affecting the Shares or the Company, involving or relating to (a) any claim or right that Shareholder may assert or exercise in Shareholder’s capacity as a shareholder, director, officer or employee of the Company or in any other capacity and (b) any claim, right or cause of action based upon a breach of any express, implied, oral or written contract or agreement to which the Shareholder and Company are parties.

Section 1.6 Acknowledgment of No Broker Fees.  Except as disclosed in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of the Merger Agreement based upon any arrangement or agreement made by or at the request of Shareholder.

Section 1.7 Fiduciary Duties.  The Shareholder is signing this Agreement solely in such Shareholder’s capacity as an owner of his respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

ARTICLE II
SHAREHOLDER’S COVENANTS

Each Shareholder hereby covenants to Parent and Merger Sub as follows:

Section 2.1 Voting of Shares.  Shareholder hereby irrevocably agrees that from the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), at every meeting of the shareholders of the Company however called and in every action by written consent of the shareholders of the Company, Shareholder shall vote (or take all action necessary to cause the record owner and any nominees of Shareholder’s Shares to vote) Shareholder’s Shares:

(a) in favor of the approval of the Merger and the adoption of the Merger Agreement and the other transactions contemplated thereby;

(b) if so directed by Parent, against any Takeover Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would reasonably be expected to result in any of the Company’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the board of directors of the Company (except as contemplated by the Merger Agreement), any change in the present capital structure of the Company or any amendment to the Company’s corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated; and

(c) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of the shareholders of the Company or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Parent and Merger Sub or their nominee(s) to vote Shareholder’s Shares directly.

Section 2.2 Proxy.  Shareholder hereby revokes all prior proxies or powers of attorney with respect to any and all of Shareholder’s Shares. During the Support Period, Shareholder hereby constitutes and appoints Parent and Merger Sub, or any nominee designated by Parent and Merger Sub, with full power of substitution and resubstitution at any time during the Support Period, as Shareholder’s true and lawful attorney and proxy (“Proxy”), for and in its name, place, and stead, in the Proxy’s discretion, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Shareholder as Shareholder’s Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the shareholders of the Company, including, without limitation, the right to sign its name as Shareholder (or to direct the record owner to sign its name as shareholder) to any consent, certificate, or other document relating to the Company that the law of the State of Connecticut might permit or require. SHAREHOLDER HEREBY AFFIRMS THAT THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE SUPPORT PERIOD. Shareholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

Section 2.3 Restrictions on Transfer; Proxies and Non-Interference.

(a) Shareholder hereby agrees, until the termination of this Agreement pursuant to Section 4.1 not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Shareholder’s Shares, (ii) grant any proxy or power of attorney, deposit any of Shareholder’s Shares into a voting trust or enter into a voting agreement with respect to any of Shareholder’s Shares, or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impairing, or disabling Shareholder from timely and promptly performing Shareholder’s obligations under this Agreement.

(b) Shareholder hereby agrees, if so requested by Parent, (i) that the Shares held by Shareholder shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy and (ii) that, subject to the terms of Section 2.3(a), such Shareholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Shareholder’s Shares without first having the aforementioned legend affixed to the certificates representing such Shares.

Section 2.4 No Solicitation.

(a) During the Support Period, each Shareholder covenants and agrees not to, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any Person (other than from Parent or Merger Sub) relating to any transaction that could reasonably be expected to lead to a Takeover Proposal.

(b) During the Support Period, each Shareholder further covenants and agrees not to participate in any discussions or negotiations (except with Parent or Merger Sub) regarding, or furnish to any Person (other than Parent or Merger Sub or if required by law or compelled by subpoena or similar legal process) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person (other than Parent and Merger Sub) to make or effect, any transaction that could reasonably be expected to lead to a Takeover Proposal.

(c) Each Shareholder shall immediately cease and cause to be terminated any existing discussions or negotiations of Shareholder and Shareholder’s agents or other representatives with any Person (other than Parent and Merger Sub) with respect to any of the foregoing. During the Support Period, each Shareholder shall notify Parent and Merger Sub promptly of any specific proposal or offer made to such Shareholder relating to a Takeover Proposal, or any substantive inquiry or contact made to such Shareholder specifically relating to a Takeover Proposal, and shall, in any such notice to Parent and Merger Sub, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact.

(d) Each Shareholder hereby agrees to permit Parent and the Company to publish and disclose in any materials delivered to the shareholders of the Company in connection with the Merger Agreement, Shareholder’s identity and ownership of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(e) Notwithstanding the foregoing, each Shareholder may, in such Shareholder’s capacity as an officer of the Company and/or a member of the board of directors of the Company, as the case may be, take such actions, if any, in such capacity or capacities as are permitted by Section 5.2 (No Solicitation) of the Merger Agreement.

Section 2.5 Transaction Litigation.  In the event that any shareholder litigation related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is brought against Shareholder, in his or her capacity as an officer or member of the board of directors of the

Company, after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), Shareholder shall promptly (and in any event within 24 hours) notify Parent of any such Transaction Litigation, give Parent the opportunity to participate in, but not control, the defense of any such litigation and keep Parent reasonably informed with respect to the status thereof. Shareholder agrees that it shall not compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any such litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed to the extent that any such compromise, offer, agreement or arrangement does not involve any monetary payment to any plaintiff or their counsel).

ARTICLE III
PRESERVATION OF GOODWILL

Section 3.1 Agreement Not to Compete.

(a) Shareholder hereby agrees that he or she shall not, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, promoter, lender, or in any other individual or representative capacity, from and after the Effective Time until the third (3rd) anniversary of the Closing Date (the “Restricted Period”):

(i) invest in, finance, engage or participate in, or plan or prepare to invest in, finance, engage or participate in the design, manufacture, sale or distribution of seismic energy sources and related controllers, data loggers, monitoring systems and other auxiliary equipment and spare parts; underwater cables, connectors, hydrophones, depth and pressure transducers; and underwater remotely operated robotic vehicles in any nation, state, territory or location where the Company or its Subsidiaries conducted business within the two (2) years preceding the date hereof (each, a “Competing Business”); provided, however, that the foregoing restriction shall not prevent Shareholder from acquiring or holding an interest of less than two percent (2%) of the outstanding equity securities of any Competing Business whose equity securities are listed on a national securities exchange, national or capital markets or traded in the over-the-counter bulletin board;

(ii) solicit, divert or take away or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of the Company or Parent or any of their respective present or future subsidiaries or affiliates to any individual, partnership, firm, business, corporation or other entity engaged in or planning or preparing to engage in a Competing Business; or

(iii) influence or attempt to influence the employees of the Company, or any of its present or future subsidiaries or affiliates to leave their employment with the Company or any of its present or future subsidiaries or affiliates; provided, however, that this prohibition shall not apply to solicitations for employment resulting from general advertisements appearing in newspapers, periodicals, trade journals or other media of broad circulation.

Section 3.2 Confidential Information.

(a) Shareholder hereby agrees that he or she shall not at any time, directly or indirectly, use, disclose or publish, or permit any other Person to disclose or publish, any Confidential Information, or use any such Confidential Information in a manner detrimental to the interests of the Company, Parent or any of their respective present or future subsidiaries or affiliates, unless (i) such information is or becomes generally known to the public through no fault of Shareholder, (ii) Shareholder is advised in writing by counsel that disclosure is required by Law or the order of a Governmental Authority of competent jurisdiction under applicable Law, or (iii) Shareholder reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against Shareholder; provided that, prior to disclosing any information pursuant to clause (ii) or (iii) above, Shareholder shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

(b) For purposes of this Section 3.2, “Confidential Information” shall mean all confidential information and/or proprietary information relating to the Company and its Subsidiaries, including business plans, objectives and strategies; intellectual property, including trade secrets, designs and drawings, prototypes and know-how; product information; sales and marketing and advertising strategies, information and materials; customer lists; sales training materials; employee benefit program materials; accounting records and procedures; financial information; cost and pricing information; contractual arrangements with customers or suppliers; manuals and handbooks; employee and independent contractor compensation structures; and computer programs and data.

Section 3.3 Acknowledgment of Unfair Competition.  Shareholder hereby acknowledges and agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information by any means whatsoever and any time before, during or after the Restricted Period shall constitute “Unfair Competition”. Shareholder agrees that he or she shall not engage in Unfair Competition either during the Restricted Period or any time thereafter.

Section 3.4 Acknowledgement of Materiality.  Shareholder acknowledges and agrees that the restrictions set forth in this ARTICLE III are reasonable both in duration and scope. In the event that any court determines that the Restricted Period or the area or both of them are unreasonable and such covenant is to the extent unenforceable, each of the parties hereto agrees that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Shareholder acknowledges that (a) Shareholder will be receiving valuable consideration in the Merger pursuant to the Merger Agreement and (b) the restrictions set forth in this ARTICLE III are (i) being made as part of the sale of Shareholder’s equity interests in the Company in connection with the Merger, and (ii) are deemed necessary by Parent and the Company for the protection of the Confidential Information, business and goodwill of the Company, and are considered by Shareholder to be fair and reasonable for such purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Effectiveness.  If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be of no further force and effect. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

Section 4.2 Waiver of Appraisal Rights.  Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger.

Section 4.3 Directorship Resignations.  Shareholder hereby tenders his or her resignation from any directorships that he or she occupies with the Company and any of its Subsidiaries, as the case may be, subject to and effective upon the Effective Time.

Section 4.4 Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement; and (d) they are fully aware of the legal and binding effect of this Agreement.

Section 4.5 Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement, as it may be amended from time to time.

Section 4.6 Expenses; Attorneys’ Fees.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 4.7 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon hand delivery, (b) upon confirmation of receipt of facsimile transmission, or (c) upon confirmed delivery by a standard overnight courier, to the following address or to such other address that a party hereto might later specify by like notice:

(a)	If to Parent or Merger Sub, to:

Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360
Attention: Melanie S. Cibik
Telephone No.: (805) 373-4605
Telecopier No.: (805) 373-4610

with a copy to:

McGuireWoods LLP
625 Liberty Avenue
23rd Floor, EQT Plaza
Pittsburgh, PA 15222
Attention: Scott E. Westwood
Telecopier No.: (412) 402-4191

(b)	If to Shareholder, to the address for notice set forth on Exhibit A hereto.

with a copy to each of:

Levett Rockwood P.C.
33 Riverside Avenue, Westport CT 06880
Attention: Barbara A. Young
Telephone No.: (203) 222-0885
Telecopier No.: (203) 226-8025

and

Edwards Wildman Palmer LLP
111 Huntington Avenue, Boston, MA 02199
Attention: Stacie S. Aarestad
Telephone No.: (617) 239-0314
Telecopier No.: (866) 955-8599

Section 4.8 Severability.  In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

Section 4.9 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect thereto.

Section 4.10 Assignment.  No party hereto may assign or delegate this Agreement or any right, interest, or obligation hereunder; provided, however, that Parent or Merger Sub, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without obtaining the consent of any other party hereto; and provided, further, that any such assignment or delegation shall not relieve Parent or Merger Sub from liability hereunder.

Section 4.11 No Third-Party Beneficiaries.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

Section 4.12 Further Assurance.  Each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.13 Certain Events.  Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

Section 4.14 No Waiver.  The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its respective obligations hereunder, or the existence of any custom or practice of the parties hereto at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

Section 4.15 Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent would be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Shareholder set forth in this Agreement. Accordingly, each Shareholder agrees that Parent shall have the right to enforce specifically the terms and provisions hereof in any court having jurisdiction and Parent shall be entitled to seek an injunction (without posting any bond or other undertaking) restraining Shareholder from violating such terms and provisions, this being in additions to any other right or remedy to which Parent or Merger Sub may be entitled under this Agreement at law, or in equity.

Section 4.16 Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving effect to provisions thereof relating to conflicts of law. Each of the parties hereto, hereby submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Connecticut in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof.

Section 4.17 WAIVER OF JURY TRIAL.  THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF PARENT, MERGER SUB OR SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 4.18 Headings.  The descriptive headings contained in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.19 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of another party hereto, each party hereto will confirm facsimile transmission by signing a duplicate original document.

Section 4.20 Press Releases.  No press release or public announcement concerning the Merger Agreement, this Agreement or the transactions contemplated hereby shall be made by Shareholder or by Shareholder’s affiliates or representatives (other than the Company) without advance written approval thereof by Parent.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:

Name:

Title:

LIGHTNING MERGER SUB, INC.

By:

Name:

Title:

SHAREHOLDER

By:

Name:

Address:

[See Schedule of Shareholders and Shares]

[Signature Page to Shareholder Agreement]

EXHIBIT A

SCHEDULE OF SHAREHOLDERS AND SHARES

Name of Beneficial and Record Owner	Common Stock	Stock Options	Restricted Stock
Raymond M. Soto	174,559*	—	41,500
Michael C. Hedger	59,452	—	36,900
Joseph Espeso	34,096**	—	2,100
William C. Andrews	16,797	—	8,600
TOTAL	284,904	—	89,100

*	Includes 2,812 shares of Common Stock held directly by Mr. Soto’s spouse.
**	Includes 1,146 shares of Common Stock held directly by Mr. Espeso’s spouse.

ANNEX C-2: Form of Shareholder Agreement for Directors Only

SHAREHOLDER AGREEMENT

(DIRECTORS ONLY FORM)

This SHAREHOLDER AGREEMENT (this “Agreement”), dated as of September   , 2014, is made and entered into by and among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), LIGHTNING MERGER SUB, INC., a Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the individual(s) listed under the heading “SHAREHOLDER” on the signature page hereof (each, a “Shareholder” and collectively, the “Shareholders”).

WITNESSETH:

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (“beneficial owner,” “beneficial ownership,” “beneficially,” and related terms, wherever used herein, within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, Rule 13d-3 under the Exchange Act)) of the number of shares of common stock, no par value (“Company Common Stock”), of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”) set forth opposite such Shareholder’s name on Exhibit A hereto (the total number of shares of Company Common Stock beneficially owned by the Shareholders, together with any shares of Company Common Stock acquired or beneficially owned by Shareholder after the date hereof, whether upon the exercise of options or other rights, the vesting of restricted stock, the conversion or exchange of convertible or exchangeable securities, whether by means of purchase, dividend, distribution, or otherwise, prior to the termination of this Agreement, together with all associated rights and interests, being collectively referred to as the “Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, which (upon the terms and subject to the conditions set forth therein) provides for the merger of Merger Sub with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested the Shareholders to agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SHAREHOLDER REPRESENTATIONS AND WARRANTIES

Each Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

Section 1.1 Authorization.

(a) Shareholder possesses the requisite power, authority and legal capacity to (i) execute, deliver and perform its obligations under this Agreement, (ii) to appoint or cause to be appointed Merger Sub and Parent (or any nominee thereof) as Shareholder’s Proxy (as defined below), and (iii) to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(c) There is no other beneficial owner of any of the Shares set forth opposite Shareholder’s name on Exhibit A hereto or other beneficiary or holder of any other interest in any of such Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by Shareholder of the transactions contemplated hereby.

(d) Except as listed on Exhibit A hereto, Shareholder is not a party to any shareholder agreement, option agreement, purchase agreement, buy-sell agreement, right of first refusal or first offer, voting trust, proxy, or other contract with respect to the issuance, transfer or voting of any Company Common Stock (other than this Agreement).

Section 1.2 No Conflicts; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (i) conflict with or violate any law applicable to Shareholder or by which Shareholder or any of Shareholder’s assets are bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Shareholder, including, without limitation, the Shares set forth opposite Shareholder’s name on Exhibit A hereto, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Shareholder is a party or by which Shareholder or any of Shareholder’s assets are bound or affected, except for such conflict, violation, breach or default which, individually or in the aggregate, would not prevent or in any way impair Shareholder’s ability to perform Shareholder’s obligations under this Agreement.

(b) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

Section 1.3 Title to Shares.  Shareholder is the sole beneficial owner of the Shares set forth opposite Shareholder’s name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement. As of the date hereof, Shareholder does not own, beneficially or of record, any other shares of Company Common Stock or any other equity interests of the Company, including without limitation any options or other rights to acquire Shares, other than as identified on Exhibit A hereto.

Section 1.4 Information for Proxy Statement.  None of the information relating to Shareholder or Shareholder’s affiliates provided in writing to the Company by or on behalf of Shareholder or Shareholder’s affiliates specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the U.S. Securities and Exchange Commission or is first published, sent or given to the shareholders of the Company, or at the time of the special meeting of the shareholders to consider the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 1.5 Acknowledgement of No Claims.  Shareholder acknowledges and agrees that it is not aware of any past, present or potential future disputes, controversies, demands, claims, rights, obligations, liabilities, actions, and causes of action of every kind and nature involving or affecting the Shares or the Company, involving or relating to (a) any claim or right that Shareholder may assert or exercise in Shareholder’s capacity as a shareholder, director, officer or employee of the Company or in any other capacity and (b) any claim, right or cause of action based upon a breach of any express, implied, oral or written contract or agreement to which the Shareholder and Company are parties.

Section 1.6 Acknowledgment of No Broker Fees.  Except as disclosed in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of the Merger Agreement based upon any arrangement or agreement made by or at the request of Shareholder.

Section 1.7 Fiduciary Duties.  The Shareholder is signing this Agreement solely in such Shareholder’s capacity as an owner of his respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

ARTICLE II
SHAREHOLDER’S COVENANTS

Each Shareholder hereby covenants to Parent and Merger Sub as follows:

Section 2.1 Voting of Shares.  Shareholder hereby irrevocably agrees that from the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), at every meeting of the shareholders of the Company however called and in every action by written consent of the shareholders of the Company, Shareholder shall vote (or take all action necessary to cause the record owner and any nominees of Shareholder’s Shares to vote) Shareholder’s Shares:

(a) in favor of the approval of the Merger and the adoption of the Merger Agreement and the other transactions contemplated thereby;

(b) if so directed by Parent, against any Takeover Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would reasonably be expected to result in any of the Company’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the board of directors of the Company (except as contemplated by the Merger Agreement), any change in the present capital structure of the Company or any amendment to the Company’s corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated; and

(c) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of the shareholders of the Company or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Parent and Merger Sub or their nominee(s) to vote Shareholder’s Shares directly.

Section 2.2 Proxy.  Shareholder hereby revokes all prior proxies or powers of attorney with respect to any and all of Shareholder’s Shares. During the Support Period, Shareholder hereby constitutes and appoints Parent and Merger Sub, or any nominee designated by Parent and Merger Sub, with full power of substitution and resubstitution at any time during the Support Period, as Shareholder’s true and lawful attorney and proxy (“Proxy”), for and in its name, place, and stead, in the Proxy’s discretion, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Shareholder as Shareholder’s Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the shareholders of the Company, including, without limitation, the right to sign its name as Shareholder (or to direct the record owner to sign its name as shareholder) to any consent, certificate, or other document relating to the Company that the law of the State of Connecticut might permit or require. SHAREHOLDER HEREBY AFFIRMS THAT THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE SUPPORT PERIOD. Shareholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

Section 2.3 Restrictions on Transfer; Proxies and Non-Interference.

(a) Shareholder hereby agrees, until the termination of this Agreement pursuant to Section 4.1 not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Shareholder’s Shares, (ii) grant any proxy or power of attorney, deposit any of Shareholder’s Shares into a voting trust or enter into a voting agreement with respect to any of Shareholder’s Shares, or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impairing, or disabling Shareholder from timely and promptly performing Shareholder’s obligations under this Agreement.

(b) Shareholder hereby agrees, if so requested by Parent, (i) that the Shares held by Shareholder shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy and (ii) that, subject to the terms of Section 2.3(a), such Shareholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Shareholder’s Shares without first having the aforementioned legend affixed to the certificates representing such Shares.

Section 2.4 No Solicitation.

(a) During the Support Period, each Shareholder covenants and agrees not to, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any Person (other than from Parent or Merger Sub) relating to any transaction that could reasonably be expected to lead to a Takeover Proposal.

(b) During the Support Period, each Shareholder further covenants and agrees not to participate in any discussions or negotiations (except with Parent or Merger Sub) regarding, or furnish to any Person (other than Parent or Merger Sub or if required by law or compelled by subpoena or similar legal process) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person (other than Parent and Merger Sub) to make or effect, any transaction that could reasonably be expected to lead to a Takeover Proposal.

(c) Each Shareholder shall immediately cease and cause to be terminated any existing discussions or negotiations of Shareholder and Shareholder’s agents or other representatives with any Person (other than Parent and Merger Sub) with respect to any of the foregoing. During the Support Period, each Shareholder shall notify Parent and Merger Sub promptly of any specific proposal or offer made to such Shareholder relating to a Takeover Proposal, or any substantive inquiry or contact made to such Shareholder specifically relating to a Takeover Proposal, and shall, in any such notice to Parent and Merger Sub, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact.

(d) Each Shareholder hereby agrees to permit Parent and the Company to publish and disclose in any materials delivered to the shareholders of the Company in connection with the Merger Agreement, Shareholder’s identity and ownership of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(e) Notwithstanding the foregoing, each Shareholder may, in such Shareholder’s capacity as an officer of the Company and/or a member of the board of directors of the Company, as the case may be, take such actions, if any, in such capacity or capacities as are permitted by Section 5.2 (No Solicitation) of the Merger Agreement.

Section 2.5 Transaction Litigation.  In the event that any shareholder litigation related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is brought against Shareholder, in his or her capacity as a member of the board of directors of the Company, after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), Shareholder shall promptly (and in any event within 24 hours) notify Parent of any such Transaction Litigation, give Parent the opportunity to participate in, but not control, the defense of any such litigation and keep Parent reasonably informed with respect to the status thereof. Shareholder agrees that it shall not compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any such litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed to the extent that any such compromise, offer, agreement or arrangement does not involve any monetary payment to any plaintiff or their counsel).

ARTICLE III
CONFIDENTIAL INFORMATION

Section 3.1 Confidential Information.

(a) Shareholder hereby agrees that he or she shall not at any time, directly or indirectly, use, disclose or publish, or permit any other Person to disclose or publish, any Confidential Information, or use any such Confidential Information in a manner detrimental to the interests of the Company, Parent or any of their respective present or future subsidiaries or affiliates, unless (i) such information is or becomes generally known to the public through no fault of Shareholder, (ii) Shareholder is advised in writing by counsel that disclosure is required by Law or the order of a Governmental Authority of competent jurisdiction under applicable Law, or (iii) Shareholder reasonably believes that such disclosure is required in connection with a subpoena served upon or in the defense of a lawsuit against Shareholder; provided that, prior to disclosing any information pursuant to clause (ii) or (iii) above, Shareholder shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

(b) For purposes of this Section 3.1, “Confidential Information” shall mean all confidential information and/or proprietary information relating to the Company and its Subsidiaries, including business plans, objectives and strategies; intellectual property, including trade secrets, designs and drawings, prototypes and know-how; product information; sales and marketing and advertising strategies, information and materials; customer lists; sales training materials; employee benefit program materials; accounting records and procedures; financial information; cost and pricing information; contractual arrangements with customers or suppliers; manuals and handbooks; employee and independent contractor compensation structures; and computer programs and data.

Section 3.2 Acknowledgment of Unfair Competition.  Shareholder hereby acknowledges and agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information by any means whatsoever and any time before, during or after the Closing Date shall constitute “Unfair Competition”. Shareholder agrees that he or she shall not engage in Unfair Competition.

Section 3.3 Acknowledgement of Materiality.  Shareholder acknowledges that (a) Shareholder will be receiving valuable consideration in the Merger pursuant to the Merger Agreement and (b) the confidentiality obligations and Unfair Competition restrictions set forth in this ARTICLE III are (i) being made as part of the sale of Shareholder’s equity interests in the Company in connection with the Merger, and (ii) are deemed necessary by Parent and the Company for the protection of the Confidential Information, business and goodwill of the Company, and are considered by Shareholder to be fair and reasonable for such purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Effectiveness.  If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be of no further force and effect. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

Section 4.2 Waiver of Appraisal Rights.  Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger.

Section 4.3 Directorship Resignations.  Shareholder hereby tenders his or her resignation from any directorships that he or she occupies with the Company and any of its Subsidiaries, as the case may be, subject to and effective upon the Effective Time.

Section 4.4 Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement; and (d) they are fully aware of the legal and binding effect of this Agreement.

Section 4.5 Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement, as it may be amended from time to time.

Section 4.6 Expenses; Attorneys’ Fees.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 4.7 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon hand delivery, (b) upon confirmation of receipt of facsimile transmission, or (c) upon confirmed delivery by a standard overnight courier, to the following address or to such other address that a party hereto might later specify by like notice:

(a)	If to Parent or Merger Sub, to:

Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360
Attention: Melanie S. Cibik
Telephone No.: (805) 373-4605
Telecopier No.: (805) 373-4610

with a copy to:

McGuireWoods LLP
625 Liberty Avenue
23rd Floor, EQT Plaza
Pittsburgh, PA 15222
Attention: Scott E. Westwood
Telecopier No.: (412) 402-4191

(b)	If to Shareholder, to the address for notice set forth on Exhibit A hereto.

with a copy to each of:

Levett Rockwood P.C.
33 Riverside Avenue, Westport CT 06880
Attention: Barbara A. Young
Telephone No.: (203) 222-0885
Telecopier No.: (203) 226-8025

and

Edwards Wildman Palmer LLP
111 Huntington Avenue, Boston, MA 02199
Attention: Stacie S. Aarestad
Telephone No.: (617) 239-0314
Telecopier No.: (866) 955-8599

Section 4.8 Severability.  In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

Section 4.9 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect thereto.

Section 4.10 Assignment.  No party hereto may assign or delegate this Agreement or any right, interest, or obligation hereunder; provided, however, that Parent or Merger Sub, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without obtaining the consent of any other party hereto; and provided, further, that any such assignment or delegation shall not relieve Parent or Merger Sub from liability hereunder.

Section 4.11 No Third-Party Beneficiaries.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

Section 4.12 Further Assurance.  Each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.13 Certain Events.  Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

Section 4.14 No Waiver.  The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its respective obligations hereunder, or the existence of any custom or practice of the parties hereto at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

Section 4.15 Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent would be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Shareholder set forth in this Agreement. Accordingly, each Shareholder agrees that Parent shall have the right to enforce specifically the terms and provisions hereof in any court having jurisdiction and Parent shall be entitled to seek an injunction (without posting any bond or other undertaking) restraining Shareholder from violating such terms and provisions, this being in additions to any other right or remedy to which Parent or Merger Sub may be entitled under this Agreement at law, or in equity.

Section 4.16 Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving effect to provisions thereof relating to conflicts of law. Each of the parties hereto, hereby submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Connecticut in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof.

Section 4.17 WAIVER OF JURY TRIAL.  THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF PARENT, MERGER SUB OR SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 4.18 Headings.  The descriptive headings contained in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.19 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of another party hereto, each party hereto will confirm facsimile transmission by signing a duplicate original document.

Section 4.20 Press Releases.  No press release or public announcement concerning the Merger Agreement, this Agreement or the transactions contemplated hereby shall be made by Shareholder or by Shareholder’s affiliates or representatives (other than the Company) without advance written approval thereof by Parent.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:

Name:

Title:

LIGHTNING MERGER SUB, INC.

By:

Name:

Title:

SHAREHOLDER

By:

Name:

Address:

[See Schedule of Shareholders and Shares]

[Signature Page to Shareholder Agreement]

EXHIBIT A

SCHEDULE OF SHAREHOLDERS AND SHARES

Name of Beneficial and Record Owner	Common Stock	Stock Options	Restricted Stock
Kevin M. Conlisk	28,652	3,750	980
Michael H. Flynn	14,020	1,875	1,380
George R. Kabureck	15,637	—	1,380
Stephen F. Ryan	6,820	4,500	1,580
Peter J. Siciliano	5,370	3,750	680
Gerald A. Smith	24,394	3,750	980
TOTAL	94,893	17,625	6,980

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TELEDYNE BOLT, INC.

(A Stock Corporation)

Teledyne Bolt, Inc. (the “Corporation”), a corporation organized and existing under the organized under the Connecticut Business Corporation Act (the “Act”), hereby certifies as follows:

ARTICLE I

The name of the corporation is Teledyne Bolt, Inc.

ARTICLE II

The total number of shares which the Corporation is authorized to issue is 1,000, all of which shall be common stock, with a par value of $.01 per share (the “Common Stock”).

ARTICLE III

The street address of the Corporation’s registered office is 330 Roberts Street, Suite 203, East Hartford, CT 06108-3654. The name of the Corporation’s registered agent is National Corporate Research, Ltd.

ARTICLE IV

The personal liability of a director to the Corporation or its shareholders shall be limited to the fullest extent permitted by Section 33-636(b)(4) of the Act. If the Act is hereafter amended or superseded to incorporate provisions further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended or superseded. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE V

The Corporation shall be permitted to indemnify a director of the Corporation for liability to any person for any action taken, or any failure to take any action, as director of the Corporation to the fullest extent permitted by Section 33-636(b)(5) of the Act. If the Act is hereafter amended or superseded to incorporate provisions providing greater indemnification of a director for liability, then the Corporation shall be permitted to provide such greater indemnification to the fullest extent permitted by the Act as so amended or superseded. Neither the amendment nor repeal of this Article, nor the adoption of the Certificate of Incorporation inconsistent with this Article, shall affect the Corporation’s power to indemnify, or advance expenses to, a director of the Corporation for any liability stemming from acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision. For purposes of this Article, the terms “director” and “liability”, as they relate to a director of the Corporation and liability incurred by such director in his capacity as a director of the Corporation, shall have the respective meanings ascribed to the terms “director” and “liability” in Section 33-770 of the Act, as now in effect or as it may hereafter be amended or superseded.

Dated this      day of            , 2014

Teledyne Bolt, Inc.

By:
Title:

BOLT TECHNOLOGY CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXXX XX, 2014.

Vote by Internet

- Go to **www.investorvote.com/BOLT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of September 3, 2014, by and among Bolt Technology Corporation, a Connecticut corporation, Teledyne Technologies Incorporated, a Delaware corporation ("Teledyne"), and Lightning Merger Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Teledyne.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Bolt Technology Corporation's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐
3. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

01WPCB